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                            ASSET PURCHASE AGREEMENT


                                  by and among


                        EDS INFORMATION SERVICES L.L.C.,
                                     Buyer,


                      ELECTRONIC DATA SYSTEMS CORPORATION,
                                  Buyer Parent,


                                   SABRE INC.,
                                     Seller,


                                       and


                           SABRE HOLDINGS CORPORATION,
                                  Seller Parent



                           Dated as of March 14, 2001





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

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS



                                                                                                       PAGE
                                                                                                       ----
ARTICLE I PURCHASE AND SALE OF ASSETS....................................................................2

   1.1   PURCHASE AND SALE OF ASSETS.....................................................................2
   1.2   RETAINED ASSETS.................................................................................4
   1.3   THE TRANSFERRED BUSINESS........................................................................6

ARTICLE II ASSUMPTION OF LIABILITIES.....................................................................6

   2.1   ASSUMPTION OF ASSUMED LIABILITIES...............................................................6
   2.2   RETAINED LIABILITIES............................................................................7

ARTICLE III PURCHASE PRICE...............................................................................9

   3.1   PURCHASE PRICE AND CONTINGENT NOTE..............................................................9
   3.2   DEFERRED PREMIUM PAYMENTS.......................................................................9
   3.3   TRANSFER AND OTHER TAXES.......................................................................12
   3.4   ALLOCATION OF PURCHASE PRICE...................................................................16

ARTICLE IV CLOSING......................................................................................17

   4.1   CLOSING DATE...................................................................................17
   4.2   DELIVERIES AT THE CLOSING......................................................................17
   4.3   CERTAIN CONSENTS; NO UNLAWFUL TRANSFERS; FURTHER ASSURANCES....................................20

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER PARENT..............................................22

   5.1   ORGANIZATION; EXISTENCE AND QUALIFICATION......................................................23
   5.2   POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS......................................................23
   5.3   NO CONFLICTS...................................................................................24
   5.4   FINANCIAL STATEMENTS; NO UNDISCLOSED ASSUMED LIABILITIES.......................................24
   5.5   ABSENCE OF CHANGES.............................................................................25
   5.6   TITLE TO ASSETS................................................................................26
   5.7   LEASES.........................................................................................27
   5.8   CONDITION OF TANGIBLE PROPERTY.................................................................27
   5.9   TRANSFERRED CONTRACTS..........................................................................28
   5.10     INSURANCE...................................................................................30
   5.11     PERMITS.....................................................................................30
   5.12     LITIGATION..................................................................................31
   5.13     ENVIRONMENTAL MATTERS.......................................................................31
   5.14     TAXES.......................................................................................33
   5.15     LABOR MATTERS...............................................................................33
   5.16     EMPLOYEE BENEFITS...........................................................................34
   5.17     COMPLIANCE WITH LAWS........................................................................35
   5.18     BROKERS AND FINDERS.........................................................................36
   5.19     SUFFICIENCY OF TRANSFERRED ASSETS...........................................................36


   5.20     COMPLIANCE WITH EXPORT LAWS.................................................................36
   5.21     SELLER PARENT...............................................................................37
   5.22     CERTAIN COMMUNICATIONS......................................................................37
   5.23     NO OTHER REPRESENTATIONS OR WARRANTIES......................................................37

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT.....................................37

   6.1   ORGANIZATION; EXISTENCE AND QUALIFICATION......................................................37
   6.2   POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS......................................................38
   6.3   NO CONFLICTS...................................................................................38
   6.4   LITIGATION.....................................................................................39
   6.5   BROKERS AND FINDERS............................................................................39
   6.6   AVAILABILITY OF FUNDS..........................................................................39
   6.7   NO OTHER REPRESENTATIONS OR WARRANTIES.........................................................39

COVENANTS OF THE PARTIES................................................................................40

   7.1   CONDUCT OF BUSINESS............................................................................40
   7.2   BUYER'S INVESTIGATION; FULL ACCESS.............................................................41
   7.3   BOOKS AND RECORDS; FURNISHING INFORMATION......................................................42
   7.4   CONSUMMATION OF TRANSACTIONS; CONSENTS.........................................................44
   7.5   AGREEMENTS REGARDING CONFIDENTIALITY...........................................................44
   7.6   PUBLIC DISCLOSURES.............................................................................47
   7.7   NO SOLICITATION................................................................................48
   7.8   PAYMENTS RECEIVED; ACCOUNTS RECEIVABLE; VENDOR INVOICES........................................48
   7.9   GOVERNMENT CONSENTS............................................................................49
   7.10     FURTHER ASSURANCES..........................................................................49
   7.11     RELEASE OF LIENS............................................................................49
   7.12     NON-SOLICITATION OF EMPLOYEES...............................................................49
   7.13     TAX EXEMPTIONS, CREDITS AND INCENTIVES......................................................50
   7.14     CLAIMS BY SELLER............................................................................50
   7.15     SUBCONTRACTING AGREEMENT....................................................................50
   7.16     CERTAIN SCHEDULES TO THE OUTSOURCING AGREEMENT..............................................50
   7.17     EFFORTS REGARDING AMERICAN AIRLINES.........................................................51
   7.18     IDENTIFICATION OF FINANCED HARDWARE.........................................................51
   7.19     DATABASES...................................................................................51

ARTICLE VIII EMPLOYEE MATTERS...........................................................................52

   8.1   OFFERS/TRANSFERS OF EMPLOYMENT.................................................................52
   8.2   COMPARABLE COMPENSATION AND BENEFITS...........................................................57
   8.3   TRAVEL PRIVILEGE AGREEMENTS....................................................................59
   8.4   STOCK PLANS....................................................................................59
   8.5   PENSION PLANS..................................................................................63
   8.6   401(K) PLAN....................................................................................63
   8.7   RETIREE MEDICAL PLAN...........................................................................63
   8.8   FLEXIBLE BENEFIT PLANS.........................................................................63

                                                  -ii-

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   8.9   RETENTION BONUS PLAN...........................................................................63
   8.10     VACATION....................................................................................64
   8.11     RELOCATION ASSISTANCE.......................................................................64
   8.12     SEVERANCE...................................................................................64
   8.13     EXPENSES....................................................................................65
   8.14     WARN ACT....................................................................................65

ARTICLE IX CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE SELLER PARENT................................66

   9.1   REPRESENTATIONS AND WARRANTIES TRUE............................................................66
   9.2   PERFORMANCE....................................................................................66
   9.3   ABSENCE OF LITIGATION..........................................................................66
   9.4   GOVERNMENTAL CONSENTS; HSR ACT WAITING PERIODS.................................................66
   9.5   CERTIFICATES...................................................................................66
   9.6   DELIVERIES.....................................................................................67
   9.7   CONSENT LETTER ACKNOWLEDGEMENT.................................................................67

ARTICLE X CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE BUYER PARENT...................................67

   10.1     REPRESENTATIONS AND WARRANTIES TRUE.........................................................67
   10.2     PERFORMANCE.................................................................................67
   10.3     ABSENCE OF LITIGATION.......................................................................67
   10.4     GOVERNMENTAL CONSENTS; HSR ACT WAITING PERIODS..............................................68
   10.5     CERTIFICATES................................................................................68
   10.6     DELIVERIES..................................................................................68
   10.7     CONSENT LETTER ACKNOWLEDGEMENT..............................................................68

ARTICLE XI SURVIVAL; INDEMNIFICATION....................................................................68

   11.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................................68
   11.2     INDEMNIFICATION.............................................................................69
   11.3     THIRD PARTY CLAIMS..........................................................................70
   11.4     LIMITATION OF LIABILITY.....................................................................71
   11.5     SET-OFF RIGHTS..............................................................................72
   11.6     SUBROGATION.................................................................................72
   11.7     EXCLUSIVE REMEDY............................................................................72
   11.8     DISPUTE RESOLUTION..........................................................................72

ARTICLE XII TERMINATION.................................................................................74

   12.1     METHODS OF TERMINATION......................................................................74
   12.2     PROCEDURE UPON TERMINATION..................................................................75
   12.3     EXCLUSIVE REMEDIES PRIOR TO CLOSING.........................................................75

ARTICLE XIII MISCELLANEOUS PROVISIONS...................................................................75

   13.1     EXPENSES....................................................................................75
   13.2     WAIVER OF COMPLIANCE WITH BULK SALES LAWS...................................................76

                                                 -iii-

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   13.3     NOTICES.....................................................................................76
   13.4     WAIVERS.....................................................................................77
   13.5     AMENDMENT...................................................................................77
   13.6     ENTIRE AGREEMENT............................................................................78
   13.7     APPLICABLE LAW; JURISDICTION AND VENUE......................................................78
   13.8     INTERPRETATION..............................................................................78
   13.9     SEVERABILITY................................................................................79
   13.10    CERTAIN DEFINITIONS.........................................................................79
   13.11    RELATIONSHIP OF THE PARTIES.................................................................82
   13.12    ASSIGNMENTS.................................................................................83
   13.13    BINDING EFFECT; BENEFITS....................................................................83
   13.14    GOOD FAITH DEALING..........................................................................83
   13.15    COUNTERPARTS................................................................................83

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                                                  -iv-

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of March 14, 2001, by and among EDS INFORMATION SERVICES L.L.C., a Delaware limited liability company (the "BUYER"), ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (the "BUYER PARENT"), SABRE INC., a Delaware corporation ("SABRE" or the "SELLER"), and SABRE HOLDINGS CORPORATION, a Delaware corporation (the "SELLER PARENT").

         WHEREAS, the Seller is engaged in the business of providing information technology services;

         WHEREAS, the Buyer and the Buying Subsidiaries desire to purchase, and the Seller and the Selling Subsidiaries desire to sell, the Transferred Assets (as defined in Section 1.1), subject to the Buyer's assumption of the Assumed Liabilities (as defined in Section 2.1), all on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is a condition to the closing of the transactions contemplated by this Agreement that the Buyer, the Buyer Parent, the Seller and the Seller Parent enter into (i) an information technology services agreement with respect to the operation of Seller's retained businesses, (ii) a commercial agreement with respect to the marketing of various products and services by the Buyer and the Seller, (iii) a technology license agreement pursuant to which the Seller and the Selling Subsidiaries will grant licenses to certain technology and intellectual property to the Buyer, (iv) a subcontracting agreement pursuant to which the Seller will provide certain services to the Buyer, (v) a travel marketing and distribution (TMD) products and services joint marketing agreement with respect to Buyer's marketing and utilization of Seller's TMD products and services, and (vi) certain other agreements, instruments and documents identified herein;

         WHEREAS, simultaneously with the execution of this Agreement, the Buyer and the Seller have entered into (i) a transition assistance agreement substantially in the form of Exhibit 1 (together with appropriate schedules and exhibits, the "TRANSITION AGREEMENT"), (ii) a purchase agreement substantially in the form of Exhibit 2 (together with appropriate schedules and exhibits, the "CHEROKEE PURCHASE AGREEMENT") and (iii) a letter of intent substantially in the form of Exhibit 3 (the "AIR SERVICES BUSINESS LETTER OF INTENT") relating to the potential acquisition by the Seller from the Buyer of the Buyer's air services portfolio and related customer agreements;

         WHEREAS, prior to execution of this Agreement, the Seller and American Airlines, Inc. ("AMERICAN AIRLINES") executed the Third Amended and Restated Information Technology Services Agreement, dated February 26, 2001, between American Airlines and the Seller (including any renewals, extensions or replacements thereof and any amendments or supplements thereto, the "THIRD AMENDED ITSA"), the PSS/FPC/Related Services Agreement, dated February 26, 2001, between American Airlines and the Seller (the "RSA"), and the Letter Re: (1) Bifurcation of the Second Amended and Restated Information Technology Services Agreement, dated as of December 13, 1999 (the "SECOND AMENDED ITSA"), between American Airlines and the Seller and (2) proposed delegation of performance of certain services, dated February 26, 2001, from American Airlines to the Seller (the "CONSENT LETTER");

         WHEREAS, it is a condition to the closing of the transactions contemplated by this Agreement that American Airlines and the Seller have executed a mutual written acknowledgement that all conditions in Sections I and II of the Consent Letter have been fulfilled or waived; and

         WHEREAS, the Seller is a wholly owned subsidiary of the Seller Parent and the Buyer is a wholly owned subsidiary of the Buyer Parent.

         Certain capitalized terms used in this Agreement are defined in Section
13.10 of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration described herein, the Buyer, the Buyer Parent, the Seller and the Seller Parent agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1   PURCHASE AND SALE OF ASSETS

         Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 4.1), the Seller shall, and shall cause each of the Selling Subsidiaries to, sell, transfer, convey, assign and deliver to the Buyer, and to those Buying Subsidiaries specified by the Buyer prior to the Closing, free and clear of all Liens (other than Permitted Liens), and the Buyer shall, and, as directed by the Buyer, the Buyer Parent shall cause the Buying Subsidiaries to, purchase, acquire and accept (or cause to be purchased, acquired and accepted), those assets, rights, properties, claims and contracts of Seller and the Selling Subsidiaries, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, described in paragraphs (a) through (j) below ("TRANSFERRED ASSETS"):

         (a) All (i) interests of the Seller and the Selling Subsidiaries in the real property leased or subleased by the Seller and the Selling Subsidiaries that is identified in Section 1.1(a)(i) of the Seller Disclosure Schedule, together with any options to purchase the underlying real property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits and easements (including reciprocal parking easements) appurtenant to or related to leases and subleases held by the Seller and the Selling Subsidiaries relating to such real property (the "TRANSFERRED LEASED REAL PROPERTY"); and (ii) leasehold interests being granted to the Buyer by the Seller for those parcels of real property identified in Section 1.1(a)(ii) of the Seller Disclosure Schedule (the "LEASEHOLD INTERESTS," and together with the Transferred Leased Real Property, the "PREMISES");

         (b) All tangible assets, including all land and leasehold improvements, buildings, fixtures, machinery, equipment (including computer hardware and firmware, telecommunications equipment and redundancy equipment (such as generators, uninterrupted power supplies, chillers, batteries and other associated equipment)), underground and aboveground tanks, tools, furniture, furnishings, and office equipment, leased or owned by the Seller and the Selling Subsidiaries, including all warranties and guarantees, if any, expressed or implied, existing for the benefit of the Seller and the Selling Subsidiaries in connection therewith (collectively, "TANGIBLE ASSETS"), which are either (i) located on the Premises, (ii) used primarily in the Transferred Business (as defined in Section 1.3(a)), (iii) used by the Seller and the Selling Subsidiaries prior to the Closing primarily to provide the Outsourced Services (as defined in Section 4.2(a)(ix)), or (iv) used primarily both in the Transferred Business and by the Seller and the Selling Subsidiaries prior to the Closing to provide the Outsourced Services, in each case except for the Tangible Assets identified in Section 1.1(b) of the Seller Disclosure Schedule (collectively, the "TRANSFERRED TANGIBLE ASSETS");

         (c) All Contracts that are identified in Section 1.1(c) of the Seller Disclosure Schedule and all rights therein or arising thereunder (the "ASSIGNED CUSTOMER AGREEMENTS"), including any right to receive payments pursuant to the Assigned Customer Agreements, but not including (i) any right to receive payment for or in connection with goods shipped or services rendered before 12:01 a.m. Central Time on the Closing Date (as defined in Section 4.1) under the Assigned Customer Agreements (including all accounts receivable, all notes, bonds and other evidence of indebtedness and all other rights to receive payments arising out of the Assigned Customer Agreements before 12:01 a.m. Central Time on the Closing Date) (the "CUSTOMER ACCOUNTS RECEIVABLE") or (ii) any right to assert claims or take other actions in respect of Defaults under the Assigned Customer Agreements that arise out of or relate to events occurring before 12:01 a.m. Central Time on the Closing Date;

         (d) All Contracts pursuant to which any of the Seller or the Selling Subsidiaries has licensed Software (as defined in Section 1.2(c)) from a third party (collectively, "SOFTWARE LICENSES") and which are identified in Section 1.1(d) of the Seller Disclosure Schedule and all rights therein or arising thereunder (collectively, the "TRANSFERRED SOFTWARE LICENSES"), including any right to receive goods or services pursuant to the Transferred Software Licenses, but not including any right to assert claims or take other actions in respect of Defaults under the Transferred Software Licenses that arise out of or relate to events occurring before 12:01 a.m. Central Time on the Closing Date;

         (e) All Contracts (other than Assigned Customer Agreements, Software Licenses, insurance policies and Contracts relating to interests in real property) pursuant to which the Seller or any Selling Subsidiary obtains goods or services from a third party (other than any Person who is party to any of the Assigned Customer Agreements) which are identified in Section 1.1(e) of the Seller Disclosure Schedule and which primarily relate to or are primarily used in connection with any of (i) the Transferred Business, (ii) the Transferred Tangible Assets, (iii) the Premises, (iv) the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services, or (v) any combination of clauses (i) through (iv) of this Section 1.1(e) and all rights therein or arising thereunder (collectively, the "TRANSFERRED VENDOR

CONTRACTS," and together with the Assigned Customer Agreements, Transferred Software Licenses and Transferred Leases (as defined in Section 2.1), the "TRANSFERRED CONTRACTS"), including any right to receive goods, services or payments pursuant to the Transferred Vendor Contracts, but not including any right to assert claims or take other actions in respect of Defaults under the Transferred Vendor Contracts that arise out of or relate to events occurring before 12:01 a.m. Central Time on the Closing Date;

         (f)   All prepaid items (or the applicable portions thereof) which
(i) are identified in Section 1.1(f)(i) of the Seller Disclosure Schedule or
(ii) relate primarily to the Premises, the Transferred Tangible Assets or the Transferred Contracts, in each case except for those prepaid items identified in Section 1.1(f)(ii) of the Seller Disclosure Schedule (collectively, the "PREPAID ITEMS");

         (g) Original or electronic or hard copies of all operating data and records of the Seller and the Selling Subsidiaries, including books, records, manuals, operating guidelines and practices, sales and promotional data, advertising materials, customer lists, credit information, historical cost and pricing information, data regarding operating expenses for the Premises, supplier lists, business plans, reference catalogs, Transferred Databases (as defined in Section 7.19) and other similar property (but excluding all Intellectual Property Rights (as defined in Section 1.2(b)), Software and Retained Databases (as defined in Section 7.19)), which relate primarily to any of the other Transferred Assets (collectively, "BOOKS AND RECORDS"), in each case except for those Books and Records identified in
Section 1.1(g) of the Seller Disclosure Schedule (collectively, the "TRANSFERRED BOOKS AND RECORDS");

         (h) To the extent transferable, the licenses, permits, certificates of authority, development rights, zoning variances, authorizations, certifications, registrations, classifications, franchises and other Consents granted or issued by a governmental or regulatory authority (collectively, "PERMITS") which either (i) relate primarily to the Transferred Assets, the Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services or (ii) are identified in Section 1.1(h) of the Seller Disclosure Schedule (the "TRANSFERRED PERMITS");

         (i) The capitalized software development costs associated with the development of version 4.1 of the operating system for the Seller's Flight Operations System (FOS) product (but not including any Intellectual Property Rights (as defined in Section 1.2(b)) or Software (as defined in Section 1.2(c)); and

         (j) The tangible personal property owned by the Seller and the Selling Subsidiaries, and identified in Section 1.1(j) of the Seller Disclosure Schedule (the "TRANSFERRED PERSONAL PROPERTY").

         1.2   RETAINED ASSETS

         The Seller and the Selling Subsidiaries shall retain all of the assets used in the Transferred Business and the Retained Business which are not included in the Transferred Assets (the "RETAINED ASSETS") including:

         (a) All (i) cash and cash equivalents of the Seller and the Selling Subsidiaries, including securities, bank accounts and deposits, investments in money market funds, commercial paper, certificates of deposit, treasury bills and accrued interest thereon and (ii) accounts receivable and other rights of Seller and the Selling Subsidiaries to receive payments, including all Customer Accounts Receivable;

         (b) All ownership rights of the Seller and the Selling Subsidiaries in all U.S. and foreign patents and patent applications, trademarks and trademark registrations, copyright registrations, trade name registrations, service marks and service mark registrations, logos and any applications or pending applications related to any of the foregoing, all confidential information, trade secrets, compilations, know-how, drawings, techniques, and processes, and all invention disclosures and common law trademarks, service marks, copyrights and trade names owned or controlled by the Seller and the Selling Subsidiaries, pursuant to license or otherwise and whether or not used in the Transferred Business or to provide the Outsourced Services (collectively, "INTELLECTUAL PROPERTY RIGHTS");

         (c) All ownership rights of the Seller and the Selling Subsidiaries in all computer software and database software and all representations thereof, including any Intellectual Property Rights related to any of the foregoing ("SOFTWARE"), whether developed by the Seller, the Selling Subsidiaries or any other Person, and all rights of the Seller and the Selling Subsidiaries in Software Licenses that are not Transferred Software Licenses;

         (d) All Contracts of the Seller and the Selling Subsidiaries that are not Transferred Contracts, including any Contracts of insurance in respect of the Transferred Business or the Transferred Assets and any reimbursement for, or other benefit associated with, prepaid insurance, including any insurance proceeds with respect to events occurring before 12:01 a.m. Central Time on the Closing Date;

         (e) All corporate charters, minute books, stock records and corporate seals of the Seller and the Selling Subsidiaries, and all Books and Records of the Seller and the Selling Subsidiaries that are not Transferred Books and Records;

         (f) Any refunds, credits or other assets or rights (including interest thereon or claims therefor) with respect to any Taxes, income taxes or franchise taxes paid or incurred by the Seller and the Selling
Subsidiaries;

         (g) Any rights (including rights of the Seller and the Selling Subsidiaries to indemnification and any policy of insurance) and claims and recoveries under litigation of the Seller and the Selling Subsidiaries against third parties arising out of or relating to events occurring before 12:01 a.m. Central Time on the Closing Date;

         (h) Any assets of the Seller or the Selling Subsidiaries that are transferred or otherwise disposed of by the Seller or a Selling Subsidiary in the ordinary course of the Transferred Business before 12:01 a.m. Central Time on the Closing Date;

         (i) All Retained Databases (excluding rights in database software included in the Transferred Software Licenses);

         (j) All assets of the Seller and the Selling Subsidiaries relating to the Plans (as defined in Section 5.16(a)), except to the extent expressly provided in Article VIII; and

         (k) Those other assets of the Seller and the Selling Subsidiaries identified in Section 1.2(k) of the Seller Disclosure Schedule.

         1.3   THE TRANSFERRED BUSINESS

         (a) The "TRANSFERRED BUSINESS" shall mean (i) all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Assigned Customer Agreements listed under the subheading "Outsourcing Business" in
Section 1.1(c) of the Seller Disclosure Schedule (the "OUTSOURCING BUSINESS"); (ii) all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Assigned Customer Agreements listed under the subheading "Logistics Business" in Section 1.1(c) of the Seller Disclosure Schedule (the "LOGISTICS BUSINESS"); (iii) all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Assigned Customer Agreements listed under the subheading "Rail Business" in Section 1.1(c) of the Seller Disclosure Schedule (the "RAIL BUSINESS"); and (iv) all services provided and operations conducted or required to be conducted by the Seller or the Selling Subsidiaries to the extent required under the Assigned Customer Agreements listed under the subheading "Web Hosting Business" in Section 1.1(c) of the Seller Disclosure Schedule (the "WEB HOSTING BUSINESS").

         (b) The "RETAINED BUSINESS" shall mean all businesses of the Seller and the Selling Subsidiaries that are not part of the Transferred Business. For the avoidance of doubt, the parties agree that the Retained Business includes the multi-hosting business, including the passenger services, flight operations and cargo systems, as defined in Section 1.3(b) of the Seller Disclosure Schedule, to the extent not included in the Transferred Business.

                                 ARTICLE II
                           ASSUMPTION OF LIABILITIES

         2.1   ASSUMPTION OF ASSUMED LIABILITIES

         Upon the terms and subject to the conditions of this Agreement, at the Closing, as part of the consideration for the transfer of the Transferred Assets to the Buyer and the Buying Subsidiaries under this Agreement, the Buyer and, as directed by the Buyer, the Buying Subsidiaries shall agree to be bound by the Transferred Contracts, Transferred Permits and all leases and subleases relating to the Transferred Leased Real Property (the "TRANSFERRED LEASES") and shall assume and agree to pay, perform and discharge, when due, the following liabilities and obligations of the Seller and the Selling Subsidiaries (the "ASSUMED LIABILITIES"):

         (a) All liabilities and obligations of any kind, character or description relating directly to, or arising under or in respect of, performance after 12:01 a.m. Central Time on the Closing Date under the Transferred Contracts, Transferred Permits and Transferred Leases;

         (b) All liabilities and obligations of any kind, character or description arising after 12:01 a.m. Central Time on the Closing Date in respect of the interests in the Premises transferred to the Buyer and the Buying Subsidiaries pursuant to this Agreement or any other Transaction Document (including payment of all Taxes, utilities and other related payments);

         (c) Any and all Transfer Taxes (as defined in Section 3.3(a)) for which the Buyer Parent, the Buyer or any Buying Subsidiary is responsible pursuant to Section 3.3(a)(i);

         (d) Those liabilities and obligations expressly assumed by the Buyer and the Buying Subsidiaries pursuant to Article VIII;

         (e) All fees payable to Computer Associates International, Inc. after 12:01 a.m. Central Time on the Closing Date pursuant to Article 3 of the License Agreement, dated June 30, 1997, between the Seller and Computer Associates International, Inc., as amended to date, but in no event more than the minimum annual payments specified therein; and

         (f) All liabilities and obligations of any kind, character or description arising before 12:01 a.m. Central Time on the Closing Date under any Environmental Law in connection with the ownership or operation of the Transferred Leased Real Property except (i) for any such liabilities and obligations arising with respect to any Identified Environmental Condition (as defined in Section 7.2(b)) and (ii) to the extent that the Buyer is entitled to receive payments in respect of rights to indemnification under this Agreement by reason of breach by the Seller or the Seller Parent of any representation or warranty contained in Section 5.13.

         2.2   RETAINED LIABILITIES

         The Buyer and the Buying Subsidiaries have not agreed to pay or discharge any obligation or liability, and shall not be required to assume any liability or obligation, direct or indirect, absolute or contingent, of the Seller or the Selling Subsidiaries, the assumption of which by the Buyer and the Buying Subsidiaries is not expressly provided for in this Agreement (the "RETAINED LIABILITIES"). Without limiting the foregoing, the Buyer and the Buying Subsidiaries shall not assume, and the Seller and the Selling Subsidiaries shall retain, pay and discharge, any and all liabilities and obligations, direct or indirect, absolute or contingent, relating to:

         (a) Any and all Taxes (other than those Transfer Taxes for which the Buyer Parent, the Buyer or any Buying Subsidiary is responsible pursuant to Section 3.3(a)(i)) and any and all income and franchise taxes, attributable to or incurred in connection with the ownership or operation of the Transferred Business or the Transferred Assets before 12:01 a.m. Central Time on the Closing Date (including any such Taxes which are not due or assessed until after the Closing Date), as determined pursuant to Section 3.3(d) below;

         (b) Any and all obligations and liabilities of the Seller and the Selling Subsidiaries with respect to benefits and other liabilities accrued prior to, on or after the Closing Date with respect to any of the Plans and any and all other liabilities and obligations whatsoever payable with respect to any employee benefit plan or arrangement, including under a Foreign Plan (as defined in Section 5.16(h)), including severance pay, termination pay, retention pay, salary continuation and similar obligations, plans or policies regarding vacation, sick leave or other paid-time-off benefits, welfare benefit plans or programs, qualified or non-qualified or approved or non-approved benefit plans or arrangements or any other employee benefit plans, programs, agreements, policies or arrangements maintained by the Seller or the Selling Subsidiaries, whether accrued prior to, on or following the Closing Date, in each case except to the extent expressly assumed by the Buyer and the Buying Subsidiaries pursuant Article VIII;

         (c) All liabilities and obligations of any kind, character or description arising before 12:01 a.m. Central Time on the Closing Date in connection with the ownership or operation of the Transferred Business, the Transferred Assets or the provision by the Seller of the Outsourced Services (including (i) any claim by a customer or vendor alleging any failure by the Seller or any Selling Subsidiary to comply with the terms and conditions of any Transferred Contract before 12:01 a.m. Central Time on the Closing Date (including any warranty claims made by customers under the Assigned Customer Agreements arising out of work performed prior to 12:01 a.m. Central Time on the Closing Date and any product liability claims relating to the Transferred Business arising out of work performed, or products sold or delivered prior to 12:01 a.m. Central Time on the Closing Date) and (ii) any matter disclosed in Section 2.2(c) of the Seller Disclosure Schedule) and not otherwise expressly assumed by the Buyer or the Buying Subsidiaries pursuant to Section 2.1;

         (d) All liabilities and obligations of any kind, character or description arising before the Closing associated with the Retained Business or the Retained Assets;

         (e) All trade payables of the Seller and the Selling Subsidiaries that under GAAP should be reflected in a balance sheet of the Seller as of the Closing Date, and all indebtedness of the Seller and the Selling Subsidiaries for money borrowed, including liabilities or obligations arising from or relating to any Liens (as defined in Section 13.10), other than Permitted Liens (as defined in Section 13.10), on the Transferred Assets;

         (f) All liabilities of the Seller and the Selling Subsidiaries related to Litigation that is pending as of the Closing Date;

         (g) Any and all obligations and liabilities of any kind, character or description relating to the environmental condition of the Leasehold Interests or arising under applicable Environmental Laws associated with the Leasehold Interests, except to the extent attributable to Buyer's occupancy of the Leasehold Interests; and

         (h) All deferred revenue liabilities created prior to 12:01 a.m. Central Time on the Closing Date under the Assigned Customer Agreements in excess of the amount shown on the Statement of Assets and Liabilities (as defined in Section 5.4).

                                  ARTICLE III
                                 PURCHASE PRICE

         3.1   PURCHASE PRICE AND CONTINGENT NOTE

         (a) The aggregate purchase price for the Transferred Assets shall be (i) $669,800,000 in cash payable at the Closing (the "CLOSING CASH PAYMENT"), (ii) subject to the conditions in Section 3.2, deferred premium payments of up to $25,000,000 in the aggregate, calculated and payable in accordance with Section 3.2, and (iii) the assumption by the Buyer and the Buying Subsidiaries of the Assumed Liabilities (collectively, the "PURCHASE PRICE").

         (b) On the Closing Date, the Buyer Parent will deliver or cause to be delivered on behalf of the Buyer and the Buying Subsidiaries the Closing Cash Payment to the Seller by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by the Seller to the Buyer Parent prior to the Closing.

         (c) On the Closing Date, the Seller will issue and deliver to the Buyer a contingent note in substantially the form of Exhibit 3.1(c)(i) (the "CONTINGENT NOTE") and the Seller Parent will execute and deliver to the Buyer a parent guaranty agreement in substantially the form of Exhibit 3.1(c)(ii) (the "GUARANTY").

         3.2   DEFERRED PREMIUM PAYMENTS

         (a) Provided that (x) the "FIXED AMOUNT" (as defined in the Contingent Note) has been paid in full, (y) the Seller has paid in full to the Buyer the portion of the "Make Whole Payment" (as defined in the Alignment of Interests Agreement) required to be paid pursuant to the Alignment of Interests Agreement (including, if applicable, the entire Make Whole Payment) or (z) the Contingent Note has been canceled in accordance with Section 2 thereof, on or prior to April 15, 2003 (or, if later, the fifth business day after the earlier of (i) the resolution pursuant to
Section 3.2(e) of any and all disputes between the Buyer and the Seller with respect to the First Deferred Premium Payment Amount and (ii) the issuance of the report by the Independent Auditor on any disputed amounts with respect to the First Deferred Premium Payment Amount pursuant to Section 3.2(f)), the Buyer, on behalf of itself and the Buying Subsidiaries, shall deliver or cause to be delivered to the Seller, on behalf of the Seller and the Selling Subsidiaries, by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by the Seller to the Buyer prior to such payment date, an amount equal to the First Deferred Premium Payment Amount; provided, that, notwithstanding anything else to the contrary in this Agreement, if the Fixed Amount has been paid in full but the Buyer has not received payment in full of the "CLAWBACK AMOUNT" (as defined in the Contingent Note) (regardless of whether the Seller or the Seller Parent has received any amounts pursuant to Section 4.3 of the Option Issuance Agreement (as defined in Section 5.9(h))), the Buyer shall have no obligation to pay and shall retain an amount of the First Deferred Premium Payment Amount equal to the lesser of (i) such amount of the Clawback Amount as then remains unpaid and (ii) the First Deferred Premium Payment Amount (such retained amount, the "FIRST DEFERRED PAYMENT RETENTION") in accordance with the provisions of Section 3.2(j).

         (b) Provided that (x) the Fixed Amount has been paid in full, (y) the Seller has paid in full to the Buyer the portion of the Make Whole Payment required to be paid pursuant to the Alignment of Interests Agreement (including, if applicable, the entire Make Whole Payment) or (z) the Contingent Note has been canceled in accordance with Section 2 thereof, on or prior to April 15, 2004 (or, if later, the fifth business day after the earlier of (i) the resolution pursuant to Section 3.2(e) of any and all disputes between the Buyer and the Seller with respect to the Second Deferred Premium Payment Amount and (ii) the issuance of the report by the Independent Auditor on any disputed amounts with respect to the Second Deferred Premium Payment Amount pursuant to Section 3.2(f)), the Buyer, on behalf of itself and the Buying Subsidiaries, shall deliver or cause to be delivered to the Seller, on behalf of the Seller and the Selling Subsidiaries, by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by the Seller to the Buyer prior to such payment date, an amount equal to the Second Deferred Premium Payment Amount; provided, that, notwithstanding anything else to the contrary in this Agreement, if the Fixed Amount has been paid in full but the Buyer has not received payment in full of the Clawback Amount (regardless of whether the Seller or the Seller Parent has received any amounts pursuant to Section 4.3 of the Option Issuance Agreement), the Buyer shall have no obligation to pay and shall retain an amount of the Second Deferred Premium Payment Amount equal to the lesser of (i) the amount of the Clawback Amount as then remains unpaid (less the amount of the First Deferred Payment Retention) and (ii) the Second Deferred Premium Payment Amount (such retained amount, the "SECOND DEFERRED PAYMENT RETENTION" and, together with the First Deferred Payment Retention, the "DEFERRED PAYMENT RETENTION") in accordance with the provisions of Section 3.2(j).

         (c)   As used in this Section 3.2:

               (i) "FIRST DEFERRED PREMIUM PAYMENT AMOUNT" shall mean the sum of (i) 33% of the amount, if any, by which the amount of AA Non-Transition Revenues in calendar year 2002 exceeds $450,000,000 and (ii) 5% of the amount, if any, of AA Incoming Transition Revenues during the period from the Closing Date through December 31, 2002; provided, however, that, notwithstanding anything else to the contrary in this Agreement, in no event shall the First Deferred Premium Payment Amount exceed $25,000,000; provided, further, that, notwithstanding anything else to the contrary in this Agreement, in the event the Contingent Note is canceled in accordance with Section 2 thereof the First Deferred Premium Payment Amount shall not exceed $6,500,000.

               (ii) "SECOND DEFERRED PREMIUM PAYMENT AMOUNT" shall mean the sum of (i) 33% of the amount, if any, by which the amount of AA Non-Transition Revenues in calendar year 2003 exceeds the greater of
         (x) $450,000,000 or (y) the amount of AA Non-Transition Revenues in calendar year 2002; and (ii) 5% of the amount, if any, of AA Incoming Transition Revenues during calendar year 2003; provided, however, that, notwithstanding anything else to the contrary in this Agreement, in no event shall the sum of the First Deferred Premium Payment Amount and the Second Deferred Premium Payment Amount exceed $25,000,000; provided, further, that, notwithstanding anything else to the contrary in this Agreement, in the event the Contingent Note is canceled in accordance with Section 2 thereof the sum of the First Deferred Premium Payment

         Amount and the Second Deferred Premium Payment Amount shall not exceed $6,500,000.

               (iii) "AA NON-TRANSITION REVENUES" shall mean all revenues (other than AA Incoming Transition Revenues and AA Outgoing Transition Revenues) recognized by the Buyer in accordance with GAAP during the applicable period, but only from or with respect to services performed under the Third Amended ITSA.

               (iv) AA INCOMING TRANSITION REVENUES" shall mean all revenues recognized by the Buyer in accordance with GAAP during the applicable period from or with respect to transition, conversion or migration assistance provided with respect to the transition, conversion or migration from another operating system to the American Airlines operating system pursuant to the Third Amended ITSA.

               (v) "AA OUTGOING TRANSITION REVENUES" shall mean all revenues recognized by Payee in accordance with GAAP during the applicable period from or with respect to transition, conversion or migration assistance provided with respect to the transition, conversion or migration from the American Airlines operating system to another operating system pursuant to the Third Amended ITSA.

         (d) On or before February 15, 2003, the Buyer shall calculate and provide to the Seller written notice of (i) the First Deferred Premium
Payment Amount, (ii) the amount of AA Non-Transition Revenues for 2002, including the amount of such revenues by operating tower, and (iii) the amount of AA Incoming Transition Revenues during the period from the Closing Date through December 31, 2002, in each case together with a summary of such calculations. On or before February 15, 2004, the Buyer shall calculate and provide to the Seller written notice of (i) the Second Deferred Premium
Payment Amount, (ii) the amount of AA Non-Transition Revenues for 2003, including the amount of such revenues by operating tower, and (iii) the amount of AA Incoming Transition Revenues during calendar year 2003, in each case together with a summary of such calculations; provided, that the Seller shall not be obligated to make such calculations or to provide such notice if
(x) the Contingent Note has been canceled in accordance with Section 2 thereof, the Seller and the Seller Parent have no further obligations under
Article II of the Alignment of Interests Agreement, and the Seller has received from the Buyer payment of a First Deferred Premium Payment Amount that equals $6,500,000, or (y) the First Deferred Premium Payment Amount was $25,000,000.

         (e) If within 45 days after receipt of such calculations the Seller notifies the Buyer in writing that the Seller disputes any amounts set forth in the notice provided by the Buyer pursuant to Section 3.2(d), then the Buyer and the Seller shall meet to discuss such dispute and attempt in good faith to reconcile any differences. In no event will the Buyer be required to disclose to the Seller (i) any proprietary or trade secret information of the Buyer or its customers or (ii) the details of any third party confidential information (including any of the Buyer's customers).

         (f) If the Buyer and the Seller are unable to reach a resolution of such differences within 30 days after receipt of the Seller's written notice of dispute to the Buyer, the Buyer and the Seller shall jointly designate a nationally recognized independent accounting firm that is mutually agreeable to the Buyer and the Seller (the "INDEPENDENT AUDITOR") to undertake a review and audit of the calculations and amounts of the First Deferred Premium Payment Amount or the Second Deferred Premium Payment Amount (as applicable), the AA Non-Transition Revenues and the AA Incoming Transition Revenues. The Independent Auditor shall be directed to determine and report to the Buyer and the Seller, within 30 days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed.

         (g) Under no circumstances whatsoever shall the Buyer or the Independent Auditor be obligated to disclose to the Seller or any third party any information other than the Independent Auditor's final conclusion regarding the calculation of the First Deferred Premium Payment Amount or Second Deferred Premium Payment Amount (as applicable), the AA Non-Transition Revenues and the AA Incoming Transition Revenues. Without limiting the foregoing, the Seller shall have no right to review customer contracts, work papers or other information, the Seller and the Buyer agreeing, in the event of a dispute, to rely exclusively on the Independent Auditor's report on the First Deferred Premium Payment Amount or Second Deferred Premium Payment Amount (as applicable), AA Non-Transition Revenues and AA Incoming Transition Revenues.

         (h) Each of the Buyer and the Seller shall bear and pay for 50% of the fees and expenses of the Independent Auditor.

         (i) Notwithstanding any other provision of this Agreement, the Contingent Note or the Alignment of Interests Agreement, to the extent that the First Deferred Premium Payment Amount and/or the Second Deferred Premium Payment Amount shall have been determined prior to the date upon which either
(i) the Fixed Amount is due under the Contingent Note or (ii) the Make Whole Payment is due under the Alignment of Interests Agreement, such determined amount(s) shall be set off against (x) the Fixed Amount under the Contingent Note or (y) the Make Whole Payment under the Alignment of Interests Agreement, as the case may be.

         (j) In the event that, pursuant to Sections 3.2(a) and 3.2(b), the Buyer retains any Deferred Payment Retention, the Buyer shall retain only such portion of the Deferred Payment Retention as does not exceed the then unpaid amount of the Clawback Amount (including interest thereon). Upon receipt of any portion of the Clawback Amount, the Buyer shall apply such amount to unpaid interest on the Clawback Amount, then to reduce the unpaid balance of the Clawback Amount, and then, to the extent the then current amount of the Deferred Payment Amount exceeds the unpaid balance of the Clawback Amount (including interest thereon), the Buyer shall promptly pay to the Seller the amount of such excess. The Buyer not pay interest on any portion of the Deferred Payment Retention.

         3.3   TRANSFER AND OTHER TAXES

         (a) Responsibility for all sales taxes, use taxes, gross receipts taxes, value added taxes, goods and services taxes, provincial sales taxes, excise taxes, real estate transfer taxes, recordation taxes, documentary taxes, stamp taxes, and other similar taxes, charges, fees, levies, or other assessments arising from or in connection with the transfers by the Seller and the Selling Subsidiaries of the Transferred Assets (including Deferred Transferred Assets) and the Transferred Business to the Buyer, the Buying Subsidiaries and their assignees pursuant to this Agreement and the other Transaction Documents ("TRANSFER TAXES") shall be as follows:

               (i)   The Buyer shall be responsible for and shall pay:

               (A) All Transfer Taxes that are imposed by a foreign taxing authority;

               (B) The first $2,000,000 of any Transfer Taxes not described in Section 3.3(a)(i)(A);

               (C) Fifty percent (50%) of the first $8,000,000 of any Transfer Taxes not described in Section 3.3(a)(i)(A) or Section 3.3(a)(i)(B); and

               (D)   Any Transfer Taxes not described in Section 3.3(a)(i)(A),
                     Section 3.3(a)(i)(B), Section 3.3(a)(i)(C), or Section 3.3(a)(ii).

               (ii) The Seller shall be responsible for and shall pay an amount of Transfer Taxes equal to the amount of Transfer Taxes paid by the Buyer pursuant to Section 3.3(a)(i)(C).

               (iii) If the Buyer Parent, the Buyer, or a Buying Subsidiary has the primary responsibility under applicable Law (as defined in Section 5.17) for the collection and remittance of any particular Transfer Tax, the Buyer Parent or the Buyer shall, or the Buyer Parent shall cause a Buying Subsidiary to, prepare and timely file the relevant Tax Return and remit the Transfer Taxes shown on such Tax Return. If the Seller or a Selling Subsidiary has the primary responsibility under applicable Law for the collection and remittance of Transfer Taxes, the Seller shall, or the Seller shall cause a Selling Subsidiary to, prepare and timely file the relevant tax return and remit the Transfer Taxes shown on such Tax Return. The Seller shall deliver to the Buyer no later than five days prior to the Closing a draft schedule of all Transfer Taxes required under applicable Law to be collected and remitted by the Seller and the Selling Subsidiaries and by the Buyer Parent, the Buyer, and the Buyer Subsidiaries, which schedule shall be finalized by the Seller on or prior to the Closing. If such amount the Seller and Selling Subsidiaries are required to collect and remit under applicable Law exceeds the amount of Transfer Taxes payable by the Seller and the Seller Subsidiaries pursuant to Section 3.3(a)(ii), on the Closing Date, the Buyer Parent shall deliver, or cause to be delivered on behalf of the Buyer and the Buying Subsidiaries, the amount of such excess (the "EXCESS TAX PAYMENT") specified in such schedule in immediately available federal funds to such bank account or bank accounts as shall be designated by the Seller to the Buyer Parent prior to the Closing. The Buyer and the Seller shall cooperate, and the Buyer Parent and the Seller shall cause the Buying Subsidiaries and the Selling Subsidiaries, respectively, to cooperate, to the extent reasonably necessary to file all relevant Tax Returns relating to Transfer Taxes.

         (b) The Buyer shall cooperate, and the Buyer Parent shall cause the Buying Subsidiaries to cooperate, with, and, subject to the other terms of this Agreement, take any action reasonably requested by, the Seller provided that such action does not cause the Buyer or a Buying Subsidiary to incur any material cost or material inconvenience in order to minimize any such Transfer Taxes, including applying for the Oklahoma statutory exemption under 68 Okl. St. Ann. Section 1357(19) and Oklahoma Regulation, Rule 710:65-13-54 and adopting, supporting, and defending any reasonable position that the transactions contemplated under this Agreement qualify for an exemption or exemptions from Transfer Taxes. The Seller shall cooperate, and the Seller shall cause the Selling Subsidiaries to cooperate, with, and subject to the other terms of this Agreement, take any action reasonably requested by the Buyer provided that such action does not cause the Seller or a Selling Subsidiary to incur any material cost or material inconvenience in order to minimize any such Transfer Taxes, including adopting, supporting, and defending any reasonable position that the transactions contemplated under this Agreement qualify for an exemption or exemptions from Transfer Taxes. In this regard, with respect to any tangible personal property included in the Transferred Assets that will be held for resale by the Buyer or any Buying Subsidiary, the Buyer or the appropriate Buying Subsidiary shall furnish the Seller or the appropriate Selling Subsidiary at Closing with valid and proper exemption certificates and the Seller or the Selling Subsidiary shall accept such certificates with respect to any such inventory. The Buyer and the Buying Subsidiaries shall also furnish the Seller and the Selling Subsidiaries with any applicable exemption certificates, letter rulings, notifications or similar documents, including those furnished to the Buyer or a Buying Subsidiary from the appropriate taxing authority with respect to Transfer Taxes. The parties further acknowledge and agree that, where applicable, the transfer of the Transferred Assets by the Seller to be effectuated pursuant to this Agreement will be treated by both parties as a sale of the entire operating assets of one or more businesses, or of one or more separate divisions, branches, or identifiable segments of a business, of Seller within the meaning of Section 151.304(b)(2) of the Texas Tax Code. The parties agree that they will adopt positions that are consistent with the foregoing characterization in any Tax Return, tax audit, tax contest, tax proceeding, or tax ruling request.

         (c) The Buyer and the Seller shall notify each other in writing of any claim or demand for any Transfer Taxes promptly after the Buyer Parent, the Buyer, or a Buying Subsidiary or the Seller or a Selling Subsidiary obtains knowledge thereof. As the Persons generally responsible for Transfer Taxes under this Agreement, the Buyer Parent, the Buyer, and the Buying Subsidiaries may direct, at the Buyer's sole cost and expense through counsel selected by Buyer and reasonably acceptable to the Seller, any such claim or proceeding for such Transfer Taxes, and shall keep the Seller informed of all actions taken by the Buyer Parent, the Buyer, and the Buying Subsidiaries; provided, however, that at Seller's request, Seller may participate (at its sole cost and expense) in such claim or proceeding. The Seller shall cooperate, and the Seller shall cause the Selling Subsidiaries to cooperate, with the Buyer and the Buying Subsidiaries, and the Buyer shall cooperate, and the Buyer Parent shall cause the Buying Subsidiaries to cooperate, with the Seller and the Selling Subsidiaries, in good faith in the defense, prosecution, compromise or settlement of any claim, demand or proceeding involving Transfer Taxes (a "CONTEST"), except that Seller shall not, and the Seller shall not permit a Selling Subsidiary to, agree to a settlement or compromise of a Contest without the prior written consent of the Buyer, and the Buyer shall not and the Buyer Parent shall not permit a Buying Subsidiary to, agree to a settlement or compromise of a Contest without the prior written consent of the Seller. Notwithstanding the preceding sentence, the Buyer or a Buying Subsidiary may settle or compromise any such Contest without the consent of the Seller if the Buyer or a Buying Subsidiary pays 100% of, and the Buyer Parent waives all rights of the Buyer Parent, the Buyer, and the Buyer Subsidiaries to collect from the Seller and the Selling Subsidiaries any portion of, the Transfer Taxes subject to such settlement or compromise, and the Seller or a Selling Subsidiary may settle or compromise any such Contest without the consent of Buyer if the Seller or a Selling Subsidiary pays 100% of, and Seller Parent waives all rights of the Seller and the Selling Subsidiaries to collect from the Buyer Parent, the Buyer, and the Buying Subsidiaries any portion of, the Transfer Taxes subject to such settlement or compromise. The parties' obligations under this Section 3.3(c) shall remain notwithstanding any other provisions of this Agreement.

         (d) For purposes of this Section, (i) the term "STRADDLE PERIOD" shall mean any Tax period that begins before and ends on or after the Closing Date; (ii) the term "PRE-CLOSING PERIOD" shall mean any Tax period ending before 12:01 a.m. Central Time on the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending before 12:01 a.m. Central Time on the Closing Date; and (iii) the term "POST-CLOSING PERIOD" shall mean any Tax period beginning at or after 12:01 a.m. Central Time on the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning at or after 12:01 a.m. Central Time on the Closing Date. The Seller shall be liable for any and all Taxes (other than Transfer Taxes for which the Buyer Parent, the Buyer, and the Buying Subsidiaries are liable pursuant to Section 3.3(a) above) and income and franchise taxes which are attributable to or connected with the ownership or operation of the Transferred Assets or the Transferred Business during any Pre-Closing Period. The Buyer shall be liable for any and all Taxes (other than Transfer Taxes for which the Seller and the Seller Subsidiaries are liable pursuant to Section 3.3(a) above) and income and franchise taxes which are attributable to or connected with the ownership or operation of the Transferred Assets or the Transferred Business during any Post-Closing Period. In the case of Straddle Periods, the portion of Taxes (and, where applicable, income and franchise taxes) attributable to the Pre-Closing Period and the Post-Closing Period, respectively, shall be determined on the basis of an interim closing of the books of the Seller, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated to such periods on a daily basis.

         (e) The Buyer Parent shall promptly pay, or shall cause the Buyer and the Buying Subsidiaries to promptly pay, to the Seller the net amount, after subtracting any applicable reasonably incurred out-of-pocket attorney's fees or other Contest costs, of any credit or refund received directly or indirectly by, or credited to, the Buyer or a Buying Subsidiary of Taxes attributable to any Pre-Closing Period with respect to the Seller's or a Selling Subsidiary's ownership or operation of the Transferred Business or Transferred Assets that were paid by or on behalf of the Seller or a Selling Subsidiary. The Seller shall promptly pay or cause the Selling Subsidiaries to pay to the Buyer the net amount, after subtracting any applicable reasonably incurred out-of-pocket attorneys' fees or other Contest costs, of any credit or refund received directly or indirectly by, or credited to, the Seller or a Selling Subsidiary of Taxes attributable to any Post-Closing Period with respect to the Buyer's or a Buying Subsidiary's ownership or operation of the Transferred Business or Transferred Assets and that are paid by or on behalf of the Buyer, the Buyer Parent or a Buying Subsidiary. The Buyer shall be entitled to all refunds of Transfer Taxes borne by the Buyer Parent, the Buyer, or the Buying Subsidiaries, and the Seller shall be entitled to all refunds of Transfer Taxes borne by the Seller or the Selling Subsidiaries. For these purposes, any refunds of any Transfer Taxes paid to foreign taxing authorities shall be paid to the Buyer, and any refunds of any other Transfer Taxes will be deemed to relate (I) firstly, to Transfer Taxes paid pursuant to Section 3.3(a)(i)(D) to the extent thereof, (II) secondly, in equal parts to Transfer Taxes paid pursuant to Section 3.3(a)(i)(C) and Section 3.3(a)(ii), and (III) lastly, to Transfer Taxes paid pursuant to Section 3.3(a)(i)(B). For these purposes, any credit for overpayments of Transfer Taxes shall be treated as a refund of such Transfer Taxes to the Person that received the benefit of the credit. In cases where the Buyer Parent, the Buyer and the Buying Subsidiaries are not permitted to directly claim refunds or credits of overpayments of Transfer Taxes paid by or on behalf of any of them, the Seller and the Selling Subsidiaries shall use reasonable efforts to claim credits on their Tax Returns for such overpayments of Transfer Taxes paid by or on behalf of the Buyer Parent, the Buyer or any Buying Subsidiary or, to the extent it is not feasible to claim such credits, then to claim refunds of such overpayments of Transfer Taxes.

         3.4   ALLOCATION OF PURCHASE PRICE

         (a) The Purchase Price shall be allocated among the Transferred Assets in the manner set forth in a schedule that shall be jointly prepared by the Buyer and the Seller on or prior to the Closing Date (the "AGREED ALLOCATION"); provided that if the Buyer and the Seller fail to agree on the allocation in such schedule on or prior to the Closing Date, the Purchase Price shall be allocated first to real property and tangible personal property in accordance with the Seller's net book value of such property as of the last day of the most recent month prior to the Closing Date for which the Seller Parent has completed the closing of its consolidated balance sheet, and the balance of the Purchase Price shall be allocated to the intangible Transferred Assets and goodwill (the "DEFAULT ALLOCATION"). The allocation of the Purchase Price among the Bills of Sale to the Buyer and the appropriate Buying Subsidiaries designated by the Buyer shall be in accordance with the Agreed Allocation or the Default Allocation, as the case may be, under this Section 3.4(a).

         (b) The Seller and the Buyer agree that they will adopt and utilize the amounts allocated pursuant to Section 3.4(a) to each of the Transferred Assets and such other assets and benefits for all tax purposes, including in preparation of all income tax returns (including IRS Form 8594 and any supplements thereto), franchise tax returns, or Tax Returns with respect to Transfer Taxes filed by them and that they will not voluntarily take any tax position inconsistent therewith, or on any such income tax returns, franchise tax returns, or Tax Return with respect to Transfer Taxes or in any legal or administrative proceeding or otherwise. Each party hereto agrees to prepare and timely file all applicable Internal Revenue Service and applicable State tax forms (including IRS Form 8594 and any required supplements thereto), to cooperate with the other party in the preparation of such forms, and to furnish the other party with a copy of such forms prepared in draft, within a reasonable period before the filing due date thereof. Neither Buyer nor Seller will assert that such allocation was not separately bargained for at arm's-length and in good faith. Buyer and Seller recognize that the Purchase Price does not include Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately.

         (c) The payment of any First Deferred Premium Payment Amount and any Second Deferred Premium Payment Amount shall be allocated for all tax purposes (including for purposes of preparing and filing any supplemental or amended IRS Form 8594) in the manner set forth in a schedule that shall be jointly prepared by the Buyer and the Seller within 60 days after the date such payment of a First Deferred Premium Payment Amount or a Second Deferred Premium Payment Amount, as the case may be, becomes fixed and determinable.

                                 ARTICLE IV
                                   CLOSING

         4.1   CLOSING DATE

         (a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities (the "CLOSING") shall be held at the offices of Baker Botts LLP, 2001 Ross Avenue, Dallas, Texas, on May 1, 2001; provided, however, that if the parties are unable to cause the Closing to occur on such date, the Closing shall occur on June 1, 2001; provided further that if the parties are unable to cause the Closing to occur on June 1, 2001, the Closing shall occur on the first business day after all of the conditions to all parties' obligations hereunder have been satisfied, unless waived by the appropriate party, but in no event shall the Closing occur later than the Outside Termination Date (as defined in Section 12.1).

         (b) Notwithstanding Section 4.1(a), the Buyer may extend the Closing to a date no more than 30 days after the date on which the Closing was otherwise to occur if, as of the date immediately prior to the date on which the Closing was otherwise to occur, the Buyer has not obtained assurances from a sufficient number and quality (as determined in Buyer's sole discretion) of Designated Employees regarding acceptance of employment of such Persons by the Buyer.

         (c) The date on which the Closing occurs shall be referred to as the "CLOSING DATE".

         4.2   DELIVERIES AT THE CLOSING

         (a) At the Closing, the Seller Parent (to the extent a party), the Seller or the appropriate Selling Subsidiary will deliver or cause to be delivered to the Buyer or appropriate Buying Subsidiary designated by the Buyer, duly executed (to the extent applicable) by the Seller, the Seller Parent or the appropriate Selling Subsidiary:

               (i)   the Contingent Note;

               (ii)  the Guaranty;

               (iii)  instruments of assignment substantially in the forms of
         Exhibit 4.2(a)(iii) for the Seller's and Selling Subsidiaries' interests in the Transferred Leased Real Property subject only to Permitted Liens (together with appropriate schedules and exhibits, the "LEASE ASSIGNMENTS");

               (iv) the real estate sublease agreement substantially in the form of Exhibit 4.2(a)(iv) for the Leasehold Interest (together with appropriate schedules and exhibits, the "TRINITY LEASE AGREEMENT");

               (v) a shared facilities agreement substantially in the form of Exhibit 4.2(a)(v) (together with appropriate schedules and exhibits, the "SHARED FACILITIES AGREEMENT") with respect to the real property identified in Section 4.2(a)(v) of the Seller Disclosure Schedule;

               (vi) bills of sale in favor of the Buyer and, at the direction of the Buyer, the appropriate Buying Subsidiaries designated by the Buyer in each jurisdiction, in such form as shall be mutually agreed to by the parties, for the Transferred Tangible Assets and the Transferred Personal Property (together with appropriate schedules and exhibits, the "BILLS OF SALE");

               (vii) all such other endorsements, assignments and other instruments as the Buyer may reasonably request and are reasonably necessary to transfer to the Buyer or the Buyer Subsidiaries, as the case may be, good and marketable title to the Transferred Assets (the "OTHER CONVEYANCE DOCUMENTS");

               (viii) assignment and assumption agreements in favor of the Buyer and, at the direction of the Buyer, the appropriate Buying Subsidiaries designated by the Buyer in each jurisdiction, in such form as shall be mutually agreed to by the parties, for the Assumed Liabilities (together with appropriate schedules and exhibits, the "ASSIGNMENT AND ASSUMPTION AGREEMENTS");

               (ix) an information technology services agreement substantially in the form of Exhibit 4.2(a)(ix) (together with appropriate schedules and exhibits, the "OUTSOURCING AGREEMENT"), pursuant to which the Buyer shall provide to the Seller certain services as set forth therein (the "OUTSOURCED SERVICES");

               (x) a technology license agreement substantially in the form of Exhibit 4.2(a)(x) (together with appropriate schedules and exhibits, the "TECHNOLOGY LICENSE AGREEMENT");

               (xi) a subcontracting agreement, the principal economic and other material terms of which are set forth in Exhibit 4.2(a)(xi) (together with appropriate schedules and exhibits, the "SUBCONTRACTING AGREEMENT");

               (xii)  a commercial agreement substantially in the form of
         Exhibit 4.2(a)(xii) (together with appropriate schedules and exhibits, the "COMMERCIAL AGREEMENT");

               (xiii) a TMD products and services joint marketing agreement substantially in the form of Exhibit 4.2(a)(xiii) (together with appropriate certificates, assignments, schedules and exhibits, the "TMD MARKETING AGREEMENT");

               (xiv) a revenue sharing agreement substantially in the form of Exhibit 4.2(a)(xiv) (together with appropriate certificates, assignments, schedules and exhibits, the "REVENUE SHARING AGREEMENT");

               (xv) an alignment of interests agreement substantially in the form of Exhibit 4.2(a)(xv) (the "ALIGNMENT OF INTERESTS AGREEMENT");

               (xvi) an agreement and related financing statement granting the Buyer a security interest in all of the Seller Parent's right, title and interest in and to the Option Issuance Agreement, in such form as shall be mutually agreed by the parties (the "SECURITY AGREEMENT");

               (xvii)  the certificates referred to in Section 10.5;

               (xviii) duly executed certificates of the Secretary or Assistant Secretary (or other appropriate officer) of the Seller and the Seller Parent, certifying as of the Closing Date as to the incumbency and signature of the officers of the Seller and the Seller Parent who have executed this Agreement and the documents delivered at the Closing on behalf of the Seller and the Seller Parent;

               (xix) a duly executed opinion of Alston & Bird LLP, counsel to the Seller and the Seller Parent, as to the matters set forth in
         Exhibit 4.2(a)(xix);

               (xx) copies of any and all releases, termination statements and other documents and instruments as are reasonably necessary to evidence the removal and release of any Liens (other than Permitted Liens) which may encumber any of the Transferred Assets; and

               (xxi) a receipt for the Closing Cash Payment specifying the amounts paid by the Buyer and each Buying Subsidiary which shall be consistent with the Bills of Sale.

         (b) At the Closing, the Buyer or the appropriate Buying Subsidiary will deliver or cause to be delivered to the Seller or the appropriate Selling Subsidiary designated by the Seller, duly executed (where appropriate) by the Buyer or the appropriate Buying Subsidiary:

               (i)    the Closing Cash Payment pursuant to the terms of
         Section 3.1(b);

               (ii) any Excess Tax Payment required to be made by the Buyer Parent pursuant to the terms of Section 3.3(a)(iii);

               (iii)  the Assignment and Assumption Agreements;

               (iv)   the Lease Assignments;

               (v)     the Trinity Lease Agreement;

               (vi)    the Shared Facilities Agreement;

               (vii)   the Technology License Agreement;

               (viii)  the Subcontracting Agreement;

               (ix)    the Commercial Agreement;

               (x)     the TMD Marketing Agreement;

               (xi)    the Contingent Note;

               (xii)   the Revenue Sharing Agreement;

               (xiii)  the Alignment of Interests Agreement;

               (xiv)   the Security Agreement;

               (xv) certificates required by all relevant taxing authorities that are necessary to support any exemption from the imposition of any Transfer Taxes on the transfer of the Transferred Assets, including valid resale certificates, letter rulings, notifications or similar documents furnished to Buyer from the appropriate taxing authority;

               (xvi)   the certificates referred to in Section 9.5;

               (xvii) duly executed certificates of the Secretary or Assistant Secretary (or other appropriate officer) of the Buyer and the Buyer Parent, certifying as of the Closing Date as to the incumbency and signature of the officers of the Buyer and the Buyer Parent who have executed this Agreement and the documents delivered at the Closing on behalf of the Buyer and the Buyer Parent; and

               (xviii) a duly executed opinion of Baker Botts L.L.P., counsel to the Buyer and the Buyer Parent, as to the matters set forth in
         Exhibit 4.2(b)(xviii).

         4.3   CERTAIN CONSENTS; NO UNLAWFUL TRANSFERS; FURTHER ASSURANCES

         (a) To the extent that the rights of the Seller or the Selling Subsidiaries under any of the Transferred Assets or obligations under the Assumed Liabilities intended to be transferred or assigned to the Buyer and the Buying Subsidiaries hereunder may not be transferred or assigned without the Consent of another Person which Consent has not been obtained, this Agreement shall not constitute an agreement to transfer or assign the same if an attempted transfer or assignment would constitute a breach thereof or be unlawful. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the transfer or assignment or attempted transfer or attempted assignment to the Buyer or the Buying Subsidiaries of any of the Transferred Assets or Assumed Liabilities is prohibited by any applicable Law or would require any Consent, and any such Consent shall not have been obtained prior to the Closing Date, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof.

         (b) If, on the Closing Date, (i) the Seller or any Selling Subsidiary has not obtained any Consent necessary to transfer or assign any of the Seller's or such Selling Subsidiary's right, title or interest in or to any of the Transferred Assets after having used commercially reasonable efforts to obtain such Consent or an attempted transfer or assignment of any of the Transferred Assets would be ineffective or the failure to have such Consent would adversely affect the ability of the Seller or the Selling Subsidiaries to convey any such Transferred Asset so that the Buyer or the Buying Subsidiaries would not receive all right, title and interest of the Seller or the Selling Subsidiary therein, subject to Permitted Liens, (ii) the conditions precedent to the Closing set forth in Article IX and Article X otherwise have been satisfied and (iii) the failure to transfer or assign such asset, either individually or in the aggregate, is not reasonably likely to have a Seller Material Adverse Effect, then such Transferred Assets shall constitute "DEFERRED TRANSFERRED ASSETS" and shall not be transferred to the Buyer or the Buyer Subsidiaries at the Closing.

         (c) The Seller and the Buyer shall use commercially reasonable efforts to obtain at the earliest practicable date and prior to the Closing all Consents of third parties related to the consummation of the transactions contemplated hereby, and will provide to each other copies of each such Consent promptly after such Consent is obtained.

         (d)   After the Closing, the Seller and the Buyer will:

               (i) continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the transfer or assignment of each Deferred Transferred Asset, in accordance with Section 4.3(e), and will transfer or assign each Deferred Transferred Asset to the Buyer or the appropriate Buying Subsidiary designated by the Buyer within five business days after the receipt of such Consent and/or removal of such impediment

               (ii) until the transfer or assignment with respect to any Deferred Transferred Asset is accomplished, cooperate with the Buyer or the Buying Subsidiaries in any lawful arrangement (including, to the extent permitted, subcontracting, sublicensing or performance by the Seller or appropriate Selling Subsidiary as agent) to provide that the Buyer or the appropriate Buying Subsidiary shall receive all benefits of such Deferred Transferred Asset (or the economic equivalent thereof), and to allow the Buyer or the appropriate Buying Subsidiary to perform their respective obligations under the Assumed Liabilities, to the same extent as if the Deferred Transferred Asset were transferred or assigned to the Buyer or the Buying Subsidiaries at Closing, and each party shall bear its own incidental administrative expenses incurred in connection with any such arrangement; and

               (iii) until the transfer or assignment with respect to any Deferred Transferred Asset is accomplished, at the request and for the account of the Buyer or the appropriate

         Buying Subsidiary, and subject to the Buyer's direction, enforce, at the Buyer's expense, the Seller's and Selling Subsidiaries' rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Transferred Asset in accordance with its terms, provided that the Buyer and the Buying Subsidiaries pay any cancellation or other fee due upon such termination).

         (e) If and only to the extent that the Buyer or the appropriate Buying Subsidiary receives the benefits of a Deferred Transferred Asset, the Buyer or the Buying Subsidiary shall perform the obligations of the Seller and the Selling Subsidiaries arising with respect to such Deferred Transferred Asset to the extent that, by reason of consummation of the transactions contemplated by this Agreement, the Buyer or the Buying Subsidiary has control over the resources necessary to perform such obligations or reimburse the Seller for the reasonable cost of such performance.

         (f) The Seller shall pay 50% of the Seller's Pro Rata Share of the first $12,000,000 of Shared Consent Costs and 100% of the Seller's Pro Rata Share of all Shared Consents Costs in excess of $12,000,000. The term "SHARED CONSENT COSTS" means all out-of-pocket costs of obtaining Consents relating to Transferred Contracts that are used by the Buyer, in whole or in part, to provide the Outsourced Services to the Seller. The term "SELLER'S PRO RATA SHARE" means the amount of products and services obtained under the Transferred Contract in question and used by the Buyer to provide the Outsourced Services to the Seller or its Affiliates, expressed as a percentage of the total amount of products and services obtained by the Buyer under such Transferred Contract however used by the Buyer or the Buyer's other customers. The Buyer shall pay (i) all Shared Consent Costs other than those that the Seller is required to pay pursuant to this Section 4.3(f) and
(ii) all out-of-pocket costs of obtaining Consents that are not Shared Consent Costs. The parties shall promptly pay or reimburse each other as is necessary to give effect to the provisions of this Section 4.3(f).

         (g) In addition to any other further assurances or covenants of cooperation contained in this Agreement, the Seller and the Buyer will execute, acknowledge, file and deliver (or will cause to be executed, acknowledged, filed and delivered) upon the reasonable request of the other such documents as may be necessary or appropriate to further document or evidence the respective obligations of the parties under this Agreement, including documents to further evidence the transfer or assignment of the Transferred Assets to the Buyer and the assumption of the Assumed Liabilities by the Buyer. Each of the parties to this Agreement will cooperate with the other in good faith to obtain Consents in a cost-effective and efficient manner and to execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purpose of this Agreement.

                                 ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER PARENT

         Except as set forth in the Seller Disclosure Schedule, the Seller and the Seller Parent jointly and severally represent and warrant to the Buyer and the Buyer Parent as follows:

         5.1      ORGANIZATION; EXISTENCE AND QUALIFICATION

         Each of the Seller, the Seller Parent and the Selling Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of the Seller, the Seller Parent and the Selling Subsidiaries has full corporate power and authority to carry on the Transferred Business that it conducts as such business is now being conducted by it and to own, operate and lease the Transferred Assets that it owns, operates or leases. Each of the Seller, the Seller Parent and the Selling Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         5.2      POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS

         Each of the Seller and the Seller Parent has full corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is party and to carry out the transactions contemplated hereby and thereby. Each Selling Subsidiary has full corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Seller and the Seller Parent has taken all action required by Law, its certificate of incorporation and bylaws or otherwise to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Seller and the Seller Parent of their respective obligations hereunder and thereunder and the consummation by the Seller and the Seller Parent of the transactions contemplated hereby and thereby. Each Selling Subsidiary has taken all action required by Law, its certificate or articles of incorporation and bylaws or otherwise to authorize the execution and delivery by such Selling Subsidiary of any Transaction Document to which it is a party, the performance by such Selling Subsidiary of its obligations thereunder and the consummation by such Selling Subsidiary of the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Seller and the Seller Parent. At the Closing (subject to the conditions to closing set forth in Article IX), each of the other Transaction Documents will be duly executed and delivered by the Seller and the Selling Subsidiaries, as the case may be. This Agreement is a valid and binding agreement of the Seller and the Seller Parent enforceable against the Seller and the Seller Parent in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought. Each of the Transaction Documents other than this Agreement to which the Seller, the Seller Parent or any Selling Subsidiary is a party, when executed and delivered at the Closing, will be valid and binding and enforceable against such party in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

         5.3      NO CONFLICTS

         None of the (1) execution or delivery by the Seller or the Seller Parent of this Agreement or any other Transaction Document to which it is a party, or the execution or delivery by any Selling Subsidiary of any Transaction Document to which it is a party, (2) performance by the Seller or the Seller Parent of its obligations hereunder or under any other Transaction Document to which it is a party, or the performance by any Selling Subsidiary of its obligations under any Transaction Document to which it is a party, or (3) consummation by the Seller, the Seller Parent or any Selling Subsidiary of the transactions contemplated hereby or thereby will: (i) require the Seller, the Seller Parent or any Selling Subsidiary to obtain the Consent of, or deliver any notice, filing or application to, any governmental, administrative or regulatory authority (whether federal, state, local or foreign) or any other Person with respect to the Transferred Business or the transfer of the Transferred Assets, the assumption of the Assumed Liabilities, or the performance of any obligations under any other Transaction Document, other than (x) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any similar Law, (y) the Consents identified in Section 5.3 of the Seller Disclosure Schedule ("SELLER CONSENTS") and (z) compliance with any state bulk sales law, any factory closing law or any similar Law; (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or bylaws (or other charter or governance documents), each as amended to date, of the Seller, the Seller Parent or any Selling Subsidiary;
(iii) result in any conflict with, or Default under, any Transferred Contract, any lease relating to the Premises, any lease relating to any material Transferred Tangible Assets or any other material Contract to which the Seller, the Seller Parent or any Selling Subsidiary is a party or pursuant to which any of their respective properties or assets are bound; (iv) violate any term of any Law applicable to the Seller, Seller Parent or any Selling Subsidiary or any of their respective properties or assets (but in no event does Seller or Seller Parent make any representation or warranty under this Agreement regarding non-infringement of any Intellectual Property Rights or Software); or (v) result in the creation of, or impose on the Seller, the Seller Parent or any Selling Subsidiary the obligation to create, any Lien upon the Transferred Assets.

         5.4      FINANCIAL STATEMENTS; NO UNDISCLOSED ASSUMED LIABILITIES

         (a) An income statement of the Transferred Business for the twelve-month period ended December 31, 2000 (the "INCOME STATEMENT") and a statement of the Transferred Assets and Assumed Liabilities, as of December 31, 2000 (the "STATEMENT OF ASSETS AND LIABILITIES" and, together with the Income Statement, the "FINANCIAL STATEMENTS"), are set forth in Section 5.4 of the Seller Disclosure Schedule. The Income Statement fairly presents in all material respects the results of operations of the Transferred Business for the period set forth therein, and has been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP"), except for the omission of footnotes. The Statement of Assets and Liabilities fairly presents in all material respects the assets and liabilities set forth therein as of the date thereof, and has been prepared in accordance with GAAP, except for the omission of footnotes. The Income Statement is subject to the qualification that the Transferred Business does not and has not operated as a separate "stand-alone" entity within the Seller. As a result, the Transferred Business received certain allocated charges and credits as described in Section 5.4 of the Seller Disclosure Schedule. Such charges and credits, while believed by the Seller to be reasonable, do not necessarily reflect the amounts which would have resulted from arm's-length transactions. In order to present stand-alone Financial Statements for the Transferred Business, a number of significant assumptions (including assumptions regarding allocations) have been made by the Seller, all of which are believed by the Seller to be reasonable and are described in Section 5.4 of the Seller Disclosure Schedule.

         (b) There are no material Assumed Liabilities that are of a nature required by GAAP to be reflected on, or identified in the notes to, a balance sheet of the Seller and the Selling Subsidiaries, except for (i) liabilities and obligations reflected or reserved for in, or identified in the notes to, the Statement of Assets and Liabilities, (ii) liabilities and obligations incurred after the date of the Statement of Assets and Liabilities in the ordinary course of business consistent with past practice and (iii) liabilities and obligations under this Agreement or the other Transaction Documents.

         (c) Except for operating leases entered into in the ordinary course of business, none of the Seller or any Selling Subsidiaries has any material liabilities or obligations in respect of financing arrangements relating to the Transferred Business or the Transferred Assets or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services for which the liabilities or obligations of Seller or the Selling Subsidiaries are not required by GAAP to be reflected on, or identified in the notes to, a balance sheet of Seller.

         5.5      ABSENCE OF CHANGES

         (a) Since January 1, 2000, there has been no (i) Seller Material Adverse Effect or (ii) destruction of any material tangible asset of the Seller or the Selling Subsidiaries that relates primarily to the Transferred Business (whether or not covered by insurance).

         (b)      Since September 30, 2000:

                  (i) the Seller and the Selling Subsidiaries have used commercially reasonable efforts consistent with past practice to preserve business relationships with employees and with customers, vendors and suppliers under the Transferred Contracts;

                  (ii) the Seller and the Selling Subsidiaries have paid and performed all obligations under the Transferred Contracts consistent with past practice;

                  (iii) neither the Seller, the Seller Parent nor the Selling Subsidiaries have permitted or allowed any of the Transferred Assets to be subjected to any Liens, other than Permitted Liens;

                  (iv) neither the Seller nor the Selling Subsidiaries have sold, leased, transferred or otherwise disposed of any asset that, but for such sale, lease, transfer or disposition, would have been a Transferred Asset, in each case except in the ordinary course of business;

                  (v) neither the Seller nor the Selling Subsidiaries have granted any increase in the compensation of officers or employees engaged in the Transferred Business (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or entered into any employment agreements with any such officers or employees, except in the ordinary course of business or as required by Law;

                  (vi) neither the Seller nor the Selling Subsidiaries have paid, discharged or satisfied any claims, liabilities or obligations relating to the Transferred Business (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction of any claims, liabilities or obligations made in the ordinary course of business;

                  (vii) neither the Seller nor the Selling Subsidiaries have amended, released or canceled any obligations, liabilities, rights or claims included in the Transferred Assets, except in the ordinary course of business;

                  (viii) the Seller and the Selling Subsidiaries have maintained and serviced the Transferred Assets consistent with past practice;

                  (ix) neither the Seller nor the Selling Subsidiaries have made any single capital expenditure or commitment relating to the Transferred Business or the Transferred Assets in excess of $500,000 for additions to property, plant, equipment or intangible capital assets;

                  (x) neither the Seller nor the Selling Subsidiaries have amended or terminated any Assigned Customer Agreement or, except in the ordinary course of business, any other material Transferred Contract;

                  (xi) the Seller and the Selling Subsidiaries have conducted, or caused to be conducted, the Transferred Business consistent with the ordinary course of the Transferred Business; and

                  (xii) neither the Seller nor the Selling Subsidiaries have agreed, whether in writing or otherwise, to take any action described in clauses (i) through (xi) of this Section 5.5(b).

         5.6      TITLE TO ASSETS

         (a) The Seller and the Selling Subsidiaries have valid leasehold or subleasehold interests in the Transferred Leased Real Property, in each case free and clear of all Liens, other than Permitted Liens. None of the Seller or the Selling Subsidiaries has received any written notice of assessments for public improvements, assessments for increased valuation for ad valorem property taxes not yet due and payable or condemnation against any of the Premises.

         (b) The Seller and the Selling Subsidiaries have good and marketable title to, or hold valid leasehold interests in, all of the material Transferred Tangible Assets, in each case free and clear of all Liens, other than Permitted Liens. The Seller and the Selling Subsidiaries have good and marketable title to all Transferred Assets that constitute "FINANCED HARDWARE" (as defined in the Outsourcing Agreement) free and clear of all Liens other than Permitted Liens and leases entered into by the Seller or the Selling Subsidiaries, as lessor, with "Third Party Participants" (as defined in the Outsourcing Agreement).

         (c) The Lease Assignments, Bills of Sale and Other Conveyance Documents to be executed and delivered to the Buyer and the Buying Subsidiaries by the Seller and the Selling Subsidiaries at the Closing will vest in the Buyer or the appropriate Buying Subsidiary good and marketable title to the Transferred Assets, subject only to Permitted Liens.

         5.7      LEASES

         (a) All leases relating to the Premises and any leased material Transferred Tangible Assets are valid, binding and enforceable in accordance with their terms, and are, to the Knowledge of the Seller, in full force and effect, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought. None of the Seller or the Selling Subsidiaries is in Default under any such leases and, to the Knowledge of the Seller, no other party to such leases is in Default under any such leases.

         (b) Section 5.7(b) of the Seller Disclosure Schedule contains a complete and correct list of all real properties owned, leased or subleased by the Seller, the Seller Parent or the Selling Subsidiaries in which there are located (i) the principal mainframe and mid-range computing assets used or held for use in the Transferred Business or the provision by the Seller or the Selling Subsidiaries prior to the Closing of the Outsourced Services or (ii) the Designated Employees who perform application development and maintenance services for the Transferred Business. The Seller has provided or made available to the Buyer true and accurate copies of the leases and subleases with respect to the Transferred Leased Real Property.

         5.8      CONDITION OF TANGIBLE PROPERTY

         All tangible property to be transferred to the Buyer and the Buying Subsidiaries by the Seller and the Selling Subsidiaries pursuant to this Agreement, whether owned or leased, is being transferred "as is," "where is," and "with all faults." EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.19, NEITHER THE SELLER NOR THE SELLING SUBSIDIARIES MAKE ANY WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF ANY OF THE TANGIBLE PROPERTY

INCLUDED IN THE TRANSFERRED ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.9      TRANSFERRED CONTRACTS

         (a) Section 5.9(a) of the Seller Disclosure Schedule contains a complete and correct list of all Transferred Contracts that fall into one or more of the categories described below in this Section 5.9(a) (the "SPECIFIED CONTRACTS"), specifically identifying which Specified Contracts fall into the categories described in clauses (i), (iv), (v) and (vii) of this Section 5.9(a):

                  (i) all Contracts containing any provision, covenant or obligation limiting or restricting in any manner whatsoever (whether during any particular period of time from and after the Closing Date, in certain geographic areas or otherwise) the ability of any of the Seller or the Selling Subsidiaries to engage in any line of business, to sell any products or services to or to compete with any Person, or to obtain products or services from a Person;

                  (ii) all distribution, partnership, joint venture, profit-sharing or similar Contracts with any Person;

                  (iii) Contracts containing covenants (other than covenants granted pursuant to Contracts entered into in the ordinary course of business with customers of the Transferred Business) that prohibit or prevent the Seller or any Selling Subsidiary from hiring or soliciting any Person for employment for a period in excess of six months after the Closing Date;

                  (iv) all Contracts that involve the disposition or acquisition after December 31, 2000 of any assets of the Seller or any Selling Subsidiary that involve an amount exceeding $1,000,000 and do not relate to transactions entered into in the ordinary course of business, consistent with past practice;

                  (v) all Contracts or arrangements (including those relating to allocations of expenses, personnel, services, equipment or facilities) between or among the Seller or any Selling Subsidiary, on the one hand, and any of their respective Affiliates, on the other hand;

                  (vi) all Contracts with sales representatives, distributors, dealers or independent contractors upon which the Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services are materially dependent;

                  (vii) all Transferred Customer Contracts that require the Seller or any Selling Subsidiary to provide their goods or services to any Person at (or calculated as a percentage of or otherwise directly based upon) the lowest, best or most favorable price (or otherwise upon the best or most favorable terms) provided to any other Person; and

                  (viii) any other Contracts not included above which are otherwise material to the Transferred Business, the Transferred Assets or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services and which were not entered into in the ordinary course of the Transferred Business or the provision by the Seller or the Selling Subsidiaries prior to the Closing of the Outsourced Services.

         (b) Section 5.9(b) of the Seller Disclosure Schedule contains a complete and correct list of:

                  (i) all outstanding bids involving amounts exceeding $1,000,000 for new business or projects submitted by the Seller or any of the Selling Subsidiaries;

                  (ii) all mortgages, deeds of trust, pledges, security agreements or other instruments or arrangements granting or purporting to grant a Lien (other than a Permitted Lien) upon any of the Transferred Assets;

                  (iii) any notice of default under, or any termination or written threat of termination of, any Transferred Customer Contract since January 1, 2000; and

                  (iv) the ten largest customers of the Transferred Business (in terms of 2000 annual revenues).

         (c) Each Transferred Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms against the Seller or Selling Subsidiaries party thereto and, to the Knowledge of the Seller, each other party thereto, in each case except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally.

         (d) No Seller or Selling Subsidiary nor, to the Knowledge of the Seller, any other party to any Transferred Contract is in Default thereunder and, to the Knowledge of the Seller, there are no material disputes with respect thereto, no notice of Default has been received by Seller or any Selling Subsidiary in connection therewith, and, to the Knowledge of the Seller, no event has occurred that would constitute a Default.

         (e) Neither the Seller nor any Selling Subsidiary has any present intention of not fully performing any Transferred Contract substantially in accordance with its terms and consistent with past practices.

         (f) There are no oral contracts included in the Transferred Contracts that are material to the Transferred Business or the Transferred Assets.

         (g) Prior to execution of this Agreement, the Seller and American Airlines, Inc. have executed and delivered the Third Amended ITSA, the RSA, and the Consent Letter, true and correct copies of each of which have been delivered to the Buyer. Neither PA Consulting Group nor Goldman Sachs & Co. have prepared or have had prepared for the Seller or the Seller Parent any written assessments, analyses, or memoranda relating to the Third Amended ITSA or the proposed Fourth Amended and Restated Information Technology Services Agreement with American Airlines (the "I2M STRAWMAN"). The Seller has provided the Buyer with true and accurate copies of all material written assessments, analyses and memoranda relating to the Third Amended ITSA or the I2M Strawman internally prepared or prepared for the Seller or the Seller Parent by Alston & Bird LLP (excluding privileged materials) or by Technology Partners, Inc. ("TPI").

         (h) Prior to execution of this Agreement, the Seller and the Seller Parent have delivered to the Buyer true and accurate copies of the Information Technology Services Agreement, dated as of December 15, 1997, between US Airways, Inc. and the Seller (the "US AIRWAYS ITSA"), the Option Issuance Agreement, dated as of January 1, 1998, between the Seller Parent and US Airways (the "OPTION ISSUANCE AGREEMENT"), and the Option to Purchase 3,000,000 Shares of Class A Common Stock, Par Value $.01 Per Share, of the Seller Parent, dated January 2, 1998, issued by the Seller Parent to US Airways (No. SOUS-2) (the "T2 OPTION") as each is in effect as of the date hereof. The Option Issuance Agreement is in full force and effect and, together with the provisions of the US Airways ITSA specifically referenced therein, sets forth the entire agreement of the parties regarding the obligation of US Airways to repay certain proceeds received by US Airways upon exercise of "OPTION ONE" (as defined in the Option Issuance Agreement) pursuant to Section 4.3 of the Option Issuance Agreement. The Seller Parent has not sold or assigned the Option Issuance Agreement, or sold, assigned, terminated or waived any of its rights under Section 4.3 of the Option Issuance Agreement. The Seller Parent is not in Default under the Option Issuance Agreement, and, to the Knowledge of the Seller, no grounds exist for US Airways to avoid its obligations under Section 4.3 of the Option Issuance Agreement in the event of termination of the US Airways ITSA pursuant to Sections 23.1(B), 23.3, 23.4, 23.5 or 23.6 thereof.

         5.10     INSURANCE

         As of the date hereof, the Seller or the Selling Subsidiaries have in force the policies of insurance related to the Transferred Business or the Transferred Assets that are identified in Section 5.10 of the Seller Disclosure Schedule. Neither the Seller nor the Selling Subsidiary has been refused any insurance with respect to the Transferred Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance since January 1, 1996. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Transferred Business or the Transferred Assets which require or recommend changes in the conduct of the Transferred Business, or require any repairs or other work to be done with respect to any of the Transferred Assets or operations of the Transferred Business.

         5.11     PERMITS

         The Seller and the Selling Subsidiaries own or validly hold all material Permits that are required in connection with the conduct of the Transferred Business, the ownership or use of the Transferred Assets or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services. All Transferred Permits owned or held by the Seller and the Selling Subsidiaries are valid and in full force and effect. No proceeding is pending or, to the Knowledge of the Seller, threatened which would reasonably be expected to result in the revocation or termination of any such Permits, and to the Knowledge of the Seller, there is no valid basis for any such proceeding. The consummation of the transactions contemplated by this Agreement will not affect the continued validity or effectiveness or alter the terms and conditions of any material Transferred Permits.

         5.12     LITIGATION

         There is no Litigation pending, or to the Knowledge of the Seller, threatened against or involving or arising in connection with the Transferred Assets, the Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services, in each case which
(i) would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or (ii) questions or challenges the validity of this Agreement or the other Transaction Documents or any action taken or to be taken by the Seller, the Seller Parent or any Selling Subsidiary pursuant hereto or thereto or the consummation of the transactions contemplated hereby or thereby. None of the Transferred Business, the Transferred Assets or the provision by the Seller and the Selling Subsidiaries prior to the Closing of Outsourced Services is subject to any judgment, order or decree entered into in any lawsuit or proceeding which, individually or in the aggregate, would reasonably be expected to have a Seller Material Adverse Effect.

         5.13     ENVIRONMENTAL MATTERS

         (a) There are no actions, suits, claims, arbitration proceedings, or complaints related to the Premises which are pending or, to the Knowledge of the Seller, threatened against the Seller, any Selling Subsidiary or the Premises relating to environmental protection, to the environmental condition of the Premises, or to compliance with any applicable Environmental Law. "ENVIRONMENTAL LAW" shall mean any Law, order, decree, permit, license, or other governmental requirements and contracts relating to pollution, the protection of human health or safety (including community or worker "right-to-know" requirements), natural resources, or the environment or the use or manufacture of, or discharge, release, or emission into, the environment or work place of, or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601 et seq, and any other federal, state or local Law that imposes strict liability. "HAZARDOUS MATERIALS" means hazardous, toxic or radioactive materials (including energy, odors, radio frequency, and noise), substances, or wastes.

         (b) Neither the Seller nor any Selling Subsidiary has any Knowledge that, or has received any notice that, any of the Premises is in violation of any Environmental Laws or that Hazardous Materials are present in, at or under any of the Premises other than in compliance with Environmental Law, nor have the Seller or the Selling Subsidiaries received any communication requesting information with respect to an investigation pursuant to any Environmental Law. To the Knowledge of the Seller, there are no facts, circumstances, or conditions that would require significant capital expenditures by an owner or operator of the Premises in order for the Premises or the Transferred Business to maintain compliance with Environmental Laws in the future.

         (c) The Seller and the Selling Subsidiaries have obtained and are in material compliance with all authorizations required under Environmental Laws in connection with the ownership, use, or lease of the Premises and the Transferred Tangible Assets, and such authorizations are identified in Section 5.13(c) of the Seller Disclosure Schedule.

         (d) The Seller and the Selling Subsidiaries have submitted all filings, reports and notices required under Environmental Laws in connection with the operation of the Transferred Business and the provision by the Seller and the Selling Subsidiaries prior to Closing of the Outsourced Services.

         (e) Neither the Seller nor any Selling Subsidiary has entered into or received, nor is the Seller or any Selling Subsidiary in default under, nor are any of the Premises subject to, any consent decree, compliance order, administrative order, judgment, order, writ, injunction, or decree of any governmental authority in connection with the violation of or compliance with any Environmental Laws relating to the Premises or the Transferred Tangible Assets.

         (f) No Lien has arisen or, to the Seller's Knowledge, is threatened on or against any of the Premises under or as a result of a violation of under any Environmental Laws or the presence of any Hazardous Materials in, at, or under the Premises.

         (g) There is not now, there has not been at any time during which the Seller or any of the Selling Subsidiaries has owned, leased or occupied the Premises in question, nor to the Knowledge of the Seller or the Selling Subsidiaries, has there ever been, on or in any of the Premises any of the following: (i) landfills, dumps, or surface impoundments; (ii) any remedial action involving, or on-site release of, Hazardous Materials; (iii) any asbestos containing materials or presumed asbestos containing materials other than in compliance with Environmental Law; (iv) any polychlorinated biphenyls other than in compliance with Environmental Law; (v) any release of a Hazardous Material which may have entered or leached into the ground water and migrated under the Premises, (vi) any site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, or (vii) any underground and/or above-ground storage tanks. All underground or above-ground storage tanks located on or under the Premises have, if required by any applicable Environmental Law, been registered, tested and certified in accordance with such Environmental Law and have been operated and maintained in accordance with the manufacturer's requirements and applicable Environmental Laws. To the Knowledge of the Seller, there are no known asbestos containing materials or polychlorinated biphenyls present in any of the Premises.

         (h) The Seller and the Selling Subsidiaries have provided the Buyer with true and correct copies of all environmental and health and safety related assessments, audits, investigations, sampling or similar reports in the possession of the Seller or the Selling Subsidiaries relating to the Transferred Business, the Premises or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services.

         5.14     TAXES

         The Seller and the Selling Subsidiaries have (i) duly filed or caused to be filed with the appropriate taxing authorities all material Tax Returns required to be filed with respect to or attributable to the Transferred Business or the Transferred Assets and all such Tax Returns are true, correct and complete in all material respects, (ii) timely paid or caused to be paid in full all Taxes shown to be due on such Tax Returns, and (iii) with respect to the Transferred Business and the Transferred Assets, complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment of withheld Taxes. No deficiencies or assessments for any Taxes with respect to the Transferred Business or the Transferred Assets have been proposed, asserted or assessed which have not been resolved and paid in full, or which are not being contested in appropriate proceedings; and there are no Liens for Taxes upon the Transferred Assets. There are no pending and, to the Knowledge of the Seller, threatened, examinations, audits, actions, proceedings, investigations, legal proceedings, disputes, or claims against the Seller or any of the Selling Subsidiaries with respect to any Taxes the underpayment or nonpayment of which could result in a claim or Lien upon the Buyer, any Buying Subsidiary, the Transferred Assets, or the Transferred Business. No claims have been made by any taxing authority that, as a result of the operation or ownership of the Transferred Assets or the Transferred Business, the Seller or any Selling Subsidiary is (or may be) required to either (i) file Tax Returns in any jurisdiction in which the Seller or such Selling Subsidiary does not already file Tax Returns or (ii) pay or remit Taxes imposed by any jurisdiction to which the Seller or such Selling Subsidiary does not already pay or remit Taxes.

         5.15     LABOR MATTERS

         (a) Neither the Seller nor any Selling Subsidiary has entered into any collective bargaining agreements with respect to the Designated Employees (as defined in Section 8.1(a)); there is no labor strike, dispute, slowdown or work stoppage or lockout involving the Designated Employees that is pending or, to the Knowledge of the Seller, threatened against or affecting the Transferred Business; to the Knowledge of the Seller, no union organizational campaign is in progress with respect to the Designated Employees and no question concerning representation exists respecting such employees; there is no unfair labor practice charge or complaint against the Transferred Business or the Seller or any Selling Subsidiary with respect to the Designated Employees in the Transferred Business pending, or, to the Knowledge of the Seller, threatened before the United States National Labor Relations Board; and neither the Seller nor any Selling Subsidiary has received notice of the intent of any federal, state or local agency or any agency in any Foreign Country responsible for the enforcement of labor or employment Law to conduct any formal compliance review (other than routine investigation of individual charges and complaints) with respect to or relating to the Designated Employees in the Transferred Business and no such review is in progress.

         (b) The Seller and the Selling Subsidiaries have complied in all material respects with the requirements of the United States Worker Adjustment and Retraining Notification ("WARN") Act) with respect to the Domestic Designated Employees (as defined in Section 8.1(a)) and have not engaged in a mass layoff or plant closing (as those terms are defined by the

WARN Act) with respect to the Domestic Designated Employees within the 90-day period prior to the date hereof or the 90-day period prior to the Closing Date, as the case may be.

         (c) To the Knowledge of the Seller: (i) all of the Domestic Designated Employees who are not U.S. citizens are legally entitled to work in the United States under the Laws related to the employment of non-U.S. citizens; and (ii) the Seller and the Selling Subsidiaries maintain all required documents, copies, books, records, permits and accounts, and have filed all required notices, filings or other documents with the appropriate governmental authorities, with respect to the employment or compensation of the Domestic Designated Employees who are non-U.S. citizens.

         5.16     EMPLOYEE BENEFITS

         (a) Section 5.16(a) of the Seller Disclosure Schedule (i) contains a true, correct and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Seller or by any trade or business which
(A) together with the Seller would be deemed a "single employer" within the meaning of Code Sections 414(b), (c) or (m) (each an "ERISA AFFILIATE"), for the benefit of any employee or former employee of the Seller, whether formal or informal (the "U.S. PLANS") or (B) which is mandated by a government of a Foreign Country or maintained pursuant to the laws of a Foreign Country (the "FOREIGN PLANS" and, collectively with the U.S. Plans, the "PLANS") and (ii) identifies each of the U.S. Plans that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") (such U.S. Plans being hereinafter referred to collectively as the "ERISA PLANS").

         (b) There has been no "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4041, 4042, 4062, 4063, 4064 or 4069 of ERISA with respect to, or termination or partial termination, withdrawal or partial withdrawal from, any ERISA Plans to which the Seller maintains or contributes or has maintained or contributed to.

         (c) The Seller has incurred no liability under Title IV of ERISA with respect to any of the ERISA Plans, other than liability for premiums due the Pension Benefit Guaranty Corporation, which payments have been made or will be made when due.

         (d) All contributions with respect to all ERISA Plans of the Seller or any ERISA Affiliate that are subject to Code Section 412 or ERISA
Section 302 have been or will be timely made and there has been no lien imposed on the Seller or any ERISA Affiliate under Code Section 412(n).

         (e) Neither the Seller nor any ERISA Affiliate contributes to or is required to contribute to a "multiemployer plan," as such term is defined in ERISA Section 3(37).

         (f) To the Knowledge of the Seller, neither the Seller, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Seller, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code, except for such instances of noncompliance as would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         (g) To the Knowledge of the Seller, each of the U.S. Plans has been operated and administered in all material respects in accordance with applicable Law, including ERISA and the Code. There are no qualification defects in the Sabre Inc. 401(k) Savings Plan (the "SELLER 401(k) PLAN") that could cause the disqualification of the Buyer's 401(k) plan (the "BUYER 401(k) PLAN") upon the transfer of account balances from the Seller 401(k) Plan to the Buyer 401(k) Plan, as contemplated by Section 8.6 of this Agreement.

         (h) With respect to each Foreign Plan, subject to exceptions that are not material:

                  (i) Each Foreign Plan and the manner in which it has been administered by the Seller and the Selling Subsidiaries materially complies with the laws of the applicable Foreign Country;

                  (ii) Each Foreign Plan which, under the laws of the applicable Foreign Country, is required to be registered or approved by the government or any agency or instrumentality of such Foreign Country, has been so registered or approved.

                  (iii) All contributions to each Foreign Plan required to be made through the Closing Date have been or shall be made by the Seller and the Selling Subsidiaries or, if applicable, shall be accrued in accordance with country-specific accounting practices; and

                  (iv) Each Foreign Plan which, under the laws of a Foreign Country, is required to be funded, is either funded to an extent sufficient to provide for accrued benefit obligations with respect to Non-Domestic Transferred Employees (as defined in Section 8.1(a)) of such Foreign Country or is fully insured, in each case based upon generally accepted local accounting and actuarial practice and procedure.

         5.17     COMPLIANCE WITH LAWS

         Except for environmental laws (for which the only representations and warranties made by the Seller and the Seller Parent are contained in Section 5.13), tax laws (for which the only representations and warranties made by the Seller and the Seller Parent are contained in Section 5.14), laws relating to the Plans (for which the only representations and warranties made by the Seller and the Seller Parent are contained in Section 5.16) and export laws (for which the only representations and warranties made by the Seller and the Seller Parent are contained in Section 5.20), the Transferred Business has been and is being conducted in accordance, in all material respects, with all applicable law (including common law), statute, code, rule, regulation, reporting or licensing requirement, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, including those promulgated, interpreted or enforced by any governmental or regulatory authority (collectively "LAWS").

         5.18     BROKERS AND FINDERS

         Other than Goldman Sachs & Co., the fees of which are the sole responsibility of the Seller, neither the Seller nor any of its Affiliates, directors, officers or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

         5.19     SUFFICIENCY OF TRANSFERRED ASSETS

         The Transferred Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by the Seller and its Affiliates to or for the Buyer and the Buying Subsidiaries pursuant to the other Transaction Documents, comprise substantially all of the assets currently used or held for use by the Seller and the Selling Subsidiaries to perform, and are collectively sufficient to provide the Buyer and the Buying Subsidiaries with the means and capability to perform, the obligations the Buyer and the Buying Subsidiaries are assuming under the Assigned Customer Agreements and to perform the Buyer's obligations under the Outsourcing Agreement, in each case as and in the manner such obligations are being performed by the Seller and the Selling Subsidiaries on the date of this Agreement. Without limiting the foregoing, other than the (i) Transferred Software Licenses, (ii) intellectual property to be licensed to the Buyer pursuant to the Technology License Agreement, (iii) with respect to obligations that the Buyer is performing under the Outsourcing Agreement, access, use and/or management rights to be granted to the Buyer under the Outsourcing Agreement with respect to certain Software Licenses identified therein and (iv) application development and maintenance services to be performed by the Seller under, and any access, use and/or management rights to be granted to the Buyer under, the Subcontracting Agreement, there is no other intellectual property reasonably necessary for the Buyer and the Buying Subsidiaries to perform the obligations that the Buyer and the Buying Subsidiaries are assuming under the Assigned Customer Agreements (except to the extent that such obligations are to be performed by the Seller pursuant to the Subcontracting Agreement) or to perform the obligations of the Buyer under the Outsourcing Agreement, in each case as and in the manner such obligations are being performed by the Seller and the Selling Subsidiaries on the date of this Agreement.

         5.20     COMPLIANCE WITH EXPORT LAWS

         The export licenses listed or described in Section 5.20 of the Seller Disclosure Schedule are the only export license documents issued or required by any Law to be issued with respect to the Transferred Business or the Transferred Assets as of the date hereof, and each of the Seller and the Selling Subsidiaries currently holds and is in compliance in all material respects with such export licenses, if any, listed with respect to such Person. Each of the Seller and the Selling

Subsidiaries also is in compliance in all material respects with the general export licenses it relies upon with respect to the Transferred Business.

         5.21     SELLER PARENT

         Seller Parent is a holding company and is engaged in the Transferred Business, if at all, only indirectly through the Seller and the Selling Subsidiaries.

         5.22     CERTAIN COMMUNICATIONS

         To the Knowledge of the Seller, the Seller has disclosed or made available to the Buyer all material information in the Seller's possession regarding whether or to what extent US Airways (or its successor) will continue to obtain information technology services from the Seller after the consummation of the pending business combination transaction between US Airways and UAL, Inc. ("UAL"), the character of such services and UAL's expressed intentions with respect to the US Airways ITSA.

         5.23     NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Article V or in the other Transaction Documents, neither the Seller, the Seller Parent nor any other Person makes any express or implied representation or warranty on behalf of the Seller, the Seller Parent or the Selling Subsidiaries, and the Seller and the Seller Parent hereby disclaim any such representation or warranty whether by the Seller, the Seller Parent or any of their Affiliates, officers, directors, employees, agents or representatives or any other Person.


                                  ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT

         Except as set forth in the Buyer Disclosure Schedule, the Buyer and the Buyer Parent jointly and severally represent and warrant to the Seller and the Seller Parent as follows:

         6.1      ORGANIZATION; EXISTENCE AND QUALIFICATION

         Each of the Buyer Parent and the Buying Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or otherwise formed. The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. Each of the Buyer, the Buyer Parent and the Buying Subsidiaries is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         6.2      POWER; AUTHORITY; ENFORCEABLE OBLIGATIONS

         The Buyer Parent has full corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Buyer has full limited liability company power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. Each Buying Subsidiary has full corporate or limited liability company power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Buyer and the Buyer Parent has taken all action required by Law, its certificate of incorporation and bylaws (or other formation and governance documents) or otherwise to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by the Buyer and the Buyer Parent of their respective obligations hereunder and thereunder and the consummation by the Buyer and the Buyer Parent of the transactions contemplated hereby and thereby. Each Buying Subsidiary has taken all action required by Law, its certificate or articles of incorporation and bylaws (or other formation and governance documents) or otherwise to authorize the execution and delivery by such Buying Subsidiary of any Transaction Document to which it is a party, the performance by such Buying Subsidiary of its obligations thereunder and the consummation by such Buying Subsidiary of the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Buyer and the Buyer Parent. At the Closing (subject to the conditions to closing set forth in Article X), each of the other Transaction Documents will be duly executed and delivered by the Buyer, the Buyer Parent and the Buying Subsidiaries, as the case may be. This Agreement is a valid and binding agreement of the Buyer and the Buyer Parent enforceable against the Buyer and the Buyer Parent in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought. Each of the Transaction Documents other than this Agreement to which the Buyer, the Buyer Parent or a Buying Subsidiary is a party, when executed and delivered at the Closing, will be valid and binding and enforceable against such party in accordance with its terms, except as such validity, binding effect or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, moratorium (whether general or specific) or other Law now or hereafter in effect affecting the enforceability of creditors' rights generally, and except that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.

         6.3      NO CONFLICTS

         None of the (1) execution or delivery by the Buyer or the Buyer Parent of this Agreement or any other Transaction Document to which it is a party, or the execution or delivery by any

Buying Subsidiary of any Transaction Document to which it is a party, (2) performance by the Buyer or the Buyer Parent of its obligations hereunder or under any other Transaction Document to which it is a party, or the performance by any Buying Subsidiary of its obligations under any Transaction Document to which it is a party, or (3) consummation by the Buyer, the Buyer Parent or any Buying Subsidiary of the transactions contemplated hereby or thereby will: (i) require the Buyer, the Buyer Parent or any Buying Subsidiary to obtain the Consent of, or deliver any notice, filing or application to, any governmental, administrative or regulatory authority (whether federal, state, local or foreign) or any other Person with respect to the transfer of the Transferred Assets, the assumption of the Assumed Liabilities, or the performance of any obligations under any other Transaction Document, other than (x) filings pursuant to the HSR Act or any similar Law, (y) the Consents identified in Section 6.3 of the Buyer Disclosure Schedule ("BUYER CONSENTS") and (z) compliance with any state bulk sales law, any factory closing law or any similar Law; (ii) conflict with or result in any violation of any provision of the certificate or articles of incorporation or bylaws (or other formation or governance documents), each as amended to date, of the Buyer, the Buyer Parent or any Buying Subsidiary, or (iii) violate any term of any Law applicable to the Buyer, the Buyer Parent or any Buying Subsidiary or any of their respective properties or assets.

         6.4      LITIGATION

         There is no Litigation pending or, to the Knowledge of the Buyer, threatened against or involving the Buyer, in each case which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect. Neither the Buyer nor the Buyer Parent is subject to any judgment, order or decree entered into in any lawsuit or proceeding which, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect.

         6.5      BROKERS AND FINDERS

         Other than Morgan Stanley Dean Witter, the fees of which are the sole responsibility of the Buyer Parent, neither the Buyer Parent nor any of its Affiliates, officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

         6.6      AVAILABILITY OF FUNDS

         At the Closing, the Buyer Parent, on behalf of the Buyer and the Buying Subsidiaries, will have sufficient funds to enable the Buyer and the Buying Subsidiaries to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

         6.7      NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this Article VI or in the other Transaction Documents, neither the Buyer, the Buyer Parent nor any other Person makes any express or implied representation or warranty on behalf of the Buyer or the Buyer Parent, and the

Buyer and the Buyer Parent hereby disclaim any such representation or warranty whether by the Buyer, the Buyer Parent or any of their Affiliates, directors, officers, employees, agents or representatives or any other Person.


                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

         7.1      CONDUCT OF BUSINESS

         The Seller agrees that from the date of this Agreement until the Closing Date, the Seller and the Selling Subsidiaries will cause the Transferred Business to be conducted consistent with the ordinary and normal course of the Transferred Business existing prior to the date of this Agreement, except as set forth in Section 7.1 of the Seller Disclosure Schedule and except as otherwise consented to in writing by the Buyer. Without limiting the generality of this
Section 7.1, except as set forth in Section 7.1 of the Seller Disclosure Schedule and except as otherwise consented to in writing by the Buyer, the Seller will and will cause each Selling Subsidiary to:

         (a) use commercially reasonable efforts consistent with past practice to preserve business relationships with employees and with customers, vendors and suppliers under the Transferred Contracts;

         (b) maintain and service the Transferred Assets consistent with past practice;

         (c) use its commercially reasonable efforts to comply with and perform its obligations and duties imposed by all Laws applicable to the Designated Employees, the Transferred Assets, the Transferred Business and the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services;

         (d) pay and perform all obligations under the Transferred Contracts consistent with past practice;

         (e) not amend or make other changes to its certificate of incorporation or bylaws (or other charter or governance documents) in any manner whatsoever that would inhibit or hinder its ability to consummate the transactions contemplated hereby;

         (f) not merge with, consolidate with or purchase, or enter into any agreement to merge with, consolidate with or purchase any other Person if such merger, consolidation or purchase would inhibit or hinder its ability to consummate the transactions contemplated hereby or would result in a breach of this Agreement;

         (g) not sell, lease, transfer or otherwise dispose of any asset that, but for such sale, lease, transfer or disposition, would be a Transferred Asset, in each case except in the ordinary course of business;

         (h) not permit or allow any of the Transferred Assets to become subject to any Lien, other than Permitted Liens;

         (i) not modify, release or cancel any obligations, liabilities, rights or claims included in the Transferred Assets, except in the ordinary course of business;

         (j) not grant any increase in the compensation of Designated Employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or enter into any employment agreement with any Transferred Employees, other than (i) as required by Law or (ii) with respect to Domestic Designated Employees, in the ordinary course of business;

         (k) not make capital commitments relating to the Transferred Business or the Transferred Assets for additions to property, plant, equipment, or intangible capital assets that exceed the amounts set forth in the Section 7.1(k) of the Seller Disclosure Schedule by $500,000 with respect to any single commitment or $20,000,000 in the aggregate;

         (l) not amend or terminate any Assigned Customer Agreement or, except in the ordinary course of business, any other Transferred Contract;

         (m) not enter into any Contract relating to the Premises (including any facilities management agreement) that is material to any of the Premises and that would be a Transferred Contract;

         (n) not sell, assign or terminate the Option Issuance Agreement, or sell, assign, terminate or waive any of the Seller Parent's rights under
Section 4.3 of the Option Issuance Agreement (the Seller Parent agrees that the Buyer may withhold consent to a waiver of this clause (n) in its sole discretion);

         (o) not enter into a new customer Contract that would be a Transferred Customer Contract; and

         (p) not agree, whether in writing or otherwise, to do any of the acts prohibited by clauses (a)-(o) above without the prior written consent of the Buyer.

         The Seller Parent agrees to take all such action as may be necessary or appropriate to cause the Seller and the Selling Subsidiaries to comply with the provisions of this Section 7.1.

         7.2      BUYER'S INVESTIGATION; FULL ACCESS

         (a) From and after the date hereof until the Closing Date and to the extent permitted by Law, the Seller shall, within reason, afford to the Buyer and its counsel, accountants, consultants and other agents and representatives access during normal business hours to the Premises, management, properties, and Books and Records which are directly related to the Transferred Business, the Transferred Assets or the Assumed Liabilities, provided that such investigation shall be conducted on an efficient basis and shall not interfere unreasonably with the normal operations of the Transferred Business or the Retained Business, and the Seller will cause its employees, accountants and agents to furnish, within reason, such additional financial and operating data and other information and to enter into such discussions with the Buyer as the

Buyer shall from time to time request in order to enable the Buyer to investigate adequately the Transferred Business, the Transferred Assets and the Assumed Liabilities, provided, that the Buyer shall not have access to Intellectual Property Rights, Software, Retained Databases or any projections or valuation information the Seller, the Seller Parent or the Selling Subsidiaries may have concerning the Retained Business, the Retained Assets or the Retained Liabilities or any financial appraisals or enterprise valuation information the Seller, the Seller Parent or the Selling Subsidiaries may have concerning the Transferred Business. Notwithstanding any other provision to the contrary in this Section 7.2, the Seller is under no obligation to provide the Buyer with any information which is restricted, as of the date of this Agreement, by any confidentiality agreement with a third party; provided that, to the extent reasonably requested by the Buyer, the Seller will request any Consents necessary to provide the Buyer with such information. In such event, the Buyer agrees to keep such information confidential.

         (b) For a period ending on the 90th day after the date of this Agreement (the "ENVIRONMENTAL DILIGENCE PERIOD"), the Buyer shall have the right to conduct, at its sole expense, such environmental inspections and investigations of the Premises and the Transferred Tangible Assets as the Buyer deems necessary or desirable, including the right to conduct sampling of surface water, ground water, soil, indoor and outdoor air quality, building and construction materials, and transformer and tank fluids. The Buyer shall coordinate the scheduling of any sampling activities occurring before the Closing Date with the Seller, it being understood that such activities may be scheduled outside of normal business hours. The Buyer's environmental investigations shall not unreasonably interfere with the normal operations of the Transferred Business. Interference with the normal operations of the Transferred Business that is unavoidable in order for the Buyer to conduct environmental sampling shall not be deemed unreasonable; provided the Buyer shall make commercially reasonable efforts to avoid or minimize the duration of any such interference. Any condition or circumstance existing on or before 12:01 a.m. on the Closing Date at, on or under any of the Premises or with respect to the Transferred Tangible Assets that would reasonably be expected to give rise to liability, compliance costs or third party claims under Environmental Laws and that the Buyer identifies and notifies the Seller of in writing during the Environmental Diligence Period shall be deemed to be an "IDENTIFIED ENVIRONMENTAL CONDITION." The Buyer shall defend, indemnify and hold harmless Seller and its Affiliates from and against any and all damages, penalties, liabilities or claims arising from the acts or omissions of the Buyer or its consultants or contractors in conducting such environmental inspections and investigations except to the extent attributable to liability for conditions existing on the Premises or with respect to the Transferred Tangible Assets that are not the result of an act or omission of the Buyer or its consultants or contractors. The Buyer shall be responsible at its expense for the disposal of all samples, cuttings, purge water or other wastes or materials generated as a result of such environmental investigations.

         7.3      BOOKS AND RECORDS; FURNISHING INFORMATION

         (a) After the Closing Date, to the extent permitted by Law, the Seller agrees, within reason, to make available to the Buyer for inspection and copying at the Buyer's expense, at reasonable times after request therefor, any Books and Records directly relating to the Transferred Assets, the Assumed Liabilities and the Transferred Business retained by the Seller, the Seller Parent or the Selling Subsidiaries which, at the time of such request, are in the possession or control of the Seller, the Seller Parent or the Selling Subsidiaries; provided, however, notwithstanding any other provision of this Agreement to the contrary, the Seller shall be under no obligation under this Agreement to provide the Buyer access to Intellectual Property Rights, Software, Retained Databases or any projections or valuation information the Seller, the Seller Parent or the Selling Subsidiaries may have concerning the Retained Business, the Retained Assets or the Retained Liabilities or any financial appraisals or enterprise valuation information the Seller, the Seller Parent or the Selling Subsidiaries may have concerning the Transferred Business. In addition, the Seller agrees, within reason, to make available to the Buyer all financial data and other information retained by the Seller, the Seller Parent or the Selling Subsidiaries relating to the Transferred Business, the Transferred Assets or the Assumed Liabilities, and will make available its relevant employees, as the Buyer shall from time to time reasonably request, in each case as reasonably required to permit the Buyer to prepare any Tax Returns and in connection with any governmental examination of Tax Returns relating to the Transferred Business, the Transferred Assets or the Assumed Liabilities for periods from and after the Closing Date. The reasonable expenses (including copying costs) incurred by the Seller in connection with its obligations under the preceding sentence shall be reimbursed by the Buyer. For a period of six years after the Closing Date, the Seller shall not destroy or otherwise render unavailable any of the aforesaid records, documents, data and information. Notwithstanding any other provision to the contrary in this Section 7.3(a), the Seller is under no obligation to provide the Buyer with any information which is restricted, as of the Closing, by any confidentiality agreement with a third party; provided that, to the extent reasonably requested by Buyer, the Seller will request and use commercially reasonable efforts to obtain any Consents necessary to provide Buyer with such information.

         (b) After the Closing Date to the extent permitted by Law, the Buyer agrees, within reason, to make available to the Seller for inspection and copying at the Seller's expense, at reasonable times after request therefor, any Transferred Books and Records relating to periods prior to the Closing Date which, at the time of such request, are in the possession or control of the Buyer, the Buyer Parent or the Buyer Subsidiaries. In addition, the Buyer agrees, within reason, to make available to the Seller all financial data and other information relating to periods prior to the Closing Date retained by the Buyer, the Buyer Parent or the Buyer Subsidiaries relating to the Transferred Business, the Transferred Assets or the Assumed Liabilities, and will make available its relevant employees, as the Seller shall from time to time reasonably request, in each case as reasonably required to permit the Seller to prepare any Tax Returns and in connection with any governmental examination of Tax Returns relating to the Transferred Business, the Transferred Assets or the Assumed Liabilities for periods prior to and through the Closing Date. The reasonable expenses (including copying costs) incurred by the Buyer in connection with its obligations under the preceding sentence shall be reimbursed by the Seller. For a period of six years after the Closing Date, the Buyer shall not destroy or otherwise render unavailable any of the aforesaid records, documents, data and information. Notwithstanding any other provision to the contrary in this Section 7.3(b), the Buyer is under no obligation to provide the Seller with any information which is restricted, as of the Closing, by any confidentiality agreement with a third party; provided that, to the extent reasonably requested by the Seller, the

Buyer will request and use commercially reasonable efforts to obtain any Consents necessary to provide the Seller with such information.

         7.4      CONSUMMATION OF TRANSACTIONS; CONSENTS

         (a) Subject to the terms and conditions hereof, the Seller and the Buyer agree to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including all of the following: (i) obtain prior to the Closing all licenses, certificates, permits, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated hereby, including such Consents as may be required under the HSR Act and any similar Law and (ii) effect all necessary registrations and filings. The Seller and the Buyer shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

         (b) The Buyer and the Seller shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the HSR Act and any similar Law. Each party shall furnish to each other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. or foreign governmental agency, including any filings necessary under the provisions of the HSR Act or any similar Law. The parties agree to share equally the filing fee required under the HSR Act.

         (c) Each party shall notify and keep the other advised as to (i) any litigation or administrative proceeding pending and known to such party, or to its Knowledge threatened, which challenges the transactions contemplated hereby or by the other Transaction Documents and (ii) any event or circumstance which would constitute a breach of such party's representations, warranties, covenants or other agreements in this Agreement; provided, however, that the failure of a party to comply with clause (ii) shall not subject such party to any liability hereunder except as and to the extent such party otherwise is responsible for a breach of such representations, warranties, covenants or agreements pursuant to Article XI. Subject to the provisions of Article XII, neither party shall take any action inconsistent with its obligations under this Agreement or which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         7.5      AGREEMENTS REGARDING CONFIDENTIALITY

         (a) Each of the Seller Parent and the Seller covenants that, from and after the date of this Agreement (including after the Closing), it will not for a period of five years, without the prior written consent of the Buyer, disclose to any Person confidential information relating to or concerning:

                  (i) The Buyer, the Buyer Parent or the Buying Subsidiaries, or their respective business, customers, financial condition, performance or operations, obtained by or in the possession of the Seller Parent or the Seller prior to the Closing (the "BUYER CONFIDENTIAL INFORMATION"), except to the officers, directors, employees and representatives of the Seller Parent or the Seller who need to know such information for purposes of the transactions contemplated by this Agreement and the other Transaction Documents, unless, upon the advice of counsel to the Seller, disclosure is required to be made under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, other Law or the rules of the New York Stock Exchange or any other relevant securities exchange. If the Seller and the Buyer enter into a definitive agreement regarding the acquisition by the Seller of the Buyer's air services portfolio and related customer agreements, the confidentiality provisions of such agreement shall govern any Buyer Confidential Information relating to such business in lieu of this Section 7.5(a)(i).

                  (ii) The Transferred Assets, Assumed Liabilities, Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services in each case obtained by or in the possession of the Seller Parent or the Seller prior to the Closing (the "TRANSFERRED BUSINESS CONFIDENTIAL INFORMATION"), except to their respective officers, directors, employees and representatives to the extent such Persons need to know such information for purposes of the transactions contemplated by this Agreement and the other Transaction Documents, Taxes, accounting, litigation and other matters necessary in respect of the ownership by Seller and the Selling Subsidiaries prior to the Closing of the Transferred Assets or the Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services, unless, upon the advice of counsel to the Seller, disclosure is required to be made under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, other Law or the rules of the New York Stock Exchange or any other relevant securities exchange.

         (b) Notwithstanding the foregoing, the Seller Parent and the Seller may use and disclose Transferred Business Confidential Information to the extent (i) reasonably required to bring any claim against, or resolve any dispute with, any Person who is party to any Transferred Contract arising under such Transferred Contract and relating to events prior to 12:01 a.m. Central Time on the Closing Date, (ii) reasonably required to defend any Litigation, claim or other dispute relating to any matter that is or relates to, or is asserted to be or relate to, a Retained Asset or a Retained Liability or any other matter that is or is asserted to be covered by the Seller's or the Seller Parent's indemnification obligations under Article XI or (iii) such Transferred Business Confidential Information was available on a non-confidential basis prior to its coming into the possession of the Seller Parent or the Seller and directly relates to the Retained Assets, the Retained Liabilities or the Retained Business. Prior to any use or disclosure of such Transferred Business Confidential Information, the Seller will notify the Buyer that the Seller intends to disclose Transferred Business Confidential Information and will consult with the Buyer in good faith regarding the scope of the use and disclosure.

         (c) In the event that the Seller Parent or the Seller is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Buyer Confidential Information or Transferred Business Confidential Information which otherwise may not be disclosed except as set forth in Section 7.5(a) or (b), the Seller Parent or the Seller will provide the Buyer with prompt notice of such request or demand or other similar process so that the Buyer may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive compliance with the provisions of this Section 7.5, as appropriate. The term "Buyer Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of wrongful disclosure by the Seller Parent or Seller, (ii) was available on a non-confidential basis prior to its coming into the possession of the Seller Parent or the Seller to the extent such Buyer Confidential Information relates to the Retained Assets, the Retained Liabilities or the Retained Business or (iii) becomes available after the Closing to the Seller Parent or the Seller on a non-confidential basis from a source other than the Buyer Parent or the Buyer to the extent such Buyer Confidential Information relates to the Retained Assets, the Retained Liabilities or the Retained Business, provided that, to the knowledge of the Seller, such source is not bound by a confidentiality agreement with the Buyer Parent or the Buyer or their respective representatives. The term "Transferred Business Confidential Information" does not include information which becomes generally available to the public other than as a result of wrongful disclosure by the Seller Parent or the Seller.

         (d) Each of the Buyer Parent and the Buyer covenants that, from and after the date of this Agreement (including after the Closing), it will not for a period of five years, without the prior written consent of the Seller, disclose to any Person confidential information relating to or concerning the Retained Assets, the Retained Liabilities, the Retained Business or the Seller Parent, the Seller or the Selling Subsidiaries, or their respective businesses, customers, financial condition, performance or operations, obtained by the Buyer Parent or the Buyer prior to the Closing Date (the "SELLER CONFIDENTIAL INFORMATION"), except to their respective officers, directors, employees and representatives to the extent such Persons need to know such information for purposes of the transactions contemplated by this Agreement and the other Transaction Documents, Taxes, accounting, litigation and other matters necessary in respect of the ownership by the Buyer and the Buying Subsidiaries, subsequent to the Closing, of the Transferred Assets or the Transferred Business, and their assumption of the Assumed Liabilities, unless, upon the advice of counsel to the Buyer, disclosure is required to be made under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, other applicable Law or the rules of the New York Stock Exchange or any other relevant securities exchange.

         (e) Notwithstanding the foregoing, the Buyer Parent and the Buyer may use and disclose Seller Confidential Information to the extent (i) reasonably required to bring any claim against, or resolve any dispute with, any Person who is party to any Transferred Contract arising under such Transferred Contract and relating to events on or after 12:01 a.m. Central Time on the Closing Date, (ii) reasonably required to defend any Litigation, claim or other dispute relating to any matter that is or relates to, or is asserted to be or relate to, a Transferred Asset or an Assumed Liability or any other matter that is or is asserted to be covered by the Buyer's or the Buyer Parent's indemnification obligations under Article XI or (iii) such Seller Confidential Information was available on a non-confidential basis prior to its coming into the possession of the Buyer Parent or the Buyer and directly relates to the Transferred Assets, the Assumed Liabilities or the Transferred Business. Prior to any use or disclosure of such Seller Confidential Information, the Buyer will notify the Seller that the Buyer intends to disclose Seller

Confidential Information and will consult with the Seller in good faith regarding the scope of the use and disclosure.

         (f) In the event that the Buyer Parent or the Buyer is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Seller Confidential Information which otherwise may not be disclosed except as set forth in Section 7.5(d) or (e), the Buyer Parent or the Buyer will provide the Seller with prompt notice of such request or demand or other similar process so that the Seller may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive compliance with the provisions of this Section 7.5, as appropriate. The term "Seller Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of disclosure by the Buyer Parent or the Buyer, (ii) was available on a non-confidential basis prior to its coming into the possession of the Buyer Parent or the Buyer or (iii) becomes available after the Closing Date to the Buyer Parent or the Buyer on a non-confidential basis from a source other than the Seller Parent or the Seller, provided that, to the knowledge of the Buyer, such source is not bound by a confidentiality agreement with the Seller Parent or the Seller or their respective representatives.

         (g) For purposes of this Section 7.5, (i) the Seller Parent and the Seller shall include the Selling Subsidiaries, their respective subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives and the Seller Parent and the Seller shall cause all such other Persons to comply with the terms of this Section 7.5, and (ii) the Buyer Parent and the Buyer shall include the Buying Subsidiaries, their respective subsidiaries and Affiliates, and any of their respective directors, officers, employees and representatives and the Buyer Parent and the Buyer shall cause all such other Persons to comply with the terms of this Section 7.5.

         (h) No failure or delay by either party hereto in exercising any right, power or privilege under this Section 7.5 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         (i) Notwithstanding any other provision under Sections 7.5 or 7.6, no party shall be prohibited from publicly disclosing information related to the effect of the transactions contemplated hereunder and under the other Transaction Documents on such party's financial conditions and results of operations in connection with customary investor relations activities consistent with past practice.

         (j) The parties agree that the confidentiality provisions of that certain Mutual Nondisclosure Agreement dated as of July 28, 2000 among the Seller, the Seller Parent and the Buyer Parent shall be superseded by this
Section 7.5.

         7.6      PUBLIC DISCLOSURES

         In connection with the execution of this Agreement and in connection with the Closing, the Seller and the Buyer jointly will plan, coordinate and release any related press release and other public announcements, statements or communications. Prior to the Closing Date, no party to this Agreement will issue any press release or make any other public disclosures, announcements, statements or communications concerning this transaction or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this Section will preclude any party from making any disclosures required by Law or necessary and proper in conjunction with the filing of any Tax Return or other document required to be filed with any governmental body, authority or agency; provided, however, that the party required to make the release or statement shall to the extent practicable allow the other party reasonable time to comment on such release or statement in advance of such issuance.

         7.7      NO SOLICITATION

         The Seller will not, and will ensure that its directors, officers, employees or other Affiliates or representatives do not, directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than the Buyer or its directors, officers, employees or other Affiliates or representatives) with respect to any sale, disposition, lease or other transfer of any of the Transferred Assets (except for sales of Transferred Assets in the ordinary course of business) or the Transferred Business (an "ACQUISITION TRANSACTION"). The Seller shall notify the Buyer upon receipt of any bona fide proposal concerning an Acquisition Transaction and the terms thereof.

         7.8      PAYMENTS RECEIVED; ACCOUNTS RECEIVABLE; VENDOR INVOICES

         (a) From and after the Closing, the Seller and the Buyer each agree that it will hold and promptly transfer and deliver to the other, from time to time, as and when received by such party any payments or property which properly belongs to the other party, and will account for the other party all such receipts. When a party receives a payment to which it is partially entitled, such party may deduct its portion from such payment and deliver the balance of the payment to the other party.

         (b) From and after the Closing, the Buyer will reasonably cooperate with the Seller's efforts to collect all accounts receivable and other rights of Seller to receive payments that relate to the Transferred Business or Transferred Assets and are included in the Retained Assets, including the Customer Accounts Receivable.

         (c) From and after the Closing Date, all valid and undisputed invoices from third-party vendors relating to the Transferred Contracts up to and including the Closing Date that are received by the Buyer will be paid by the Buyer to the extent included as Assumed Liabilities, and will otherwise be forwarded to the Seller for payment. Where an invoice must be prorated, the Buyer will pay the full amount of the invoice, and Seller will promptly reimburse the Buyer for the amount of the payment which is its pro rata obligation. Where the Seller has already paid any such invoice before the Closing Date, and the invoice must be prorated, the Buyer will promptly reimburse the Seller for the amount of the payment which is the pro rata obligation of the Buyer.

         7.9      GOVERNMENT CONSENTS

         As promptly as practicable after the execution of this Agreement, the Seller or the Seller Parent and the Buyer or the Buyer Parent, as appropriate, shall (i) file all reports, notifications, applications and other documents that may be required to be filed with any and all governmental, administrative or regulatory authorities having proper jurisdiction over the Seller and the Buyer in connection with this Agreement, the purchase by the Buyer of the Transferred Assets and any other transactions contemplated hereby or by any other Transaction Document; (ii) cooperate with each other in connection with such filings or responses to requests for additional information; and (iii) use commercially reasonable efforts to resolve any objections raised by any of such authorities. To the extent permitted by Law, the parties will furnish to each other such necessary information and reasonable assistance as each may request in connection with their preparation of necessary filings with such authorities.

         7.10     FURTHER ASSURANCES

         From time to time after the Closing Date, each of the Seller and the Buyer shall, at its sole expense, at the reasonable request of the other, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as may be reasonably requested by the other party in order to vest in the Buyer and the Buying Subsidiaries put the Buyer and the Buying Subsidiaries in possession of the Transferred Assets, and to give effect to the Buyer's and the Buyer Subsidiaries' assumption of the Assumed Liabilities.

         7.11     RELEASE OF LIENS

         Prior to or at the Closing, the Seller will deliver to the Buyer, and cause to be filed or recorded, such releases, termination statements and other documents and instruments as are sufficient to eliminate and extinguish all Liens (other than Permitted Liens) on any of the Transferred Assets so that, at the Closing, the Buyer or the appropriate Buying Subsidiary designated by Buyer will receive title to such Transferred Assets free and clear of such Liens (other than Permitted Liens and, in the case of Financed Hardware, leases entered into by the Seller or the Selling Subsidiaries, as lessor, with "Third Party Participants" (as defined in the Outsourcing Agreement)).

         7.12     NON-SOLICITATION OF EMPLOYEES

         From the date of this Agreement until the second anniversary of the date of this Agreement, neither the Seller or its Affiliates on the one hand, nor the Buyer or its Affiliates on the other hand will (or will assist, advise or encourage others to), directly or indirectly, solicit for employment (i) any elected officer of the other party or (ii) any other managerial employee of the other party (or any subsidiary or division thereof) with whom the other party or any of its Affiliates first had contact or for whom the other party or any of its Affiliates first received a resume or other similar background information during the period of its consideration of the transactions contemplated by this Agreement, except that the Buyer may take any action contemplated in Article VIII with respect to the Designated Employees prior to the Closing.

Notwithstanding the foregoing, the Buyer and the Seller acknowledge and agree that this Agreement will not prohibit (i) any executive search or similar business controlled by the Buyer or by any of the Buyer's Affiliates from engaging in its business in the ordinary course on behalf of clients other than the Buyer or any Affiliate of the Buyer, (ii) solicitations through general public advertisements or other publications of general public circulation not targeted directly or indirectly at the other party's employees, or (iii) the solicitation for employment or employment by one party of a former employee of the other party who, at the date of such solicitation, was not an employee or subcontractor of such party at any time during the previous 12 months.

         7.13     TAX EXEMPTIONS, CREDITS AND INCENTIVES

         The Seller shall reasonably cooperate with the Buyer in the Buyer's effort to cause all Tax (including income tax) exemptions, abatements, credits, and incentives granted to the Seller related to the Transferred Business or Transferred Assets to remain in effect after the Closing Date or in the Buyer's effort to apply for the same. Such cooperation shall include participating in reasonable negotiations, filing necessary documentation, and providing necessary historical information.

         7.14     CLAIMS BY SELLER

         If the Seller, the Seller Parent or any Selling Subsidiary asserts a claim or takes any other action in respect of a Default under any Transferred Contract that arises out of or relates to events occurring before 12:01 a.m. Central Time on the Closing Date and if such claim or other action involves Litigation against, or formal dispute resolution before any third-party mediator or arbitrator with, a party who at the Closing was a customer or vendor of the Transferred Business and remains a customer or vendor of the Transferred Business at the time of such Litigation or such formal dispute resolution, then, prior to commencing Litigation or formal dispute resolution, the Seller shall first discuss the matter with the Buyer and shall consider in good faith the Buyer's views on the matter.

         7.15     SUBCONTRACTING AGREEMENT

         The Seller and the Buyer agree to negotiate in good faith the definitive terms of the Subcontracting Agreement, the principal economic and other material terms of which are set forth in Exhibit 4.2(a)(xi), prior to the Closing and to enter into the Subcontracting Agreement at the Closing.

         7.16     CERTAIN SCHEDULES TO THE OUTSOURCING AGREEMENT

         The Seller and the Buyer agree to negotiate in good faith the definitive terms of the Approved Subcontractors Schedule, the Hardware Schedule, the Software Schedule, the Third Party Agreements Schedule, Attachment B (Financial Responsibilities Matrix) to the Charges Schedule and Attachment E (Labor Skill Sets) to the Charges Schedule to the Outsourcing Agreement prior to the Closing and to include such schedules as part of the Outsourcing Agreement at the Closing.

         7.17     EFFORTS REGARDING AMERICAN AIRLINES

         The Seller will use commercially reasonable efforts to satisfy the conditions in Sections I and II of the Consent Letter, taking into consideration the Seller's commercial interests relating to Exhibit P to the RSA. In addition, the Seller will work at the reasonable direction of the Buyer in connection with completing the Other Schedules (as defined in the Consent Letter) to the Third Amended ITSA. The Seller and the Buyer shall use commercially reasonable efforts so that TPI shall remain a "neutral party" with respect to the negotiation of the I2M Strawman.

         7.18     IDENTIFICATION OF FINANCED HARDWARE

         Prior to the Closing, the Seller will deliver to the Buyer a good faith estimate of the number of units of Financed Hardware, by asset category, that the Seller is transferring to the Buyer and the Buying Subsidiaries pursuant to this Agreement.

         7.19     DATABASES

         Between the date of this Agreement and the Closing, the parties will work together to identify those electronic databases owned by the Seller that are used in the Transferred Business or the provision by the Seller and the Selling Subsidiaries prior to the Closing of the Outsourced Services or which contain data regarding the Transferred Assets and the Assumed Liabilities ("DATABASES"). The parties agree to work together in good faith to designate which such Databases should be designated as "Transferred Databases" and which such Databases should be designated as "Retained Databases." The parties generally agree that "TRANSFERRED DATABASES" should include those Databases that are used primarily in the Transferred Business or that primarily contain data regarding the Transferred Assets and Assumed Liabilities (including such matters as purchase, installation, maintenance and similar records relating to the Transferred Tangible Assets, operating data relating to the Premises, historical service performance, invoicing and other operational and financial data regarding the Transferred Contracts, and, to the extent permitted under applicable Law, copies of historical personnel, payroll and medical records of each of the Transferred Employees in the possession of the Seller) and that the "RETAINED DATABASES" should include those Databases that are used by the Seller primarily in the Retained Business or that primarily contain data regarding the Retained Assets and Retained Liabilities (including such matters as historical service performance, invoicing and other operational and financial data regarding Contracts that are not Transferred Contracts, passenger name records, fare and pricing information, and other data primarily relating to the provision by the Seller of "TMD Products and Services" (as defined in the TMD Marketing Agreement), and Databases that are part of integrated systems (such as the Seller's SAP enterprise resource planning systems) that are necessary to the operation of the Retained Business). For Databases that contain data relating to both the Transferred Assets and Assumed Liabilities and the Retained Assets and Retained Liabilities, the parties agree to work together in good faith to institute procedures pursuant to which the party owning such Database after the Closing will provide reasonably necessary data feeds to the other party and permit the other party to otherwise access such data pursuant to Section 7.5.

                                  ARTICLE VIII
                                EMPLOYEE MATTERS

        8.1      OFFERS/TRANSFERS OF EMPLOYMENT

        (a) As used in this Article VIII, the following terms have the respective meanings set forth below:

                 (i) "BUYER ENTITY" shall mean the Buyer or the applicable Buying Subsidiary.

                 (ii) "DESIGNATED EMPLOYEES" shall mean, collectively, the Domestic Designated Employees and the Non-Domestic Designated Employees.

                 (iii) "DOMESTIC DESIGNATED EMPLOYEES" shall mean the employees of the Seller or the Selling Subsidiaries whose names are set forth in Section 8.1(a)(iii) of the Seller Disclosure Schedule (whose employment services are currently primarily performed in the United States).

                 (iv) "DOMESTIC TRANSFERRED EMPLOYEES" shall mean the Domestic Designated Employees who accept offers of employment from the Buyer Entity pursuant to this Agreement.

                 (v) "DOMESTIC EMPLOYEE TRANSITION DATE" shall mean the effective date of an offer of employment received by a Domestic Designated Employee from the Buyer Entity pursuant to this Agreement, which shall be a date no earlier than the Closing Date and no later than 90 days after the Closing Date. The Domestic Employee Transition Date shall not be deemed to refer to the date that the Seconded Employees who are Domestic Designated Employees transition employment to the Buyer Entity.

                 (vi) "EMPLOYEE COSTS" shall mean the direct cash costs of paying or providing compensation, benefits, privileges and perquisites, including reasonable attorneys' fees and the fees of consultants, third party administrators and other advisors relating to the provision of such compensation, benefits privileges and perquisites.

                 (vii) "EMPLOYEE TRANSITION DATE" shall mean the Domestic Employee Transition Date with respect to Domestic Designated Employees, and the Non-Domestic Employee Transition Date with respect to Non-Domestic Designated Employees, as applicable, for the provisions of this Article VIII applicable to both categories of Designated Employees.

                 (viii) "EXCESS NON-DOMESTIC EMPLOYEE BENEFITS" shall mean benefits, privileges and perquisites provided to Expatriate Employees (whether such Expatriate Employee is a Domestic Transferred Employee or a Non-Domestic Transferred Employee) and Non-Domestic Transferred Employees, as applicable, that are in excess of or different from the benefits, privileges or perquisites provided to similarly situated employees of the Buyer Entity.

                 (ix)     "FOREIGN COUNTRY" shall mean a country listed in
         Section 8.1(a)(ix) of the Seller Disclosure Schedule.

                 (x) "FOREIGN EMPLOYMENT AGREEMENT" shall mean an employment agreement with respect to a Non-Domestic Designated Employee that is valid and enforceable under the Laws of (A) the Foreign Country in which such Non-Domestic Designated Employee primarily provides employment services for Seller or the Selling Subsidiaries, or (B) the Laws of any other country applicable to such agreement.

                 (xi) "NON-DOMESTIC DESIGNATED EMPLOYEES" shall mean the employees of the Seller or the Selling Subsidiaries whose names are set forth in Section 8.1(a)(xi) of the Seller Disclosure Schedule (whose employment services are currently primarily performed in a Foreign Country).

                 (xii) "NON-DOMESTIC EMPLOYEE TRANSITION DATE" shall mean, as applicable, (A) the effective date of an offer of employment received from the Buyer Entity by Non-Domestic Designated Employees in a specific Foreign Country pursuant to this Agreement, or (B) the effective date of a transfer of employment of Non-Domestic Employees in a specific Foreign Country to the Buyer Entity pursuant to this Agreement. The Non-Domestic Employee Transition Date shall not be deemed to refer to the date that the Seconded Employees who are Non-Domestic Designated Employees transition employment to the Buyer Entity.

                 (xiii) "NON-DOMESTIC SEVERANCE COSTS" shall mean any and all legal claims, including any costs, expenses, damages or reasonable attorneys' fees, attributable to and arising from the assertion by a Non-Domestic Designated Employee that such Non-Domestic Designated Employee is entitled to receive compensation, other remuneration, termination gratuities, leaving indemnities, severance or termination benefits, an ex gratia payment or any similar compensation or benefits from any member of the Seller Group or from any member of the Buyer Group.

                 (xiv) "NON-DOMESTIC TRANSFERRED EMPLOYEE" shall mean a Non-Domestic Designated Employee who accepts an offer of employment from the Buyer Entity pursuant to this Agreement or whose employment is transferred to the Buyer Entity in connection with the transactions contemplated by this Agreement, as applicable.

                 (xv) "TRANSFERRED EMPLOYEES" shall mean, collectively, the Domestic Transferred Employees and the Non-Domestic Transferred Employees.

         (b) Not later than 14 days after the date of this Agreement, the Buyer Entity shall make offers of regular employment, to be effective as of the Domestic Employee Transition Date, to the Domestic Designated Employees other than those Domestic Designated Employees who, as of the date of this Agreement, are not actively at work. Such offers shall be (i) for either full-time or part-time employment, consistent with, and the same as, such Domestic Designated Employee's employment with the Seller or a Selling Subsidiary as of the date of this Agreement and (ii) with similar duties and responsibilities as provided by the Seller or a Selling Subsidiary as of the date of this Agreement.

         (c) Not later than 14 days after the date of this Agreement, the Buyer Entity shall make offers of regular employment to each Domestic Designated Employee who is not actively at work as of the date of this Agreement, to be effective as of the later of the Domestic Employee Transition Date and the date such Domestic Designated Employee is ready to return to work in his or her former position. Such offers shall be (i) for either full-time or part-time employment, consistent with, and the same as, such Domestic Designated Employee's employment with the Seller or a Selling Subsidiary at the most recent time that such Domestic Designated Employee was actively at work and (ii) with similar duties and responsibilities as provided by the Seller or a Selling Subsidiary at the most recent time that such Domestic Designated Employee was actively at work. Notwithstanding the foregoing, the Buyer Entity shall have no obligation to extend employment to any Domestic Designated Employee who is not actively at work as of the date of this Agreement unless such Domestic Designated Employee is able to return to work within 180 days after the Domestic Employee Transition Date and, in the case of medical leave, such return to work is approved by a licensed physician.

       (d) Not later than seven days after the date of hire (the "HIRE DATE") by the Seller or a Selling Subsidiary of a person to fill a position which would have otherwise caused such person to be classified as a Domestic Designated Employee by the Seller (a "NEW HIRE"), the Seller shall provide notice to the Buyer of the hiring of such person. Not later than 14 days after receipt by the Buyer of such notice, the Buyer Entity shall make an offer of regular employment, to be effective as of the Domestic Employee Transition Date or as soon as commercially practicable thereafter, to such New Hire. Such offer shall be (i) for either full-time or part-time employment, consistent with, and the same as, such New Hire's employment with the Seller or a Selling Subsidiary as of such New Hire's Hire Date and (ii) with similar duties and responsibilities as provided by the Seller or a Selling Subsidiary as of such New Hire's Hire Date. Notwithstanding the foregoing, the Buyer Entity shall have no obligation to extend employment to a New Hire unless the terms of such New Hire's employment are consistent with the terms of employment that would be offered to similarly situated Domestic Designated Employees in the ordinary course of business. For all other purposes under this Agreement, New Hires shall be considered Domestic Designated Employees.

       (e) The Buyer Entity shall give each Domestic Designated Employee at least 14 days, but no more than the number of days mutually agreed upon by the Buyer and the Seller, in which to accept or reject the Buyer Entity's employment offer, unless a relocation is required, in which case the Buyer Entity shall give the Domestic Designated Employee no less than 21 days, but no more than the number of days mutually agreed upon by the Buyer and the Seller, in which to accept or reject the Buyer Entity's employment offer. The Buyer shall use commercially reasonable efforts to (i) forward to the Seller on a weekly basis a list of those Domestic Designated Employees who have communicated an acceptance or rejection of the Buyer Entity's offer of employment within seven days of the Buyer Entity's receipt of such acceptances or rejections and (ii) prepare and deliver to the Seller a notice listing all of the Domestic Designated Employees who shall become Domestic Transferred Employees on the earlier of (x) the date that is 14 days after the date the Domestic Designated Employees are required to accept or reject the Buyer Entity's employment offer, or (y) the date that is 14 days prior to Domestic Employee Transition Date. Unless otherwise mutually agreed by the Buyer and the Seller, the Seller shall cause all of the Domestic Designated Employees, other than (i) the Seconded Employees (as defined in
Section 8.1(m) and (ii) the Domestic Designated Employees who (A) have received offers of employment from American Airlines, Inc. as provided by that certain letter agreement between the Seller and American Airlines, Inc., dated February 26, 2001, and (B) have not rejected such offers, to be terminated from employment with the Seller or the Selling Subsidiaries effective as of the Domestic Employee Transition Date.

       (f) The Seller, the Selling Subsidiaries, and the Buyer hereby agree that the Non-Domestic Employee Transition Date with respect to Non-Domestic Designated Employees shall be the Domestic Employee Transition Date wherever possible, and thereafter shall be the earliest date upon which employment of the Non-Domestic Designated Employees by the Buyer Entity in a specific Foreign Country can commence in accordance with applicable Laws in such Foreign Country, the terms of any applicable collective bargaining agreement and any applicable works' council notice and consultation requirements.

       (g) The term "EXPATRIATE EMPLOYEE" shall mean a Designated Employee who receives compensation, other remuneration or benefits pursuant to programs or arrangements of the Seller or a Selling Subsidiary (the "SELLER HOME COUNTRY PLANS") which are maintained under the Laws of a country (the "HOME COUNTRY") other than the country in which such Designated Employee primarily performs services for the Seller or the Selling Subsidiaries. Notwithstanding any provision of this Article VIII to the contrary, (i) subject to clause (ii), to the extent that Buyer Entity is obligated under this Article VIII to pay or provide compensation, other remuneration or benefits to an Expatriate Employee (whether such Expatriate Employee is a Domestic Designated Employee or a Non-Domestic Designated Employee), the Buyer Entity shall, if the Expatriate Employee is covered under Seller Home Country Plans, pay or provide such compensation, other remuneration or benefits under programs or arrangements of the Buyer Entity which are maintained under the Laws of the applicable Home Country (the "BUYER HOME COUNTRY PLANS"), in an amount and at a benefit level, as the case may be, equivalent to the amount or level provided under the Buyer Home Country Plans to similarly situated employees of the Buyer Entity; (ii) if such Expatriate Employee is subject to an agreement with the Seller or a Selling Subsidiary (an "EXPATRIATE AGREEMENT") which provides that the Expatriate Employee will receive compensation, other remuneration or benefits in an amount or at a level greater than the amount or level generally provided under the Buyer Home Country Plans to similarly situated employees of the Buyer Entity, then the Buyer Entity shall, pursuant to the Buyer Home Country Plans, pay or provide such greater amount or level of compensation, other remuneration or benefits to such Expatriate Employee; provided that the Buyer and the Seller shall share equally the Employee Costs of providing the Excess Non-Domestic Employee Benefits to such Expatriate Employees for a period of two years following the Employee Transition Date.

       (h) If under the Laws of any Foreign Country, the Seller or the Selling Subsidiaries would be permitted in connection with the transactions contemplated hereby to transfer a Non-Domestic Designated Employee's employment to the Buyer Entity, then the Seller, the Selling

Subsidiaries, and the Buyer Entity shall cooperate and use commercially reasonable efforts to effectuate the transfer of employment of the Non-Domestic Designated Employees on the Non-Domestic Employee Transition Date in accordance with the Laws of such Foreign Country so that no severance benefits, termination indemnities or other termination benefits shall be payable to such Non-Domestic Designated Employees in connection with the transactions contemplated by this Agreement.

       (i) If the employment of a Non-Domestic Designated Employee is not transferred in accordance with Section 8.1(h), then the Buyer Entity shall offer employment to such Non-Domestic Designated Employee effective on the applicable Non-Domestic Employee Transition Date and, other than with respect to Seconded Employees, the employment of such Non-Domestic Designated Employee shall be terminated by the Seller or the Selling Subsidiary, as applicable, on the Non-Domestic Employee Transition Date. Such offers shall be made in a time and manner, to the extent commercially practicable, consistent with the time and manner in which offers of employment are made with respect to Domestic Designated Employees under Sections 8.1(b), (c), (d) and (e); provided that, the Seller, the Selling Subsidiaries and the Buyer Entity shall cooperate and use commercially reasonable efforts to effectuate the termination of employment by the Seller and the offer of employment by the Buyer Entity so that no severance benefits, termination indemnities or other termination benefits shall be payable to such Non-Domestic Designated Employees in connection with the transactions contemplated by this Agreement.

       (j) Prior to the Employee Transition Date or as soon as commercially practicable thereafter, the Buyer Entity, with the cooperation of the Seller, shall satisfy or cause to be satisfied any and all Laws relating to immigration and visa requirements necessary to permit the employment of Designated Employees by the Buyer Entity on the Employee Transition Date as contemplated by this Article VIII.

       (k) Section 8.1(a)(iii) of the Seller Disclosure Schedule, with respect to Domestic Designated Employees, and Section 8.1(a)(xi), of the Seller Disclosure Schedule, with respect to Non-Domestic Designated Employees, set forth the current base salary or wages, target bonus participation rate, duties and responsibilities, length of service and certain other benefit information for each Designated Employee.

       (l) Notwithstanding anything to the contrary in this Section 8.1, except as otherwise required under the Laws of a Foreign Country governing the employment of a Non-Domestic Transferred Employee, the Buyer Entity shall not be obligated to offer employment to any Designated Employee, if such person ceases to be an employee of the Seller or any Selling Subsidiary at any time after the date of this Agreement and before the Employee Transition Date.

       (m) Notwithstanding anything to the contrary in Section 8.1(h) and 8.1(i), at any time prior to the Employee Transition Date, the Seller shall have the right, in its sole discretion, to allow certain Designated Employees who: (i) will, within two years of the Employee Transition Date, be eligible to receive retiree flight privileges from American Airlines, Inc. pursuant to the Travel Privileges Agreement with American Airlines, Inc., dated as of July 1, 1996, as amended as of March 15, 2000, which is more fully described in Section 5.16 of the Seller Disclosure Schedule, (ii) are in the process of obtaining green card and possess H-1B visas which will expire within two years of the Employee Transition Date, or (iii) are Non-Domestic Designated Employees who, as a result of restrictions provided by the Laws of a Foreign Country, are unable to transfer or accept employment with the Buyer Entity on the Non-Domestic Employee Transition Date (collectively, "SECONDED EMPLOYEES") to remain employed by the Seller or a Selling Subsidiary after the Closing Date until such time as determined by the Seller in its sole discretion (the "SECONDMENT PERIOD"). At the termination of the Secondment Period, the Seconded Employees shall transfer employment to the Buyer Entity under terms substantially similar to those provided by this Article VIII, unless such Seconded Employees fail to accept the Buyer Entity's offer of employment or as otherwise mutually agreed by the Seller and the Buyer. The Seller shall not second more than 600 Designated Employees in the aggregate.

         8.2      COMPARABLE COMPENSATION AND BENEFITS

         (a) The Buyer Entity shall offer each Domestic Transferred Employee (i) for at least one year following the Domestic Employee Transition Date, total cash compensation which is the same as or better than the total cash compensation (including base pay and bonus) such Domestic Transferred Employee received from the Seller or Selling Subsidiary immediately prior to the Domestic Employee Transition Date; provided that, if the Seller or any Selling Subsidiary creates, amends, or otherwise modifies any bonus or other cash compensation plan or commitment after the date of this Agreement, the Buyer Entity shall only be obligated to offer each Domestic Transferred Employee total cash compensation which is the same as or better than the total cash compensation (including base pay and bonus) such Domestic Transferred Employee would have received immediately prior to the Domestic Employee Transition Date if such bonus or other cash compensation plan or commitment had not been so amended and (ii) a package of benefits, privileges and perquisites that is no less favorable than those offered to similarly situated employees of the Buyer Entity.

         (b) The Buyer Entity shall offer to each Non-Domestic Transferred Employee (i) for at least one year following the Non-Domestic Employee Transition Date, total cash compensation which is the same as or better than the total cash compensation (including base pay and bonus) such Non-Domestic Transferred Employee received from the Seller or the Selling Subsidiary immediately prior to the applicable Non-Domestic Employee Transition Date, and
(ii) a package of benefits, privileges and perquisites that is no less favorable than those offered to similarly situated employees of the Buyer Entity in the specific Foreign Country; provided, however, that to the extent that the Laws of any Foreign Country in which any Non-Domestic Designated Employees are located require the provision of Excess Non-Domestic Employee Benefits, as a result of the transactions contemplated by this Agreement, the Buyer Entity, for a period of two years following the applicable Non-Domestic Employee Transition Date, shall also, subject to the approval of the Seller (which approval shall not be unreasonably withheld), provide the Non-Domestic Transferred Employees employed in such Foreign Country with the Excess Non-Domestic Employee Benefits at the amount and level so required by the Laws of such Foreign Country or, if permitted by the Laws of such Foreign Country, with benefits, privileges, perquisites or other compensation having an equivalent value of such Excess Non-

Domestic Employee Benefits. The Buyer and the Seller shall, for a period of two years following the applicable Non-Domestic Employee Transition Date, share equally the Employee Costs associated with: (i) the provision of the Excess Non-Domestic Employee Benefits to the extent the Employee Costs associated with the Excess Non-Domestic Employee Benefits exceed the Employee Costs which the Buyer Entity would have otherwise borne had Buyer Entity provided such Non-Domestic Transferred Employees with benefits, privileges and perquisites equal to that which Buyer Entity provides to similarly situated employees of the Buyer Entity during such two-year period, and (ii) the Non-Domestic Severance Costs; provided that the Seller and the Selling Subsidiaries shall not be responsible for any of the costs or expenses, including the Non-Domestic Severance Costs, arising out of the Buyer Entity's failure to fulfill the Buyer Entity's obligations under this Agreement and as required by Law with respect to such Excess Non-Domestic Employee Benefits unless otherwise mutually agreed upon by the Seller and the Buyer. Notwithstanding any provision of this Section 8.2(b) to the contrary: (i) the Buyer Entity shall provide benefits, privileges and perquisites to the Non-Domestic Designated Employees covered by the collective bargaining agreements set forth in Section 8.2(b) of the Seller Disclosure Schedule (the "COLLECTIVE BARGAINING AGREEMENTS") at the amount and level of the benefits, privileges and perquisites required to be provided by the Collective Bargaining Agreements, other than any profit-sharing plan, pension plan, or equity compensation plan or program provided by such Collective Bargaining Agreements; provided, however, that nothing set forth in this Section 8.2(a) shall prohibit the Non-Domestic Designated Employees subject to such collective bargaining agreements from receiving the Buyer Options and other compensation provided by Section 8.4 of this Agreement and
(ii) the Buyer Entity shall not amend, terminate or take any other similar action with respect to the pension plans maintained by the Buyer Entity under the Laws of Canada for the two-year period following the Non-Domestic Employee Transition Date that would independently result in a partial wind-up of the pension plans maintained by the Seller or the Selling Subsidiaries under the Laws of Canada.

         (c) With respect to each Transferred Employee who received commission payments from the Seller or a Selling Subsidiary prior to the date of this Agreement, the Buyer Entity shall continue to make such commission payments to such Transferred Employees on a substantially similar basis; provided that, the Buyer Entity receives the revenue on which such commission payments were previously based. The Seller and the Selling Subsidiaries agree to notify, consult and cooperate with the Buyer prior to effectuating any increase in the total cash compensation of any Designated Employee after the date of this Agreement and prior to the Employee Transition Date. Except as set forth in Section 8.2(c) of the Buyer Disclosure Schedule, the Buyer Entity shall also provide all Transferred Employees with a 5% increase in base pay within six months of the Employee Transition Date. The Buyer Entity shall offer the Transferred Employees benefits, privileges and perquisites without any waiting periods or limitations or exclusions relating to pre-existing conditions. For purposes of eligibility and vesting (but not for the purpose of benefit accrual unless expressly stated in this Article VIII) under any such benefits, privileges and perquisites offered by the Buyer Entity, the Transferred Employees shall be credited with service for the period of their employment with the Seller, the Selling Subsidiaries, the Buyer Entity or with any other employer, employment with whom the Seller and the Selling Subsidiaries have credited service for the purposes of eligibility and vesting in the benefits, privileges and perquisites provided by the Seller and the Selling Subsidiaries (collectively, "PAST SERVICE"). The

Seller shall determine, in its sole discretion, the amount of the bonus that each Transferred Employee shall receive for the period from January 1, 2001 through the applicable Employee Transition Date under the Seller's Variable Compensation Plan (the "PRO RATA VCP BONUS"). In January 2002, the Buyer Entity shall pay the Pro Rata VCP Bonus to those Transferred Employees who are employed by the Buyer on the date that such Pro Rata VCP Bonus is paid, and the Seller shall reimburse the Buyer Entity for the gross amount of such Pro Rata VCP Bonus.

         (d) The Buyer agrees to review and discuss with the Seller, prior to the Employee Transition Date, the total compensation (including base pay, bonus, and equity compensation) provided to the Transferred Employees designated as senior management and classified as Level 7 or above by the Seller or any Selling Subsidiary as of the Employee Transition Date and to provide total compensation to such Transferred Employees no less favorable than the total compensation provided to similarly situated employees of the Buyer Entity.

         8.3      TRAVEL PRIVILEGE AGREEMENTS

         (a) The Buyer Entity shall use commercially reasonable efforts to enter into agreements (each a "TRAVEL PRIVILEGES CONTINUATION AGREEMENT") as soon as reasonably practicable after the date of this Agreement, but not later than 90 calendar days after the Employee Transition Date, with each of American Airlines, Inc., US Airways, Inc., and Gulf Air Company G.S.C. (the "TRAVEL PRIVILEGE PROVIDERS") pursuant to which the Travel Privilege Providers shall provide travel privileges to the Transferred Employees. Notwithstanding the foregoing, under no circumstances shall the Buyer Entity have any obligation to offer travel privileges to the Domestic Transferred Employees prior to the Domestic Employee Transition Date.

         (b) The Seller shall reimburse the Buyer Entity for one-third of the Buyer Entity's costs, other than administrative, labor and programming costs, of providing travel privileges to the Transferred Employees from American Airlines, Inc. following the Employee Transition Date through 2004; provided that, the reimbursement amount shall be calculated utilizing a rate structure and an employee subsidy percentage which are no higher than the rate structure and employee subsidy percentage then in effect for the provision of similar travel privileges from American Airlines, Inc. to the employees of the Seller. The Seller shall not be responsible for any costs incurred by the Buyer Entity as a result of any administrative, labor or programming delays in implementing any Travel Privileges Continuation Agreements.

         8.4      STOCK PLANS

         (a) For the purposes of this Section 8.4, "IN-THE-MONEY SELLER OPTIONS" shall mean options to purchase the Seller Parent's Class A common stock ("SELLER OPTIONS") which have an exercise price less than the price mutually agreed by the Buyer and the Seller (the "AGREED PRICE"), which shall not exceed $46.78.

         (b) Six months after the Employee Transition Date, the Buyer Entity shall pay to each Transferred Employee employed by the Buyer Entity on such date who, as of the Employee

Transition Date, held unvested In-the-Money Seller Options granted to such Transferred Employee pursuant to the Seller's Amended and Restated 1996 Long-Term Incentive Plan (the "1996 LTIP") a bonus in an amount determined by the Seller approximately equal to the excess of the Agreed Price over the exercise price for such In-the-Money Seller Options which would have vested had such Transferred Employee remained employed by the Seller on April 1, 2002 (the "2002 LTIP OPTIONS"); provided, however, that the Buyer Entity shall have no obligation to pay such bonuses to the Transferred Employees if such In-the-Money Seller Options become vested for any reason prior to the date which is six months after the Employee Transition Date. The gross amount of the bonuses that the Buyer and the Buying Subsidiaries shall pay to all Transferred Employees pursuant to this Section 8.4(b) shall not exceed $3,300,000, including all related payroll taxes. The Seller shall reimburse the Buyer Entity for the gross amount of the bonuses actually paid by the Buyer Entity, including all related payroll taxes, pursuant to this Section 8.4(b).

        (c) One year after the Employee Transition Date, the Buyer Entity shall pay to each Transferred Employee employed by the Buyer Entity on such date who, as of the Employee Transition Date, held unvested In-the-Money Seller Options granted to such Transferred Employee pursuant to the 1996 LTIP a bonus in an amount determined by the Seller approximately equal to the excess of the Agreed Price over the exercise price for such In-the-Money Seller Options which would have vested had such Transferred Employee remained employed by the Seller on April 1, 2003, other than the 2002 LTIP Options (the "2003 LTIP OPTIONS"); provided, however, that the Buyer Entity shall have no obligation to pay such bonuses to the Transferred Employees if such In-the-Money Seller Options become vested for any reason prior to the date which is one year after the Employee Transition Date. The gross amount that the Buyer and the Buying Subsidiaries shall pay the Transferred Employees pursuant to this Section 8.4(c) shall not exceed $2,000,000, excluding any related payroll taxes.

        (d) On the Employee Transition Date, or as soon as administratively practicable thereafter, the Buyer Parent shall grant to the Transferred Employees who held Seller Options granted pursuant to the 1996 LTIP which are unvested as of the Employee Transition Date, other than the 2002 LTIP Options and the 2003 LTIP Options, options to purchase the Buyer Parent's common stock ("BUYER OPTIONS") pursuant to the 1996 Incentive Plan of the Buyer Parent (the "BUYER INCENTIVE PLAN"); provided, however, that the Buyer Parent shall have no obligation to grant such Buyer Options if such unvested Seller Options become vested as a result of the transactions contemplated by this Agreement. The number of Buyer Options granted by the Buyer Parent pursuant to this Section 8.4(d) shall have an aggregate value approximately equal to the quotient obtained by dividing (i) the product of (x) the number of unvested Seller Options, other than the 2002 LTIP Options and the 2003 LTIP Options, which were held by the Transferred Employees as of the Employee Transition Date and (y) the value of such unvested Seller Options, utilizing the Black-Scholes valuation methodology set forth in Section 8.4(d) of the Seller Disclosure Schedule, by (ii) the value of the Buyer Options on the Employee Transition date, utilizing the Black-Scholes methodology set forth in Section 8.4(d) of the Seller Disclosure Schedule. The Buyer Options granted pursuant to this
Section 8.4(d) shall (i) have an exercise price equal to the fair market value of the Buyer Parent's common stock on the date such Buyer Options are granted (the "GRANT DATE") and (ii) have a vesting schedule and term as provided by the Buyer Incentive Plan. Notwithstanding the foregoing, the aggregate number of Buyer Options that the Buyer Parent shall grant to the Transferred Employees pursuant to this Section 8.4(d) shall be no less than 250,000 or more than 409,000 (in each case, as adjusted for stock splits, stock combinations and other similar transactions), as determined by the Seller in its sole discretion.

         (e) Effective as of the Employee Transition Date, outstanding awards under the Seller's 1999-2001 Performance Share Program and the Seller's 2000-2002 Performance Share Program ("SELLER PERFORMANCE SHARES") granted to the Transferred Employees under the 1996 LTIP which have not been paid out as of the Employee Transition Date shall be treated as if such Transferred Employees had been involuntarily terminated by the Seller, not for cause, and shall be paid out at the end of the applicable measurement period in accordance with the 1996 LTIP. On the Employee Transition Date, or as soon as administratively practicable thereafter, the Buyer Parent shall grant to the Transferred Employees who held unvested Seller Performance Shares as of the Employee Transition Date Buyer Options pursuant to the Buyer Incentive Plan; provided, however, that the Buyer Parent shall have no obligation to grant such Buyer Options if such unvested Seller Performance Shares become vested as a result of the transactions contemplated by this Agreement. The number of Buyer Options granted by the Buyer Parent pursuant to this Section 8.4(e) shall have an aggregate value approximately equal to the quotient obtained by dividing (i) the product of (x) the number of unvested Seller Performance Shares held by the Transferred Employees as of the Employee Transition Date, (y) the performance ratio with respect to such Seller Performance Shares as provided by the 1996 LTIP, and (z) the Agreed Price by (ii) the value of the Buyer Options on the Employee Transition date, utilizing the Black-Scholes methodology set forth in
Section 8.4(e) of the Seller Disclosure Schedule. The Buyer Options granted pursuant to this Section 8.4(e) shall (i) have an exercise price equal to the fair market value of the Buyer Parent's common stock on the Employee Transition Date and (ii) have vesting schedule and term as provided in the Buyer Incentive Plan. Notwithstanding the foregoing, the aggregate number of Buyer Options that the Buyer Parent shall grant to the Transferred Employees pursuant to this
Section 8.4(e) shall not exceed 42,000 (as adjusted for stock splits, stock combinations and other similar transactions).

         (f) Six months after the Employee Transition Date, the Buyer Entity shall pay to each Transferred Employee employed by the Buyer Entity on such date who, as of the Employee Transition Date, held unvested In-the-Money Seller Options granted to such Transferred Employee pursuant to the Seller's 2000 Stock Option Plan (the "2000 SOP") a bonus in an amount determined by the Seller approximately equal to the excess of the Agreed Price over the exercise price for such In-the-Money Seller Options which would have vested had such Transferred Employee remained employed by the Seller on April 1, 2002 (the "2002 SOP OPTIONS"); provided, however, that the Buyer Entity shall have no obligation to pay such bonuses to the Transferred Employees if such In-the-Money Seller Options become vested for any reason prior to the date which is six months after the Employee Transition Date. The gross amount of the bonuses that the Buyer and the Buying Subsidiaries shall pay to all Transferred Employees pursuant to this Section 8.4(f) shall not exceed $2,700,000, including all related payroll taxes. The Seller shall reimburse the Buyer Entity for the gross amount of the bonuses actually paid by the Buyer Entity, including all related payroll taxes pursuant to this Section 8.4(f).

         (g) One year after the Employee Transition Date, the Buyer Entity shall pay to each Transferred Employee employed by the Buyer Entity on such date who, as of the Employee Transition Date, held unvested In-the-Money Seller Options granted to such Transferred Employee pursuant to the 2000 SOP a bonus in an amount determined by the Seller approximately equal to the excess of the Agreed Price over the exercise price for such In-the-Money Seller Options which would have vested had such Transferred Employee remained employed by the Seller on April 1, 2003, other than the 2002 SOP Options (the "2003 SOP OPTIONS"); provided, however, that the Buyer Entity shall have no obligation to pay such bonuses to the Transferred Employees if such In-the-Money Seller Options become vested for any reason prior to the date which is one year after the Employee Transition Date. The gross amount that the Buyer and the Buying Subsidiaries shall pay the Transferred Employees pursuant to this Section 8.4(g) shall not exceed $2,000,000 in the aggregate, excluding any related payroll taxes. Upon receipt of instructions from the Seller, the Buyer Entity shall reallocate the aggregate amount of the bonus provided by this Section 8.4(g) among the Transferred Employees in accordance with such instructions.

         (h) On the Employee Transition Date, or as soon as administratively practicable thereafter, the Buyer Parent shall grant to each Transferred Employee who held Seller Options granted to each Transferred Employee under the 2000 SOP which were unvested as of the Employee Transition Date, other than the 2002 SOP Options and the 2003 SOP Options, Buyer Options pursuant to the 2000 Nonqualified Stock Option Plan of the Buyer Parent (the "BUYER GLOBAL SHARE PLAN"); provided, however, that the Buyer Parent shall have no obligation to grant such Buyer Options if such unvested Seller Options become vested as a result of the transactions contemplated by this Agreement. The number of Buyer Options granted pursuant to this Section 8.4(h) shall equal the number of unvested Seller Options as of the Employee Transition Date less the number of 2002 SOP Options and 2003 SOP Options. The Buyer Options granted pursuant to this Section 8.4(h) shall (i) have an exercise price equal to the fair market value of the Buyer Parent's common stock on the Grant Date and (ii) have a vesting schedule and term as provided in the Buyer Global Share Plan. The total number of Buyer Options that the Buyer Parent shall grant to the Transferred Employees pursuant to this Section 8.4(h) shall equal 503,000 (as adjusted for stock splits, stock combinations and other similar transactions); provided that, upon receipt of instructions from the Seller, the Buyer Parent shall reallocate the aggregate number of Buyer Options to be granted pursuant to this Section 8.4(h) among the Transferred Employees in accordance with such instructions.

         (i)      Notwithstanding anything to the contrary provided in this
Section 8.4, the Transferred Employees designated as senior management and classified as Level 7 or above by the Seller or any Selling Subsidiary as of the Employee Transition Date shall be eligible to participate in the Buyer Parent's option grant in the first quarter of 2002.

         (j) After the Employee Transition Date, the Buyer Entity shall provide to the Transferred Employees equity-based compensation equivalent to that which the Buyer Entity provides similarly situated employees of the Buyer Entity.

         8.5      PENSION PLANS

         After the Domestic Employee Transition Date, the Domestic Transferred Employees shall be eligible to participate in the Buyer's Retirement Plan (the "BUYER RETIREMENT PLAN"). The Buyer Entity shall take into account each Domestic Transferred Employee's Past Service for purposes of eligibility, vesting and future benefit accrual in the Buyer Retirement Plan. The Buyer Entity shall use each Domestic Transferred Employee's age as of the first date for which such Domestic Transferred Employee is credited with Past Service for the purpose of determining the Mid-Career Adjustment provided by the Buyer Retirement Plan with respect to such Domestic Transferred Employees.

         8.6      401(k) PLAN

         As soon as practicable after the Employee Transition Date, the Seller shall cause to be transferred all account balances and all outstanding loan balances of the Domestic Transferred Employees from the Seller 401(k) Plan to the Buyer 401(k) Plan. The Buyer 401(k) Plan shall provide that (i) such Domestic Transferred Employees shall be eligible to participate in the Buyer 401(k) Plan as of the Employee Transition Date and (ii) the Buyer Entity shall take into account each Domestic Transferred Employee's Past Service for purposes of eligibility and vesting in the Buyer 401(k) Plan. Domestic Transferred Employees shall be required to sign new salary deferral agreements with respect to the Buyer 401(k) Plan.

         8.7      RETIREE MEDICAL PLAN

         The Buyer agrees that, upon and following the Domestic Employee Transition Date, the Buyer Entity shall sponsor a retiree medical plan (the "BUYER RETIREE MEDICAL PLAN") with respect to the Domestic Transferred Employees who participate in the Sabre Inc. Retiree Medical Plan (the "SELLER RETIREE MEDICAL PLAN") prior to the Domestic Employee Transition Date with benefits and privileges which are equivalent to those provided to similarly situated employees of the Buyer Entity. The Buyer Entity shall take into account each Domestic Transferred Employee's Past Service for purposes of eligibility in the Buyer Retiree Medical Plan. The Buyer Retiree Medical Plan may include such other terms and provisions as shall be determined by the Buyer in its discretion to the extent not inconsistent with applicable Law and this Section 8.7.

         8.8      FLEXIBLE BENEFIT PLANS

         Following the Domestic Employee Transition Date, the Buyer Entity shall provide the Domestic Transferred Employees with the opportunity to participate in the Buyer Entity flexible benefit plans pursuant to the terms of such plans as of the Domestic Employee Transition Date.

         8.9      RETENTION BONUS PLAN

         The Buyer shall adopt, as of the Closing Date, a retention bonus plan mutually satisfactory to the Buyer and the Seller which is intended to encourage the continued employment with the Buyer of those Transferred Employees designated as "SIGNIFICANT

PERSONNEL" (by virtue of their job skills or position) by providing such Transferred Employees with a bonus equal to an amount which will vary from approximately 15% to 30% of such Transferred Employee's base pay, depending upon the criticality of such Transferred Employee's position. Such Transferred Employees must be employed by the Buyer Entity on the first anniversary of the Employee Transition Date to be entitled to receive the retention bonus provided by this Section 8.9. In connection with the adoption of such retention bonus plan, the Seller agrees to (i) assist the Buyer in identifying those Transferred Employees who the Seller believes to be "Significant Personnel," and (ii) reimburse the Buyer Entity for all retention bonus payments paid to the Transferred Employees, including all related payroll taxes, pursuant to such retention bonus plan, the gross amount of which shall not exceed $6,500,000. Notwithstanding the foregoing, under no circumstances shall more than 15% of the Transferred Employees be classified as "Significant Personnel."

         8.10     VACATION

         After the Domestic Employee Transition Date, the Buyer Entity shall provide the Domestic Transferred Employees with vacation benefits pursuant to the vacation policy of the Buyer; provided, however, that the Domestic Transferred Employees shall be given credit for their Past Service for the purpose of determining vacation benefits under such policy; provided further that: (i) all vacation benefits for the calendar year 2001 accrued by the Domestic Transferred Employees (regardless of their respective dates of hire) that are unused prior to the Domestic Employee Transition Date shall be assumed by the Buyer Entity; and (ii) all vacation benefits for the calendar year 2002 accrued by the Domestic Transferred Employees hired prior to January 1, 1998 shall be retained by the Seller. The Buyer Entity shall also honor all vacation benefits granted to the Domestic Transferred Employees pursuant to special arrangements with the Seller or a Selling Subsidiary. The Seller will transfer a record of the number of unused vacation days accrued by or granted to each Domestic Transferred Employee through the Domestic Employee Transition Date for the calendar year 2001. Vacation days purchased by the Domestic Transferred Employees that are not used prior to the Domestic Employee Transition Date shall not be assumed by the Buyer Entity.

         8.11     RELOCATION ASSISTANCE

         The Buyer Entity shall offer relocation assistance to each Transferred Employee who, as a result of the Buyer Entity's offer of employment, is required to relocate a distance of more than 50 miles from such Transferred Employee's current work location. Such relocation assistance shall be equal to the relocation assistance provided to employees pursuant to the Buyer Entity's relocation assistance program.

         8.12     SEVERANCE

         (a) During the 12-month period following the Domestic Employee Transition Date, the Buyer Entity shall provide the Domestic Transferred Employees with severance benefits and outplacement services equal to the greater of (i) the severance benefits and outplacement services provided to similarly situated employees of the Buyer Entity pursuant to the Buyer Entity's programs and (ii) the severance benefits and outplacement services provided to similarly situated employee of the Seller pursuant to the Seller's severance policy and outplacement programs, each as in effect as of the date of this Agreement; provided that the terms of the Buyer Entity's programs shall determine the eligibility of the Domestic Transferred Employees for such benefits. For purposes of eligibility, vesting and benefit accrual under such severance policies and programs, the Domestic Transferred Employees shall be given additional credit for their Past Service.

         (b) After the 12-month period following the Domestic Employee Transition Date, the Buyer Entity shall provide the Domestic Transferred Employees with severance benefits and outplacement services equal to those provided to similarly situated employees of the Buyer Entity pursuant to the Buyer Entity's programs; provided that for purposes of eligibility, vesting and benefit accrual under such severance programs, the Domestic Transferred Employees shall continue to be given additional credit for their Past Service.

         8.13     EXPENSES

         Other than as provided in this Article VIII, the Buyer shall be solely responsible for any costs or expenses incurred by the Buyer and the Buying Subsidiaries in connection with the offer to employ and employment of the Designated Employees. Notwithstanding the foregoing, the Seller shall be responsible for any travel costs or expenses incurred prior to the Employee Transition Date by the Designated Employees or other employees of the Seller in connection with Buyer Entity's offer to employ the Designated Employees. The Buyer shall reimburse the Seller as soon as commercially practicable the amount of any salary or wages and benefit costs incurred by the Seller, if any, with respect to the Transferred Employees during the period commencing immediately following the Closing Date and ending on the Employee Transition Date. The Buyer shall reimburse the Seller, as provided in the Subcontracting Agreement, the amount of any salary or wages and benefit costs incurred by the Seller with respect to the Seconded Employees during the Secondment Period.

         8.14     WARN ACT

         The Buyer covenants that there will be no employment losses as a consequence of the transactions contemplated by this Agreement that might trigger obligations under the WARN Act, or under any similar provisions of Law ("WARN OBLIGATIONS"). To the extent that any WARN Obligations arise as a consequence of a transaction contemplated by this Agreement, it is agreed that the Seller shall be responsible for any WARN Obligations arising as a result of any employment losses from the Seller occurring prior to the Closing Date, except to the extent that such WARN Obligations are a result of the offers of employment made by the Buyer Entity to the Transferred Employees which WARN Obligations shall be the sole responsibility of the Buyer, and the Buyer shall be responsible for any WARN Obligations arising as a result of any employment losses occurring upon or following the Closing Date. Further, for the first 90 days following the Closing Date, the Buyer shall not engage in any mass layoff, plant closing or other action that might trigger WARN Obligations.

                                    ARTICLE IX
          CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE SELLER PARENT

         The obligation of the Seller and the Seller Parent to consummate the sale of the Transferred Assets pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by the Seller:

         9.1      REPRESENTATIONS AND WARRANTIES TRUE

         The representations and warranties contained in Article VI shall be true and correct at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Buyer Material Adverse Effect, and except for changes expressly contemplated by the terms of this Agreement.

         9.2      PERFORMANCE

         The Buyer and the Buyer Parent shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

         9.3      ABSENCE OF LITIGATION

         On the Closing Date, there shall be (i) no injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated as so provided and (ii) no pending, or written threat of, Litigation brought by the United States Federal Trade Commission or the United States Department of Justice which seeks to prohibit, delay or challenge the validity of any of the transactions provided for herein or in any other Transaction Document.

         9.4      GOVERNMENTAL CONSENTS; HSR ACT WAITING PERIODS

         All governmental Consents identified in Section 9.4 of the Seller Disclosure Schedule (the "REQUIRED GOVERNMENTAL CONSENTS") shall have been obtained and remain in full force and effect, and all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         9.5      CERTIFICATES

         The Buyer and the Buyer Parent shall have furnished the Seller with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article IX and the authority of the Buyer and the Buyer Parent to enter into this Agreement and the other Transaction Documents as may be reasonably requested by the Seller.

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

         9.6      DELIVERIES

         The Seller shall have received from or on behalf of the Buyer and the Buyer Subsidiaries delivery of all the items listed in Section 4.2(b).

         9.7      CONSENT LETTER ACKNOWLEDGEMENT

         All conditions in Sections I and II of the Consent Letter shall have been fulfilled or waived, and American Airlines and the Seller shall have executed and delivered to one another a mutual written acknowledgement to that effect.


                                   ARTICLE X
          CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE BUYER PARENT

         The obligation of the Buyer and the Buyer Parent to consummate the purchase of the Transferred Assets and to assume the Assumed Liabilities pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by the Buyer:

         10.1     REPRESENTATIONS AND WARRANTIES TRUE

         The representations and warranties contained in Article V shall be true and correct at and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have a Seller Material Adverse Effect, and except for changes expressly contemplated by the terms of this Agreement.

         10.2     PERFORMANCE

         The Seller and the Seller Parent shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

         10.3     ABSENCE OF LITIGATION

         On the Closing Date, there shall be (i) no injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or in any other Transaction Document not be consummated as so provided and (ii) no pending, or written threat of, Litigation brought by the United States Federal Trade Commission or the United States Department of Justice which seeks to prohibit, delay or challenge the validity of any of the transactions provided for herein or in any other Transaction Document.

         10.4     GOVERNMENTAL CONSENTS; HSR ACT WAITING PERIODS

         All Required Governmental Consents shall have been obtained and remain in full force and effect, and all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         10.5     CERTIFICATES

         The Seller and the Seller Parent shall have furnished the Buyer with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article X and the authority of the Seller and the Seller Parent to enter into this Agreement and the other Transaction Documents as may be reasonably requested by the Buyer.

         10.6     DELIVERIES

         The Buyer and the Buying Subsidiaries shall have received from or on behalf of the Seller and the Selling Subsidiaries delivery of all the items listed in Section 4.2(a).

         10.7     CONSENT LETTER ACKNOWLEDGEMENT

         All conditions in Sections I and II of the Consent Letter have been fulfilled or waived, and the Seller shall have delivered to the Buyer true and correct copies of a mutual written acknowledgement by and between American Airlines and the Seller to that effect. In addition, the Other Schedules (as defined in the Consent Letter) to the Third Amended ITSA shall have been completed to the reasonable satisfaction of the Buyer.


                                    ARTICLE XI
                            SURVIVAL; INDEMNIFICATION

         11.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date; provided, however, that each representation or warranty set forth in Sections 5.6, 5.13, 5.14 and 5.16 shall remain in full force and effect until the statute of limitations applicable to the subject matter of such representation or warranty (including any waivers) has expired. Any right of indemnification pursuant to this Article XI with respect to a claimed breach of (i) a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached, (ii) Section 7.1 shall expire one year after the Closing Date and
(iii) any other covenant or agreement (other than with respect to any Retained Liability or Assumed Liability) shall expire four years after the date on which performance of such covenant or agreement was required (in each case, the "TERMINATION DATE"), unless in each case on or prior to the Termination Date a Claim (as defined below) has been made to the party from whom indemnification is sought. Provided that a Claim is timely made, it may continue to be asserted beyond the Termination Date of the representation, warranty, covenant or agreement to which such Claim relates. A "CLAIM" means a written notice asserting a breach of a representation, warranty, covenant, agreement or obligation specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a reasonably detailed description of and estimate
(but only if then reasonable to make) of the amount involved in such breach.

         11.2     INDEMNIFICATION

         (a) After the Closing Date, the Seller and the Seller Parent jointly and severally hereby agree to defend, indemnify and hold harmless the Buyer, the Buyer Parent, their Affiliates and their respective successors and assigns (collectively, the "BUYER GROUP"), as the case may be, from and against all past, present and future demands, claims, suits, actions or causes of action, assessments, losses, damages, liabilities, fines, judgments, costs and expenses, including interest, penalties and reasonable attorneys' and consultants' fees, disbursements and expenses (collectively, "DAMAGES") asserted against, imposed upon or incurred by any member of the Buyer Group by reason of or resulting from: (i) a breach of any representation or warranty of the Seller or the Seller Parent contained in this Agreement or any certificate delivered pursuant to Section 4.2(a); (ii) a breach of any covenant or agreement of the Seller or the Seller Parent contained in Section 7.1; (iii) a breach of any covenant or agreement of the Seller or the Seller Parent contained in this Agreement other than those contained in Section 7.1; (iv) the Retained Liabilities; (v) any noncompliance with any bulk sales Laws in connection with the transactions contemplated by this Agreement; (vi) Identified Environmental Conditions; and (vii) the Buyer Group's obligations under (1) Section 19.12 of the Third Amended ITSA, (2) the last sentence of
Section 10.4 of the Third Amended ITSA, (3) the last sentence of Section 14.1 of the Third Amended ITSA, and (4) the last proviso of Section 24.1(C) of the Third Amended ITSA (or any provisions contained in any amendment to, or replacement for, the Third Amended ITSA to the same effect as the provisions set forth in clauses (1) through (4)) (collectively, the "TRANSITION PROVISIONS"); provided that the Seller and the Seller Parent shall not be required to defend, indemnify or hold harmless the Buyer Group under this clause (vii) with respect to any breach by the Buyer Group (or any member thereof or successor thereto) of any provision of the Third Amended ITSA other than the Transition Provisions. Any and all "SPECIFIED CLAIMS" (as defined in the Alignment of Interests Agreement) shall be made solely under the Alignment of Interests Agreement and may not be made under this Article XI.

         (b) After the Closing Date, the Buyer and the Buyer Parent jointly and severally hereby agree to defend, indemnify and hold harmless the Seller, the Seller Parent, their Affiliates and their respective successors and assigns (collectively, the "SELLER GROUP") from and against all Damages asserted against, imposed upon or incurred by any member of the Seller Group by reason of or resulting from: (i) a breach of any representation or warranty of the Buyer or the Buyer Parent contained in this Agreement or any certificate delivered pursuant to Section 4.2(b); (ii) a breach of any covenant or agreement of the Buyer or the Buyer Parent contained in this Agreement; and (iii) the Assumed Liabilities.

         (c) The parties agree (i) that there are other Articles in this Agreement which set forth certain covenants, agreements and obligations expressly requiring the payment of money or certain reimbursements, and (ii) that in the event of a Claim arising from an alleged failure to make such payments and/or reimbursements, the exclusive remedy for such Claim is provided by this Article XI; provided, however, that there shall not be any duplication of reimbursement or indemnification with respect to any such matter.

         11.3     THIRD PARTY CLAIMS

         The obligations of the parties provided for under Section 11.2 in respect of any claims made or asserted by a third party ("THIRD PARTY CLAIMS") shall be performed in accordance with the following procedures:

         (a) Each Person seeking indemnification under Section 11.2 (each an "INDEMNIFIED PARTY") shall give the party from whom it is seeking indemnification hereunder (each an "INDEMNIFYING PARTY") written notice as promptly as reasonably practicable after the written assertion of any Third Party Claim or commencement of any action, suit or proceeding in respect thereof describing in reasonable detail the nature of the Third Party Claim to the extent then known to the Indemnified Party; provided, however, that if an Indemnified Party fails to give the Indemnifying Party such written notice (a "THIRD PARTY CLAIM NOTICE"), the Indemnifying Party shall not be relieved of its obligations under this Article XI in respect of such Third Party Claim except to the extent that the Indemnifying Party is prejudiced thereby (whether as a result of the forfeiture of substantive defenses or otherwise).

         (b) Upon receipt of any Third Party Claim Notice, the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnified Party. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party will not be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to such claim. If the Indemnified Party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within ten business days after notice of such Third Party Claim has been given to the Indemnifying Party, the Indemnified Party will have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnified Party shall, upon undertaking the defense of such claim, provide notice thereof to the Indemnifying Party, which shall be deemed a claim for indemnification that is not a Third Party Claim for the purposes of the procedures set forth herein. If the Indemnifying Party undertakes the defense of a Third Party Claim and if in the reasonable opinion of counsel to the Indemnified Party there may exist defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the Indemnified Party otherwise believes that its interests would be adversely affected by the Indemnifying Party assuming sole control of the defense of such Third Party Claim, the Indemnified Party shall be entitled to retain separate counsel to participate in (and the Indemnifying Party shall cooperate with the Indemnified Party so as to allow it to participate in and jointly control) the defense of such Third Party Claim; and the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of such separate counsel if and only if it is finally determined that the Indemnified Party is entitled to indemnification for such Third Party Claim pursuant to this Article XI.

         (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Article XI shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not unreasonably be withheld, conditioned or delayed. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not unreasonably be withheld, conditioned or delayed) unless (A) there is no finding or admission of any violation of law by or on behalf of the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim, and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof affected without its consent.

         (d) The Indemnifying Party will provide the Indemnified Party with access to all records, documents and personnel of the Indemnifying Party to the extent reasonably related to any Third Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records, documents and personnel of the Indemnified Party to the extent reasonably related to any Third Party Claim. All of such records, documents and personnel shall be subject to the confidentiality provisions of the Outsourcing Agreement.

         11.4     LIMITATION OF LIABILITY

         (a) No indemnification shall be required to be made by the Seller or the Seller Parent under Section 11.2(a)(i) or Article II of the Alignment of Interests Agreement (other than the Make Whole Payment (as defined in such Agreement) or any payment under Section 2.1(e)(iii) thereof) unless the aggregate amount of Damages indemnified against under such Section and Article II of such Agreement (excluding the Make Whole Payment or any payment under Section 2.1(e)(iii) thereof) exceeds $4,000,000 in the aggregate and indemnification shall be made by the Seller and/or the Seller Parent only to the extent of such excess over $4,000,000. In no event will the aggregate liability of the Seller and the Seller Parent for indemnification under Sections 11.2(a)(i), 11.2(a)(ii) and 11.2(a)(vi) and Article II of the Alignment of Interests Agreement (excluding the Make Whole Payment or any payment under Section 2.1(e)(iii) thereof) exceed $200,000,000.

         (b) No indemnification shall be required to be made by the Buyer or the Buyer Parent under Section 11.2(b)(i) unless the aggregate amount of Damages indemnified against under such Sections exceeds $4,000,000 in the aggregate and indemnification shall be made by the Buyer and/or the Buyer Parent only to the extent of such excess over $4,000,000. In no event will the aggregate liability of the Buyer and the Buyer Parent for indemnification under Section 11.2(b)(i) exceed $200,000,000.



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

         11.5    SET-OFF RIGHTS

         Notwithstanding anything to the contrary in this Agreement, in no event shall any party who is asserting rights to indemnification under this Article XI have the right to set off amounts asserted to be owed to such party under this
Article XI against any payment obligation that such party may have to the party from whom indemnification is sought unless and until (and then only to the extent that) there is a final and non-appealable determination in favor of the party asserting such indemnification rights, and any and all set off rights to the contrary that may exist under common law, by statute or otherwise are hereby unconditionally waived.

         11.6    SUBROGATION

         Upon payment in full of any Claim for indemnification pursuant to this
Article XI or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any Person with respect to the subject matter of such Claim or Third Party Claim.

         11.7    EXCLUSIVE REMEDY

         If the Closing occurs, except for Claims relating to actual fraud and except for equitable remedies, the remedies provided in this Article XI constitute the sole and exclusive remedies between the parties for Damages or any other Claims arising under this Agreement or under any other Transaction Document (other than the Trinity Lease Agreement, the Shared Facilities Agreement, the Technology License Agreement, the Outsourcing Agreement, the Transition Agreement, the Subcontracting Agreement, the Commercial Agreement, the Revenue Sharing Agreement, the TMD Marketing Agreement and the Alignment of Interests Agreement), including Claims based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty contained in this Agreement or in such other Transaction Documents or based upon the failure to perform any covenant, agreement or undertaking contained in this Agreement or in such other Transaction Documents.

         11.8    DISPUTE RESOLUTION

         In the event of any dispute, controversy or claim among the parties hereto arising hereunder or relating hereto (including disputes as to whether any dispute is subject to arbitration) (each a "DISPUTE"), such Dispute shall be submitted to arbitration in accordance with the provisions of this Section 11.8. Other than those matters involving specific performance, injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrators, the parties agree that the provisions of this Section 11.8 are the exclusive remedy for the parties in respect of a Dispute and are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute:

         (a) The Buyer Parent and Buyer on the one hand or the Seller Parent and Seller on the other hand may demand arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the facts and legal grounds forming the basis for the filing party's request for relief and shall include a statement of the total amount of damages claimed, if any, and any other remedy sought by that party. The arbitration shall be held before a panel of three arbitrators in Dallas, Texas.

         (b) Within 30 days after the other party's receipt by a party of such demand, each party shall select one arbitrator and those two arbitrators shall select a third arbitrator. If the two arbitrators selected by the parties are unable to agree on the third arbitrator within ten days, the third arbitrator shall be selected by the American Arbitration Association (the "AAA"). In any event, each arbitrator shall have a background in, and knowledge of, the information technology services industry and shall be an appropriate person based on the nature of the Dispute. If persons with such industry experience are not available, the remaining arbitrators shall be chosen from the large and complex case panel or, if appropriate persons are not available from such panel, the retired federal judges pool.

         (c) The arbitration shall be governed by the Commercial Arbitration Rules of the AAA, except as expressly provided in this Section
11.8. However, the arbitration shall be administered by any organization mutually agreed to in writing by the parties. If the parties are unable to agree on the organization to administer the arbitration, it shall be administered by the AAA under its procedures for large and complex cases.

         (d) Discovery shall be limited to the request for and production of documents, depositions and interrogatories. Interrogatories shall be allowed only as follows: a party may request the other party to identify by name, last known address and telephone number (i) all persons having knowledge of facts relevant to the Dispute and a brief description of that person's knowledge, (ii) any experts who may be called as an expert witness, the subject matter about which the expert is expected to testify, the mental impressions and opinions held by the expert and the facts known by the expert (regardless of when the factual information was acquired) which relate to or form the basis for the mental impressions and opinions held by the expert and
(iii) any experts who have been used for consultation, but who are not expected to be called as an expert witness, if such consulting expert's opinions or impressions have been reviewed by an expert witness. All discovery shall be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the parties cannot agree shall be submitted to the arbitrators for determination.

         (e) In rendering an award, the arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Texas.

         (f) Each of the Buyer and the Seller agree that it shall use commercially reasonable efforts to join (and will allow the other party to join) any third party that the parties have agreed is indispensable to the arbitration. If any such third party does not agree to be joined, the arbitration shall proceed nonetheless.

         (g) The decision of, and award rendered by, the arbitrators shall be final and binding on the parties and shall not be subject to appeal. In no event shall an award rendered by the arbitrators be inconsistent with the terms of this Agreement, including Article XI. Judgment on the award may be entered in and enforced by any court of competent jurisdiction. Each party


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


shall bear its own costs and expenses (including filing fees) with respect to the arbitration, including one-half of the fees and expenses of the arbitrators.

                                 ARTICLE XII
                                 TERMINATION

         12.1    METHODS OF TERMINATION

         This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing as follows:

         (a)   by mutual agreement of the Seller and the Buyer;

         (b) by either the Seller or the Buyer in the event the Closing shall not have occurred on or before August 31, 2001 or such later date to which the Closing may be extended pursuant to Section 4.1(b) (the "OUTSIDE TERMINATION DATE"), if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any material breach of any covenant or other agreement in this Agreement by the party (or any Affiliate thereof) electing to terminate pursuant to this Section 12.1;

         (c) by either the Seller or the Buyer, if any court or other governmental entity of competent jurisdiction shall have issued or entered an order, writ, injunction or decree which shall have the effect of prohibiting or making illegal the transactions contemplated by this Agreement and such order, writ, injunction or decree shall have become final and non-appealable;

         (d) by either the Seller or the Buyer, if there shall have occurred a breach of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of the conditions to the obligations of such party or parties set forth in Article IX or Article X, as the case may be, and such breach is (i) not capable of being cured prior to the Closing or (ii) is capable of being cured prior to the Closing but the breaching party has failed to take any action to cure such breach for a period of 30 consecutive days after receiving notice of such breach from the non-breaching party or parties; provided, however, that the Buyer or the Seller shall only be entitled to terminate this Agreement pursuant to this Section 12.1(d) if such party (or any Affiliate thereof) is not in breach in any material respect in the performance of its obligations under this Agreement; or

         (e) by either party if one or more Identified Environmental Conditions individually or in the aggregate would reasonably be expected to exceed $100,000,000 in costs, liabilities and expenses to the owner or operator of the Premises attributable to compliance, remediation, claims or enforcement under Environmental Laws or as a result of third-party claims relating thereto.

         12.2    PROCEDURE UPON TERMINATION

         The party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice to the other party of such desire. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

         (a) if and to the extent requested, each party will destroy or redeliver to the party furnishing the same all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

         (b) this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 12.2, Sections 7.5 and 7.12, and Article VIII, (ii) with respect to the provisions of the Transition Agreement and the parties' rights and obligations thereunder which are expressly stated therein to survive the termination of this Agreement and (iii) to the extent that such termination results from the willful breach by such party of any of its covenants or agreements contained in this Agreement; and

         (c) no party hereto and none of their respective directors, officers, stockholders, Affiliates or controlling persons shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 12.2.

         12.3    EXCLUSIVE REMEDIES PRIOR TO CLOSING

         Prior to the Closing, each party agrees that its sole remedies against the other parties for breach of any representation, warranty, covenant or agreement contained in this Agreement (other than a covenant or agreement contained in Sections 7.5 or 7.12 or the Transition Agreement and other than any willful breach of any covenant or agreement contained herein) shall be to elect to (i) terminate this Agreement in accordance with Section 12.1 or (ii) sue for specific performance or other appropriate equitable remedies. In no event shall either party be entitled to monetary damages prior to the Closing for the breach by the other of any representation, warranty, covenant or agreement contained in this Agreement (other than a covenant or agreement contained in Section 7.5 or 7.12 or the Transition Agreement and other than any willful breach of any covenant or agreement contained in this Agreement).

                             ARTICLE XIII
                        MISCELLANEOUS PROVISIONS

         13.1    EXPENSES

         Except as otherwise provided in this Agreement or the Transition Agreement, whether or not the transactions contemplated hereby are consummated, all expenses in connection with such transactions will be paid by the party incurring said expenses.

         13.2    WAIVER OF COMPLIANCE WITH BULK SALES LAWS

         The Buyer Parent and the Buyer hereby waive compliance with the "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where the Seller and the Selling Subsidiaries own assets to be conveyed to the Buyer and the Buying Subsidiaries hereunder. Nothing in this paragraph will estop or prevent the Buyer or the Seller from asserting as a bar or defense to any action or proceeding brought under applicable bulk sales law that it does not apply to the transfer of the Transferred Assets contemplated under this Agreement.

         13.3    NOTICES

         All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand, by facsimile transmission (with a confirmatory copy sent within one business day by courier or overnight carrier), or by courier or overnight carrier, as follows:

       If to the Buyer
       or the Buyer Parent:   Electronic Data Systems Corporation
                              5400 Legacy Drive
                              Mail Drop H3-50-57
                              Plano, Texas 75024
                              Attention: President of Travel and Transportation
                                         Global Industry Group
                              Fax:       (972) 797-5640


       With a copy to:        Electronic Data Systems Corporation
                              5400 Legacy Drive
                              Mail Drop H3-3A-05
                              Plano, Texas 75024
                              Attention: General Counsel
                              Fax:        (972) 605-5610

                                      AND

                              Baker Botts LLP
                              2001 Ross Avenue
                              Dallas, Texas 75201-2980
                              Attention:   Andrew M. Baker
                              Fax:         (214) 661-4735

       If to the Seller
       or the Seller Parent:  Sabre Inc.
                              4333 Amon Carter Boulevard
                              Mail Drop 5299

                              Fort Worth, Texas 76155
                              Attention: General Counsel
                              Fax:        (817) 931-6382


       With a copy to:        Alston & Bird LLP
                              601 Pennsylvania Avenue, N.W.
                              North Building, 11th Floor
                              Washington, D.C.  20004
                              Attention: David E. Brown, Jr.
                              Fax:        (202) 756-3333


or to such other address as any party shall have designated by notice in writing to the other parties.

         13.4    WAIVERS

         (a) Prior to or at the Closing, the Buyer shall have the right to waive any Default in the performance of any term of this Agreement by the Seller or the Seller Parent, to waive or extend the time for the compliance or fulfillment by the Seller and the Seller Parent of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Buyer and the Buyer Parent under this Agreement. No such waiver shall be effective unless in writing signed by a duly authorized officer of the Buyer.

         (b) Prior to or at the Closing, the Seller shall have the right to waive any Default in the performance of any term of this Agreement by the Buyer or the Buyer Parent, to waive or extend the time for the compliance or fulfillment by the Buyer and the Buyer Parent of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Seller and the Seller Parent under this Agreement. No such waiver shall be effective unless in writing signed by a duly authorized officer of the Seller.

         (c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         13.5    AMENDMENT

         This Agreement may be modified, supplemented or amended only by a written instrument executed by all of the parties hereto.

         13.6    ENTIRE AGREEMENT

         This Agreement (including the Exhibits, the Seller Disclosure Schedule and the Buyer Disclosure Schedule) and the other Transaction Documents constitute the complete and exhaustive statement of the agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior statements, representations, warranties, agreements and understandings of the parties, oral and written, with respect to the subject matter hereof and thereof.

         13.7    APPLICABLE LAW; JURISDICTION AND VENUE

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any of the conflict of law rules thereof.

         (b) In the event that a dispute is subject to legal or equitable action and either the dispute or the relief sought is not subject to the dispute resolution process specified in Section 11.8, that action shall be brought in a state court of appropriate jurisdiction sitting in Dallas County, Texas (or if not possible in Dallas County, then in a federal court in the Northern District of Texas sitting in Dallas County). Each of the Buyer and the Seller (i) hereby irrevocably submits itself to the jurisdiction of a court of appropriate jurisdiction in these locations, and
(ii) to the extent permitted by applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, the defense that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or other Transaction Documents, or the subject matter thereof, may not be enforced in or by such courts. Without limiting the foregoing, each of the parties consent to process being served on it in any such suit, action or proceeding at the address of such party set forth in Section 13.3.

         (c) To the maximum extent permitted by law, the parties waive all provisions of the Texas Deceptive Trade Practices Act - Consumer Protection Act, Subchapter E of Chapter 18 (Sections 17.41 ET SEQ.), Texas Business and Commerce Code (other than Section 17.555 thereof), insofar as the provisions of such Act may be applicable to this Agreement or the transactions contemplated hereby. To evidence its ability to grant such waiver, each party hereby represents and warrants to the other party that it: (i) is represented by legal counsel of its own selection in and is seeking or acquiring or disposing of or divesting, as applicable, by sale, purchase, or lease, as applicable, goods or services for commercial or business use for a price that exceeds $500,000; (ii) has, as of the Closing Date, assets of $25,000,000 or more according to its most recent financial statements prepared in accordance with GAAP; (iii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated hereby; and (iv) is not in a significantly disparate bargaining position.

         13.8    INTERPRETATION

         As used in this Agreement, the term "Agreement" is intended to refer to this Agreement and the Buyer Disclosure Schedule and the Seller Disclosure Schedule but not the Exhibits to this Agreement. The headings in this Agreement are for convenience of reference only and do not define, limit or describe the scope of this Agreement or the intent of its provisions. Each party to this Agreement has been represented by counsel and this Agreement is to be interpreted as if it were drafted by all and not any one or more of the parties. As used in this Agreement, words are intended to have their ordinary meaning unless capitalized, in which case they are intended to have the meanings specifically given to them in this Agreement or any related agreements. The words "include" and "including" mean "including without limitation." Examples are given without any intention of limitation to the specifics of the example. References to the singular include the plural. References to he, she or it refer to all genders and objects. Each time that this Agreement provides that one party must obtain the consent of the other, such consent may not be unreasonably withheld, delayed or conditioned, unless otherwise specified. Each time that a party is obligated to take an action under this Agreement within a certain number of days such reference shall mean calendar days, unless otherwise indicated. As used in this Agreement and the other Transaction Documents, accounting terms not otherwise defined, or only partially defined, shall have the meanings given to them under GAAP. To the extent that the definitions of accounting terms in the Transaction Documents are inconsistent with the meanings of such terms under GAAP, the definitions contained in the Transaction Documents shall control.

         13.9    SEVERABILITY

         Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.10   CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms will have the meanings ascribed to them in this Section 13.10:

         "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         "BUYER DISCLOSURE SCHEDULE" shall mean the written information entitled "Buyer Disclosure Schedule to Asset Purchase Agreement" delivered prior to or on the date of this Agreement to the Seller describing the matters contained therein. Neither the Seller Parent nor the Seller will be entitled to claim that any fact or combination of facts constitutes a breach of any of the representations or warranties contained in this Agreement if and to the extent that such fact or combination of facts has been fairly disclosed in the Buyer Disclosure Schedule (in each case in sufficient detail to put a reasonable person on notice of the relevance of the facts or circumstances so disclosed). The inclusion, in and of itself, of any matter in the Buyer Disclosure Schedule shall not be deemed an admission or an acknowledgement or otherwise to imply that any such matter is material or outside the ordinary course of business for purposes of this Agreement.

         "BUYER MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, financial condition, or results of operations of the Buyer, or on the ability of the Buyer to consummate the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that Buyer Material Adverse Effect shall not be deemed to include the impact of (i) the public announcement of the transactions contemplated by this Agreement, (ii) changes affecting as a whole any industry in which the Buyer operates, (iii) any decline in the market price per share of Seller Parent common stock or Buyer Parent common stock, (iv) the implementation of changes in GAAP, (v) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (vi) actions or omissions of the Buyer or any of its Affiliates taken or permitted with the prior written consent of the Seller, and
(vii) the direct effects of compliance with the terms of this Agreement, including expenses incurred by the Buyer and its Affiliates in consummating the transactions contemplated by this Agreement.

         "BUYING SUBSIDIARIES" shall mean the wholly owned (directly or indirectly) subsidiaries of the Buyer Parent that the Buyer Parent will designate prior to the Closing to purchase certain portions of the Transferred Assets at the Closing pursuant hereto.

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, permit or similar affirmation, document or instrument.

         "CONTRACT" shall mean any contract, agreement, lease, sublease, license, sublicense, promissory note, indenture, mortgage, insurance policy, annuity or other binding commitment, whether written or oral, including any amendment to or extension of any of the foregoing.

         "DEFAULT" shall mean (i) any breach or violation of, or default under, any Contract, Law or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, or default under, any Contract, Law or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, or decrease or defer any rights under, any Contract, Law or Permit.

         "KNOWLEDGE OF THE BUYER," "KNOWN TO THE BUYER," "KNOWLEDGE OF THE BUYER PARENT," "KNOWN TO THE BUYER PARENT," "KNOWLEDGE OF THE BUYING SUBSIDIARIES," "KNOWN TO THE BUYING SUBSIDIARIES" or any other use of the capitalized term "KNOWLEDGE" with respect to the Buyer, the Buyer Parent and/or any Buying Subsidiary shall mean the actual, personal knowledge of those Persons listed in
Section 13.10(a) of the Buyer Disclosure Schedule.

         "KNOWLEDGE OF THE SELLER," "KNOWN TO THE SELLER," "KNOWLEDGE OF THE SELLER PARENT," "KNOWN TO THE SELLER PARENT," "KNOWLEDGE OF THE SELLING SUBSIDIARIES," "KNOWN TO THE SELLING SUBSIDIARIES" or any other use of the capitalized term "KNOWLEDGE" with respect to the Seller, the

Seller Parent and/or any Selling Subsidiary shall mean the actual, personal knowledge of those Persons listed in Section 13.10(b) of the Seller Disclosure Schedule.

         "LIEN" shall mean any lien, encumbrance, mortgage, pledge, hypothecation, security interest, conditional sale agreement, reservation, restriction or title retention or other security arrangement.

         "LITIGATION" shall mean any claim, complaint, grievance, arbitration, action, suit, inquiry, proceeding or investigation by or before any United States or foreign court or governmental or other regulatory or administrative agency or commission or arbitration tribunal.

         "PERMITTED LIENS" shall mean (i) Liens for current taxes or assessments that are not yet due and payable and that were incurred in the ordinary course of business, (ii) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier Liens or other similar Liens arising in the ordinary course of business, in each case for obligations which are not yet due and payable, (iii) other similar Liens which do not materially affect the value of the Transferred Assets subject to such Liens or the usefulness or marketability of such Transferred Assets, and (iv) the Liens identified in Section 13.10(c) of the Seller Disclosure Schedule.

         "PERSON" shall mean a natural person or any legal, commercial or governmental entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "SELLER DISCLOSURE SCHEDULE" shall mean the written information entitled "Seller Disclosure Schedule to Asset Purchase Agreement" delivered prior to or on the date of this Agreement to the Buyer describing the matters contained therein. The Buyer Parent and the Buyer will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the representations or warranties contained in this Agreement if and to the extent that such fact or combination of facts has been fairly disclosed in the Seller Disclosure Schedule (in each case in sufficient detail to put a reasonable person on notice of the relevance of the facts or circumstances so disclosed). The inclusion, in and of itself, of any matter in the Seller Disclosure Schedule shall not be deemed an admission or an acknowledgement or otherwise to imply that any such matter is material or outside the ordinary course of business for purposes of this Agreement.

         "SELLER MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, financial condition, or results of operations of the Transferred Business, or on the ability of the Seller to consummate the transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that Seller Material Adverse Effect shall not be deemed to include the impact of (i) the public announcement of the transactions contemplated by this Agreement, (ii) changes affecting as a whole any industry in which the Transferred Business or the Seller or any Selling Subsidiary operates, (iii) the pending business combination between UAL Corporation and US Airways Group, Inc. or the consummation thereof, (iv) the effectiveness of the Third Amended ITSA, the RSA and the Consent Letter with American Airlines, Inc., including the effectiveness of the requirement to further re-negotiate the Third

Amended ITSA pursuant to the terms thereof, (v) the failure to obtain any Consent required or asserted to be required under the US Airways ITSA, including any actual or potential litigation, arbitration or other proceeding relating thereto, (vi) any decline in the market price per share of Seller Parent common stock, (vii) the implementation of changes in GAAP, (viii) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (ix) actions or omissions of the Seller or any of its Affiliates taken or permitted with the prior written consent of the Buyer, and (x) the direct effects of compliance with the terms of this Agreement, including expenses incurred by the Seller and its Affiliates in consummating the transactions contemplated by this Agreement.

         "SELLING SUBSIDIARIES" shall mean the entities listed in Section 13.10(d) of the Seller Disclosure Schedule.

         "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments, including all gross receipts, sales, use, value added, ad valorem, real estate transfer, documentary stamp, gains, bulk sales, profits, license, withholding, payroll, employment, social security, unemployment, excise, severance, property or other similar taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto imposed by any United States federal, state, local or foreign governmental authority, but specifically excluding any taxes, duties, fees or charges imposed on or measured by net or gross income, capital stock or net worth or in the nature of an income, capital, franchise, or net worth tax.

         "TAX RETURN" shall mean any return, report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign governmental authority in connection with any determination, assessment or collection of any Tax or other administration of any Laws, regulations or administrative requirements.

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Transition Agreement, the Lease Assignments, the Trinity Lease Agreement, the Shared Facilities Agreement, the Technology License Agreement, the Outsourcing Agreement, the Subcontracting Agreement, the Commercial Agreement, the TMD Marketing Agreement, the Revenue Sharing Agreement, the Alignment of Interests Agreement, the Other Conveyance Documents, the Assignment and Assumption Agreements, the Bills of Sale, the Contingent Note, the Guaranty and all other agreements (other than the Cherokee Purchase Agreement and the Air Services Business Letter of Intent) contemplated by this Agreement or otherwise executed in connection with this Agreement or the Closing, including all exhibits and schedules hereto and thereto, and all certificates delivered in connection herewith and therewith.

         13.11   RELATIONSHIP OF THE PARTIES

         The relationship between the Seller Parent and the Seller on the one hand, and the Buyer Parent and the Buyer on the other hand established by this Agreement is solely that of vendor and vendee and nothing contained herein shall be deemed to create a joint venture among the

Buyer Parent and the Buyer, and the Seller Parent and the Seller. No party, its agents or employees shall be deemed the agent or servant of another party and no party shall have the right or authority to enter into any contract or commitment, in the name of or on behalf of the other party, or purport to bind the other party in any manner whatsoever.

         13.12   ASSIGNMENTS

         Except as otherwise expressly provided in this Agreement, this Agreement may not be assigned (whether by operation of law or otherwise) by any party hereto without the prior written consent of the other party; provided, however, that the Seller and the Buyer each shall have the right, without the consent of any other party hereto, to assign or delegate to any of its direct or indirect subsidiaries any or all rights or obligations under this Agreement; provided further, that Buyer has the right, without the consent of any other party hereto, to assign or delegate to any Person that directly or indirectly provides financing to Buyer for purposes of consummating the acquisition of the Transferred Assets or any of the other transactions contemplated by this Agreement any or all rights or obligations under this Agreement; provided further, that any such assignment or delegation shall not relieve the assigning party from responsibility for performance of its obligations under this Agreement.

         13.13   BINDING EFFECT; BENEFITS

         This Agreement shall inure to the benefit of, and be binding upon, the parties to it and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person (including any Designated Employee or Transferred Employee) other than the parties to it and their respective successors, permitted assigns and other transferees, any rights or remedies under or by reason of this Agreement. The Seller agrees to cause its respective successors and permitted assigns to agree in writing to perform all of its covenants and agreements contained in this Agreement upon a sale of all or substantially all of the assets of the Seller.

         13.14   GOOD FAITH DEALING

         As concerns every provision of this Agreement, each party agrees to act reasonably and in good faith unless a provision expressly states that such party may act in its sole discretion.

         13.15   COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties as of the date first above written.

                                     EDS INFORMATION SERVICES L.L.C.


                                     By:
                                        ------------------------------------
                                     Name:    Richard H. Brown
                                     Title:   President

                                     ELECTRONIC DATA SYSTEMS CORPORATION


                                     By:
                                        ------------------------------------
                                     Name:    Richard H. Brown
                                     Title:   Chairman and CEO

                                     SABRE INC.

                                     By:
                                        ------------------------------------
                                     Name:    William J. Hannigan
                                     Title:   Chairman, President and Chief
                                              Executive Officer

                                     SABRE HOLDINGS CORPORATION


                                     By:
                                        ------------------------------------
                                     Name:    William J. Hannigan
                                     Title:   Chairman, President and Chief
                                              Executive Officer

               INDEX OF DEFINED TERMS



Term                                             Page
----                                             ----

1996 LTIP..........................................58
2000 SOP...........................................59
2002 LTIP Options..................................58
2002 SOP Options...................................59
2003 LTIP Options..................................58
2003 SOP Options...................................60
AA Incoming Transition Revenues....................10
AA Non-Transition Revenues.........................10
AA Outgoing Transition Revenues....................10
AAA................................................70
Acquisition Transaction............................46
Affiliate..........................................77
Agreed Allocation..................................15
Agreed Price.......................................58
Agreement...........................................1
Air Services Business Letter of Intent..............1
Alignment of Interests Agreement...................18
American Airlines...................................1
Assigned Customer Agreements........................3
Assignment and Assumption Agreements...............17
Assumed Liabilities.................................6
Bills of Sale......................................17
Books and Records...................................4
Buyer...............................................1
Buyer 401(k) Plan..................................34
Buyer Confidential Information.....................43
Buyer Consents.....................................38
Buyer Disclosure Schedule..........................77
Buyer Entity.......................................50
Buyer Global Share Plan............................60
Buyer Group........................................67
Buyer Home Country Plans...........................53
Buyer Incentive Plan...............................58
Buyer Material Adverse Effect......................77
Buyer Options......................................58
Buyer Parent........................................1
Buyer Retiree Medical Plan.........................61
Buyer Retirement Plan..............................61
CERCLA.............................................30
Cherokee Purchase Agreement.........................1
Claim..............................................66
Clawback Amount.....................................9
Closing............................................16
Closing Cash Payment................................8
Closing Date.......................................17
Collective Bargaining Agreements...................56
Commercial Agreement...............................18
Consent............................................78
Consent Letter......................................2
Contest............................................14
Contingent Note.....................................9
Contract...........................................78
Customer Accounts Receivable........................3
Damages............................................67
Databases..........................................49
Default............................................78
Default Allocation.................................16
Deferred Payment Retention.........................10
Deferred Transferred Assets........................20
Designated Employees...............................50
Dispute............................................70
Domestic Designated Employees......................50
Domestic Employee Transition Date..................50
Domestic Transferred Employees.....................50
Employee Costs.....................................51
Employee Transition Date...........................51
Environmental Diligence Period.....................41
Environmental Law..................................30
ERISA..............................................33
ERISA Affiliate....................................33
ERISA Plans........................................33
Excess Non-Domestic Employee Benefits..............51
Excess Tax Payment.................................13
Expatriate Agreement...............................54
Expatriate Employees...............................53
Financed Hardware..................................26
Financial Statements...............................24
First Deferred Payment Retention....................9


First Deferred Premium Payment Amount..............10
Fixed Amount........................................9
Foreign Country....................................51
Foreign Employment Agreement.......................51
Foreign Plan.......................................33
GAAP...............................................24
Grant Date.........................................59
Guaranty............................................9
Hazardous Materials................................30
Hire Date..........................................52
Home Country.......................................53
HSR Act............................................23
I2M Strawman.......................................29
Identified Environmental Condition.................41
Income Statements..................................24
Indemnified Party..................................68
Indemnifying Party.................................68
Independent Auditor................................11
Intellectual Property Rights........................5
In-the-Money Options...............................58
Knowledge of the Buyer.............................78
Knowledge of the Seller............................78
Laws...............................................35
Lease Assignments..................................17
Leasehold Interests.................................2
Lien...............................................78
Litigation.........................................78
Logistics Business..................................6
Make Whole Payment..................................9
New Hire...........................................52
Non-Domestic Designated Employees..................51
Non-Domestic Employee Transition Date..............51
Non-Domestic Severance Costs.......................51
Non-Domestic Transferred Employee..................52
Option Issuance Agreement..........................29
Option One.........................................29
Other Conveyance Documents.........................17
Outside Termination Date...........................72
Outsourced Services................................18
Outsourcing Agreement..............................18
Outsourcing Business................................6
Past Service.......................................57
Permits.............................................4
Permitted Liens....................................78
Person.............................................79
Plans..............................................33
Post-Closing Period................................14
Pre-Closing Period.................................14
Premises............................................2
Prepaid Items.......................................4
Pro Rata VCP Bonus.................................57
Purchase Price......................................8
Rail Business.......................................6
Required Governmental Consents.....................64
Retained Assets.....................................4
Retained Business...................................6
Retained Databases.................................50
Retained Liabilities................................7
Revenue Sharing Agreement..........................18
RSA.................................................1
Sabre...............................................1
Second Amended ITSA.................................1
Second Deferred Payment Retention..................10
Second Deferred Premium Payment Amount.............10
Seconded Employees.................................55
Secondment Period..................................55
Security Agreement.................................18
Seller..............................................1
Seller 401(k) Plan.................................34
Seller Confidential Information....................45
Seller Consents....................................23
Seller Disclosure Schedule.........................79
Seller Group.......................................67
Seller Home Country Plans..........................53
Seller Material Adverse Effect.....................79
Seller Options.....................................58
Seller Parent.......................................1
Seller Performance Shares..........................59
Seller Pro Rata Share..............................21
Seller Retiree Medical Plan........................61
Selling Subsidiaries...............................79
Shared Consent Costs...............................21
Shared Facilities Agreement........................17
Significant Personnel..............................62
Software............................................5
Software Licenses...................................3
Specified Claims...................................67
Specified Contracts................................27


                      -2-


Statement of Assets and Liabilities................24
Straddle Period....................................14
Subcontracting Agreement...........................18
T2 Option..........................................29
Tangible Assets.....................................3
Tax................................................79
Tax Return.........................................80
Taxes..............................................79
Technology License Agreement.......................18
Termination Date...................................66
Third Amended ITSA..................................1
Third Party Claim Notice...........................68
Third Party Claims.................................68
TMD Marketing Agreement............................18
TPI................................................29
Transaction Documents..............................80
Transfer Taxes.....................................12
Transferred Assets..................................2
Transferred Books and Records.......................4
Transferred Business................................6
Transferred Business Confidential Information......44
Transferred Contracts...............................3
Transferred Databases..............................49
Transferred Employee...............................52
Transferred Leased Real Property....................2
Transferred Leases..................................6
Transferred Permits.................................4
Transferred Personal Property.......................4
Transferred Software Licenses.......................3
Transferred Tangible Assets.........................3
Transferred Vendor Contracts........................3
Transition Agreement................................1
Transition Provisions..............................67
Travel Privileges Continuation Agreement...........57
Travel Privileges Providers........................57
Trinity Lease Agreement............................17
U.S. Plans.........................................33
UAL................................................36
US Airways ITSA....................................29
WARN...............................................32
WARN Obligations...................................63
Web Hosting Business................................6


                                    EXHIBIT INDEX



Exhibit                            Description
-------                            -----------
1..................................Transition Agreement
2..................................Cherokee Purchase Agreement
3..................................Air Services Business Letter of Intent
3.1(c)(i)..........................Contingent Note
3.1(c)(ii).........................Guaranty
4.2(a)(iii)........................Form Lease Assignments
4.2(a)(iv).........................Trinity Lease Agreement
4.2(a)(v)..........................Shared Facilities Agreement
4.2(a)(ix).........................Outsourcing Agreement
4.2(a)(x)..........................Technology License Agreement
4.2(a)(xi).........................Statement of Principal Terms of Subcontracting Agreement
4.2(a)(xii)........................Commercial Agreement
4.2(a)(xiii).......................TMD Marketing Agreement
4.2(a)(xiv)........................Revenue Sharing Agreement
4.2(a)(xv).........................Alignment of Interests Agreement
4.2(a)(xix)........................Matters to be Covered by Legal Opinion of Counsel to the
                                   Seller and the Seller Parent
4.2(b)(xviii)......................Matters to be covered by Legal Opinion of Counsel to the
                                   Buyer and the Buyer Parent

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